Filed Pursuant to Rule 424(b)(3)

Registration No. 333-189641

PROSPECTUS SUPPLEMENT NO. 1

(TO THE PROSPECTUS DATED MAY 1, 2014)

Eastern Virginia Bankshares, Inc.

5,240,192 Shares of Series B Preferred Stock

9,890,111 Shares of Common Stock

(Including 5,240,192 Shares Underlying the Series B Preferred Stock)

This prospectus supplement no. 1 supplements the prospectus, dated May 1, 2014, relating to the securities listed below that may be offered for sale from time to time by the persons named in the prospectus (and their transferees) (the “Selling Securityholders”) identified in “Selling Securityholders” beginning on page 31 of the prospectus who currently own such securities or may acquire such securities upon the conversion or exchange of securities currently held. This prospectus supplement no. 1 should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement no. 1. If there is any inconsistency between the information in the prospectus and this prospectus supplement no. 1, you should rely on the information in this prospectus supplement no. 1.

Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus supplement no. 1 and the prospectus, including the “Risk Factors“ beginning on page 6 of the prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into the prospectus, before investing in any of the securities. See “Incorporation of Certain Information by Reference” on page iii of the prospectus.

The prospectus, as supplemented, covers the following securities (collectively, the “Securities”):

•	5,240,192 shares of our non-voting mandatorily convertible non-cumulative preferred stock, series B (the “Series B Preferred Stock”) (which shares of Series B Preferred Stock will automatically convert into shares of our common stock, $2.00 par value per share (the “common stock”), in the hands of a transferee immediately upon consummation of a “Permitted Transfer” (as defined in the prospectus)); and

•	9,890,111 shares of our common stock, including 5,240,192 shares issuable upon conversion of 5,240,192 shares of our Series B Preferred Stock.

This prospectus supplement no. 1 is filed for the purpose of including in the prospectus the information contained in the attached quarterly report on Form 10-Q for the quarter ended March 31, 2014, which was filed with the Securities and Exchange Commission on May 15, 2014, and the attached current reports on Form 8-K, which were filed with the Securities and Exchange Commission on May 22, 2014 and May 30, 2014.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities regulator has approved or disapproved of these Securities or determined if this prospectus supplement no. 1 (or the prospectus, including any supplements or amendments thereto) is accurate or complete. Any representation to the contrary is a criminal offense.

These Securities are not deposits, accounts or other obligations of our bank subsidiary or any of our non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus supplement is June 6, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2014

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                          to

Commission File Number: 000-23565

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1866052
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

(804) 443-8400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of the registrant’s Common Stock outstanding as of May 12, 2014 was 11,862,367.

EASTERN VIRGINIA BANKSHARES, INC.

1

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets:
Cash and due from banks	$12,923	$13,944
Interest bearing deposits with banks	12,152	5,402
Securities available for sale, at fair value	235,057	234,935
Securities held to maturity, at carrying value (fair value of $34,858 and $34,521, respectively)	34,780	35,495
Restricted securities, at cost	7,061	5,549
Loans, net of allowance for loan losses of $14,906 and $14,767, respectively	668,046	642,430
Deferred income taxes, net	16,967	18,937
Bank premises and equipment, net	21,672	21,446
Accrued interest receivable	4,078	3,893
Other real estate owned, net of valuation allowance of $206 and $254, respectively	557	800
Goodwill	15,970	15,970
Bank owned life insurance	21,294	21,158
Other assets	6,914	7,115
Total assets	$1,057,471	$1,027,074

Liabilities and Shareholders' Equity:
Liabilities
Noninterest-bearing demand accounts	$135,433	$126,861
Interest-bearing deposits	691,501	707,601
Total deposits	826,934	834,462
Federal funds purchased and repurchase agreements	3,300	3,009
Short-term borrowings	75,000	41,940
Trust preferred debt	10,310	10,310
Accrued interest payable	1,399	1,324
Other liabilities	3,154	3,080
Total liabilities	920,097	894,125

Shareholders' Equity
Preferred stock, $2 par value per share, authorized 10,000,000 shares, issued and outstanding:
Series A; $1,000 stated value per share, 24,000 shares fixed rate cumulative perpetual preferred	24,000	24,000
Series B; 5,240,192 shares non-voting mandatorily convertible non-cumulative preferred	10,480	10,480
Common stock, $2 par value per share, authorized 50,000,000 shares, issued and outstanding
11,862,367 including 73,500 nonvested shares in 2014 and 2013, respectively	23,578	23,578
Surplus	42,717	42,697
Retained earnings	41,577	39,581
Warrant	1,481	1,481
Accumulated other comprehensive loss, net	(6,459)	(8,868)
Total shareholders' equity	137,374	132,949

Total liabilities and shareholders' equity	$1,057,471	$1,027,074

The accompanying notes are an integral part of the consolidated financial statements.

2

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Interest and Dividend Income
Interest and fees on loans	$8,550	$8,956
Interest on investments:
Taxable interest income	1,507	1,422
Tax exempt interest income	213	88
Dividends	102	86
Interest on deposits with banks	4	25
Total interest and dividend income	10,376	10,577

Interest Expense
Deposits	987	1,274
Federal funds purchased and repurchase agreements	5	5
Short-term borrowings	35	-
Long-term borrowings	-	1,174
Trust preferred debt	88	87
Total interest expense	1,115	2,540
Net interest income	9,261	8,037
Provision for Loan Losses	250	600
Net interest income after provision for loan losses	9,011	7,437
Noninterest Income
Service charges and fees on deposit accounts	822	766
Debit/credit card fees	309	333
Gain on sale of available for sale securities, net	380	467
Gain on sale of bank premises and equipment	5	1
Other operating income	376	381
Total noninterest income	1,892	1,948
Noninterest Expenses
Salaries and employee benefits	4,586	4,149
Occupancy and equipment expenses	1,319	1,256
Telephone	211	255
FDIC expense	332	587
Consultant fees	343	216
Collection, repossession and other real estate owned	67	126
Marketing and advertising	167	234
(Gain) loss on sale of other real estate owned	(13)	37
Impairment losses on other real estate owned	5	10
Other operating expenses	1,161	1,086
Total noninterest expenses	8,178	7,956
Income before income taxes	2,725	1,429
Income Tax Expense	729	349
Net Income	$1,996	$1,080
Effective dividend on Series A Preferred Stock	518	376

Net income available to common shareholders	$1,478	$704
Income per common share: basic	$0.12	$0.12
Income per common share: diluted	$0.09	$0.12

The accompanying notes are an integral part of the consolidated financial statements.

3

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (unaudited)

(dollars in thousands)

	Three Months Ended
	March 31,
	2014	2013
Net income	$1,996	$1,080
Other comprehensive income (loss), net of tax:
Unrealized securities gains (losses) arising during
period (net of tax, $1,355 and $83, respectively)	2,632	(163)
Amortization of unrealized losses on securities transferred from
available for sale to held to maturity (net of tax, $15 and $0, respectively)	28	-
Less: reclassification adjustment for securities gains
included in net income (net of tax, $129 and $159, respectively)	(251)	(308)
Other comprehensive income (loss)	2,409	(471)
Comprehensive income	$4,405	$609

The accompanying notes are an integral part of the consolidated financial statements.

4

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity (unaudited)

For the Three Months Ended March 31, 2014 and 2013

(dollars in thousands)

						Accumulated
		Preferred	Preferred			Other
	Common	Stock	Stock		Retained	Comprehensive
	Stock	Series A (1)	Series B	Surplus	Earnings	Income (Loss)	Total
Balance, December 31, 2012	$12,060	$25,177	$-	$19,521	$42,517	$436	$99,711
Net income					1,080		1,080
Other comprehensive (loss)						(471)	(471)
Preferred stock discount		76			(76)		-
Stock based compensation	-	-	-	7	-	-	7
Balance, March 31, 2013	$12,060	$25,253	$-	$19,528	$43,521	$(35)	$100,327

Balance, December 31, 2013	$23,578	$25,481	$10,480	$42,697	$39,581	$(8,868)	$132,949
Net income					1,996		1,996
Other comprehensive income						2,409	2,409
Stock based compensation	-	-	-	20	-	-	20
Balance, March 31, 2014	$23,578	$25,481	$10,480	$42,717	$41,577	$(6,459)	$137,374

(1) For the purposes of this table, Preferred Stock Series A includes the effect of the warrant issued in connection with the sale of the Series A Preferred Stock and the discount on such preferred stock.

The accompanying notes are an integral part of the consolidated financial statements.

5

Eastern Virginia Bankshares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended
	March 31,
	2014	2013
Operating Activities:
Net income	$1,996	$1,080
Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for loan losses	250	600
Depreciation and amortization	527	511
Stock based compensation	20	7
Net amortization of premiums and accretion of discounts
on investment securities, net	770	1,113
(Gain) realized on securities available for sale transactions, net	(380)	(467)
(Gain) on sale of bank premises and equipment	(5)	(1)
(Gain) loss on sale of other real estate owned	(13)	37
Impairment losses on other real estate owned	5	10
(Gain) on LLC investments	(24)	(44)
Deferred income taxes	729	278
Net change in:
Accrued interest receivable	(185)	(124)
Other assets	89	58
Accrued interest payable	75	40
Other liabilities	74	389
Net cash provided by operating activities	3,928	3,487
Investing Activities:
Purchase of securities available for sale	(5,024)	(28,295)
Purchase of restricted securities	(2,998)	-
Purchases of bank premises and equipment	(753)	(225)
Net change in loans	(26,002)	11,890
Proceeds from:
Maturities, calls, and paydowns of securities available for sale	4,665	7,241
Maturities, calls, and paydowns of securities held to maturity	619	-
Sales of securities available for sale	3,593	23,366
Sale of restricted securities	1,486	302
Sale of bank premises and equipment	5	1
Sale of other real estate owned	387	2,264
Net cash (used in) provided by investing activities	(24,022)	16,544
Financing Activities:
Net change in:
Demand, interest-bearing demand and savings deposits	(6,288)	14,394
Time deposits	(1,240)	2,463
Federal funds purchased and repurchase agreements	291	227
Short-term borrowings	33,060	-
Net cash provided by financing activities	25,823	17,084
Net increase in cash and cash equivalents	5,729	37,115
Cash and cash equivalents, January 1	19,346	46,599
Cash and cash equivalents, March 31	$25,075	$83,714
Supplemental disclosure:
Interest paid	$1,040	$2,500
Supplemental disclosure of noncash investing and financing activities:
Unrealized gains (losses) on securities available for sale	$3,607	$(713)
Loans transferred to other real estate owned	$(136)	$(552)

The accompanying notes are an integral part of the consolidated financial statements.

6

EASTERN VIRGINIA BANKSHARES, INC. AND SUBSIDIARIES

Notes to the Interim Consolidated Financial Statements

(unaudited)

Note 1. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying unaudited consolidated financial statements of Eastern Virginia Bankshares, Inc. (the “Parent”) and its subsidiaries, EVB Statutory Trust I (the “Trust”), and EVB (the “Bank”) and its subsidiaries, are in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q adopted by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”).

The accompanying unaudited consolidated financial statements include the accounts of the Parent, the Bank and its subsidiaries, collectively referred to as the “Company.” All significant intercompany balances and transactions have been eliminated in consolidation. In addition, the Parent owns the Trust which is an unconsolidated subsidiary. The subordinated debt owed to this trust is reported as a liability of the Parent.

Nature of Operations

Eastern Virginia Bankshares, Inc. is a bank holding company headquartered in Tappahannock, Virginia that was organized and chartered under the laws of the Commonwealth of Virginia on September 5, 1997 and commenced operations on December 29, 1997. The Company conducts its primary operations through its wholly-owned bank subsidiary, EVB. Two of EVB’s three predecessor banks, Bank of Northumberland, Inc. and Southside Bank, were established in 1910. The third bank, Hanover Bank, was established as a de novo bank in 2000. In April 2006, these three banks were merged and the surviving bank was re-branded as EVB. The Bank provides a full range of banking and related financial services to individuals and businesses through its network of retail branches. With twenty-one retail branches, the Bank serves diverse markets that primarily are in the counties of Essex, Gloucester, Hanover, Henrico, King and Queen, King William, Lancaster, Middlesex, New Kent, Richmond, Northumberland, Southampton, Surry, Sussex and the City of Colonial Heights. The Bank operates under a state bank charter and as such is subject to regulation by the Virginia State Corporation Commission Bureau of Financial Institutions (the “Bureau”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Bank owns EVB Financial Services, Inc., which in turn has a 100% ownership interest in EVB Investments, Inc. and through March 31, 2011 a 50% ownership interest in EVB Mortgage, LLC. EVB Investments, Inc. is a full-service brokerage firm offering a comprehensive range of investment services. EVB Mortgage, LLC was formed to originate and sell residential mortgages. Due to the uncertainties surrounding potential regulatory pressures regarding the origination and funding of mortgage loans on one to four family residences, the Company decided in March 2011 to cease the operations of EVB Mortgage, LLC as a joint venture with Southern Trust Mortgage, LLC. On April 1, 2011, the Company entered into an independent contractor agreement with Southern Trust Mortgage, LLC. Under the terms of this agreement, the Company advises and consults with Southern Trust Mortgage, LLC and facilitates the marketing and brand recognition of their mortgage business. In addition, the Company provides Southern Trust Mortgage, LLC with offices at five retail branches in the Company’s market area and access to office equipment at these locations during normal working hours. For its services, the Company receives fixed monthly compensation from Southern Trust Mortgage, LLC in the amount of $1 thousand, which is adjustable on a quarterly basis. On March 26, 2014, the Bank agreed to acquire a 4.9% ownership interest in Southern Trust Mortgage, LLC, and completed this transaction on May 15, 2014.  For additional information about the Bank’s acquisition of a 4.9% ownership interest in Southern Trust Mortgage, LLC, see Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Strategic Initiatives.”

The Bank has a 75% ownership interest in EVB Title, LLC, which primarily sold title insurance to the mortgage loan customers of the Bank and EVB Mortgage, LLC. Effective January 2014, the Bank ceased operations of EVB Title, LLC due to low volume and profitability. The Bank has a 2.33% ownership in Bankers Insurance, LLC, which primarily sells insurance products to customers of the Bank, and other financial institutions that have an equity interest in the agency. The Bank also has a 100% ownership interest in Dunston Hall LLC, POS LLC, Tartan Holdings LLC and ECU-RE LLC which were formed to hold the title to real estate acquired by the Bank upon foreclosure on property of real estate secured loans. The financial position and operating results of all of these subsidiaries are not significant to the Company as a whole and are not considered principal activities of the Company at this time. The Company’s stock trades on the NASDAQ Global Select Market under the symbol “EVBS.”

7

Basis of Presentation

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, impairment of loans, impairment of securities, the valuation of other real estate owned, the projected benefit obligation under the defined benefit pension plan, the valuation of deferred taxes, goodwill impairment and fair value of financial instruments. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of operations in these interim financial statements, have been made. Certain prior year amounts have been reclassified to conform to the 2014 presentation. These reclassifications have no effect on previously reported net income.

Recent Accounting Pronouncements

In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-01, “Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments in this ASU should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this ASU are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company does not expect the adoption of ASU 2014-01 to have a material impact on its consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, “Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The Company is currently assessing the impact that ASU 2014-04 will have on its consolidated financial statements.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” The amendments in this ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results and include disposals of a major geographic area, a major line of business, or a major equity method investment. The new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. Additionally, the new guidance requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Company does not expect the adoption of ASU 2014-08 to have a material impact on its consolidated financial statements.

8

Note 2. Investment Securities

The amortized cost and estimated fair value, with gross unrealized gains and losses, of securities at March 31, 2014 and December 31, 2013 were as follows:

(dollars in thousands)		March 31, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
Available for Sale:	Cost	Gains	Losses	Value
Obligations of U.S. Government agencies	$14,990	$-	$1,130	$13,860
SBA Pool securities	88,814	41	3,128	85,727
Agency mortgage-backed securities	37,275	163	854	36,584
Agency CMO securities	40,704	153	1,135	39,722
Non agency CMO securities*	1,154	3	-	1,157
State and political subdivisions	59,748	274	2,941	57,081
Pooled trust preferred securities	463	289	-	752
FNMA and FHLMC preferred stock	10	164	-	174
Total	$243,158	$1,087	$9,188	$235,057

*The combined unrealized loss on these securities was less than $1.

(dollars in thousands)		December 31, 2013
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
Available for Sale:	Cost	Gains	Losses	Value
Obligations of U.S. Government agencies	$14,989	$-	$1,599	$13,390
SBA Pool securities	89,531	35	3,531	86,035
Agency mortgage-backed securities	36,261	104	1,111	35,254
Agency CMO securities	43,277	62	1,961	41,378
Non agency CMO securities*	1,304	2	-	1,306
State and political subdivisions	60,834	177	4,669	56,342
Pooled trust preferred securities	467	282	-	749
FNMA and FHLMC preferred stock	22	459	-	481
Total	$246,685	$1,121	$12,871	$234,935

*The combined unrealized loss on these securities was less than $1.

(dollars in thousands)	March 31, 2014
		Unrealized
		Losses		Gross	Gross	Estimated
	Amortized	Recorded	Carrying	Unrealized	Unrealized	Fair
Held to Maturity:	Cost	in AOCI*	Value	Gains	Losses	Value
Agency CMO securities	$12,482	$95	$12,387	$94	$84	$12,397
State and political subdivisions	23,225	832	22,393	149	81	22,461
Total	$35,707	$927	$34,780	$243	$165	$34,858

*Represents the unrealized holding gain or loss at the date of transfer from available for sale to held to maturity, net of any accretion.

(dollars in thousands)	December 31, 2013
		Unrealized
		Losses		Gross	Gross	Estimated
	Amortized	Recorded	Carrying	Unrealized	Unrealized	Fair
Held to Maturity:	Cost	in AOCI*	Value	Gains	Losses	Value
Agency CMO securities	$12,598	$98	$12,500	$-	$547	$11,953
State and political subdivisions	23,867	872	22,995	4	431	22,568
Total	$36,465	$970	$35,495	$4	$978	$34,521

*Represents the unrealized holding gain or loss at the date of transfer from available for sale to held to maturity, net of any accretion.

9

There are no securities classified as “Trading” at March 31, 2014 or December 31, 2013. During the fourth quarter of 2013, the Company transferred securities with an amortized cost of $35.5 million, previously designated as “Available for Sale”, to “Held to Maturity” classification. The fair value of those securities as of the date of the transfer was $34.5 million, reflecting gross unrealized loss of $994 thousand. The gross unrealized loss was recorded in Accumulated Other Comprehensive Income and is being amortized over the remaining life of the securities as an adjustment to interest income, beginning during the fourth quarter of 2013. The Company’s mortgage-backed securities consist entirely of residential mortgage-backed securities. The Company does not hold any commercial mortgage-backed securities. The Company’s mortgage-backed securities are all agency backed and rated Aaa and AA+ by Moody and S&P, respectively, with no subprime issues.

The Company’s pooled trust preferred securities include one senior issue of Preferred Term Securities XXVII which is current on all payments and on which the Company took an impairment charge in the third quarter of 2009 to reduce the Company’s book value to the market value at September 30, 2009. As of March 31, 2014, that security has an estimated fair value that is $289 thousand greater than its amortized cost after impairment. During the second quarter of 2010, the Company recognized an impairment charge in the amount of $77 thousand on the Company’s investment in Preferred Term Securities XXIII mezzanine tranche, thus reducing the book value of this investment to $0. The decision to recognize the other-than-temporary impairment was based upon an analysis of the market value of the discounted cash flow for the security as provided by Moody’s at June 30, 2010, which indicated that the Company was unlikely to recover any of its remaining investment in these securities.

The amortized cost, carrying value and estimated fair values of securities at March 31, 2014, by the earlier of contractual maturity or expected maturity, are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations without penalties.

(dollars in thousands)	March 31, 2014
Available for Sale:	Amortized Cost	Estimated Fair Value

Due in one year or less	$3,429	$3,181
Due after one year through five years	47,064	46,752
Due after five years through ten years	166,742	159,609
Due after ten years	25,923	25,515
Total	$243,158	$235,057

(dollars in thousands)	March 31, 2014
Held to Maturity:	Carrying Value	Estimated Fair Value

Due in one year or less	$-	$-
Due after one year through five years	5,237	5,187
Due after five years through ten years	28,796	28,913
Due after ten years	747	758
Total	$34,780	$34,858

Proceeds from the sales of securities available for sale for the three months ended March 31, 2014 and 2013 were $3.6 million and $23.4 million, respectively. Net realized gains on the sales of securities available for sale for the three months ended March 31, 2014 and 2013 were $380 thousand and $467 thousand, respectively. Proceeds from maturities, calls and paydowns of securities available for sale for the three months ended March 31, 2014 and 2013 were $4.7 million and $7.2 million, respectively. Proceeds from maturities, calls and paydowns of securities held to maturity for the three months ended March 31, 2014 were $619 thousand. There were no securities classified as held to maturity for the three months ended March 31, 2013.

The Company pledges securities to secure public deposits, balances with the Federal Reserve Bank of Richmond (the “Reserve Bank”) and repurchase agreements. Securities with an aggregate book value of $60.4 million and an aggregate fair value of $59.8 million were pledged at March 31, 2014. Securities with an aggregate book value of $88.8 million and an aggregate fair value of $85.0 million were pledged at December 31, 2013.

10

Securities in an unrealized loss position at March 31, 2014, by duration of the period of the unrealized loss, are shown below:

	March 31, 2014
(dollars in thousands)	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Obligations of U.S. Government agencies	$5,918	$284	$9,650	$846	$15,568	$1,130
SBA Pool securities	57,531	2,349	21,205	779	78,736	3,128
Agency mortgage-backed securities	18,323	510	7,486	344	25,809	854
Agency CMO securities	28,600	629	10,661	590	39,261	1,219
Non agency CMO securities*	61	-	-	-	61	-
State and political subdivisions	44,654	1,638	15,436	1,384	60,090	3,022
Total	$155,087	$5,410	$64,438	$3,943	$219,525	$9,353

*The combined unrealized loss on these securities was less than $1.

The Company reviews the investment securities portfolio on a quarterly basis to monitor its exposure to other-than-temporary impairment that may result due to adverse economic conditions and associated credit deterioration. A determination as to whether a security’s decline in market value is other-than-temporary takes into consideration numerous factors and the relative significance of any single factor can vary by security. Some factors the Company may consider in the other-than-temporary impairment analysis include the length of time the security has been in an unrealized loss position, changes in security ratings, financial condition of the issuer, as well as security and industry specific economic conditions. In addition, the Company may also evaluate payment structure, whether there are defaulted payments or expected defaults, prepayment speeds, and the value of any underlying collateral. For certain securities in unrealized loss positions, the Company will enlist independent third-party firms to prepare cash flow analyses to compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security.

Based on the Company’s evaluation, management does not believe any unrealized loss at March 31, 2014, represents an other-than-temporary impairment as these unrealized losses are primarily attributable to current financial market conditions for these types of investments, particularly changes in interest rates, which rose during 2013 causing bond prices to decline, and are not attributable to credit deterioration. At March 31, 2014, there are 171 debt securities with fair values totaling $219.5 million considered temporarily impaired. Of these debt securities, 122 with fair values totaling $155.1 million were in an unrealized loss position of less than 12 months and 49 with fair values totaling $64.4 million were in an unrealized loss position of 12 months or more. Because the Company intends to hold these investments in debt securities until recovery of the amortized cost basis and it is more likely than not that the Company will not be required to sell these investments before a recovery of unrealized losses, the Company does not consider these investments to be other-than-temporarily impaired at March 31, 2014 and no impairment has been recognized. At March 31, 2014, there are no equity securities in an unrealized loss position.

Securities in an unrealized loss position at December 31, 2013, by duration of the period of the unrealized loss, are shown below.

	December 31, 2013
(dollars in thousands)	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
Obligations of U.S. Government agencies	$5,436	$558	$7,954	$1,041	$13,390	$1,599
SBA Pool securities	68,163	3,131	11,156	400	79,319	3,531
Agency mortgage-backed securities	21,834	863	4,172	248	26,006	1,111
Agency CMO securities	39,860	1,962	7,788	546	47,648	2,508
Non agency CMO securities*	67	-	-	-	67	-
State and political subdivisions	61,316	3,455	11,855	1,645	73,171	5,100
Total	$196,676	$9,969	$42,925	$3,880	$239,601	$13,849

*The combined unrealized loss on these securities was less than $1.

11

The table below presents a roll forward of the credit loss component recognized in earnings (referred to as “credit-impaired debt securities”) on debt securities held by the Company for which a portion of an other-than-temporary impairment was recognized in other comprehensive income during 2009. Changes in the credit loss component of credit-impaired debt securities were:

Three Months Ending
(dollars in thousands)	March 31, 2014
Balance, beginning of period	$339
Additions
Initial credit impairments	-
Subsequent credit impairments	-
Reductions
Subsequent chargeoff of previously impaired credits	-
Balance, end of period	$339

The Company’s investment in Federal Home Loan Bank of Atlanta (“FHLB”) stock totaled $4.3 million and $3.2 million at March 31, 2014 and December 31, 2013, respectively. FHLB stock is generally viewed as a long-term investment and as a restricted investment security, which is carried at cost, because there is no market for the stock other than the FHLBs or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. Because the FHLB generated positive net income for each quarterly period beginning January 1, 2010, and ending March 31, 2014, the Company does not consider this investment to be other-than-temporarily impaired at March 31, 2014 and no impairment has been recognized. FHLB stock is included in a separate line item on the consolidated balance sheets (Restricted securities, at cost) and is not part of the Company’s securities available for sale portfolio.

12

Note 3. Loan Portfolio

The following table sets forth the composition of the Company’s loan portfolio in dollar amounts and as a percentage of the Company’s total gross loans at the dates indicated:

	March 31, 2014		December 31, 2013
(dollars in thousands)	Amount	Percent	Amount	Percent
Commercial, industrial and agricultural	$54,385	7.96%	$53,673	8.17%
Real estate - one to four family residential:
Closed end first and seconds	242,280	35.48%	218,472	33.25%
Home equity lines	98,287	14.39%	99,839	15.19%
Total real estate - one to four family residential	340,567	49.87%	318,311	48.44%
Real estate - multifamily residential	20,418	2.99%	18,077	2.75%
Real estate - construction:
One to four family residential	16,733	2.45%	16,169	2.46%
Other construction, land development and other land	24,217	3.55%	21,690	3.30%
Total real estate - construction	40,950	6.00%	37,859	5.76%
Real estate - farmland	7,024	1.03%	8,172	1.24%
Real estate - non-farm, non-residential:
Owner occupied	126,837	18.57%	126,569	19.26%
Non-owner occupied	74,058	10.84%	74,831	11.39%
Total real estate - non-farm, non-residential	200,895	29.41%	201,400	30.65%
Consumer	16,390	2.40%	16,782	2.55%
Other	2,323	0.34%	2,923	0.44%
Total loans	682,952	100.00%	657,197	100.00%
Less allowance for loan losses	(14,906)		(14,767)
Loans, net	$668,046		$642,430

The following table presents the aging of the recorded investment in past due loans as of March 31, 2014 by class of loans:

(dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Total Current*	Total Loans
Commercial, industrial and agricultural	$372	$24	$284	$680	$53,705	$54,385
Real estate - one to four family residential:
Closed end first and seconds	5,883	577	2,449	8,909	233,371	242,280
Home equity lines	764	165	47	976	97,311	98,287
Total real estate - one to four family residential	6,647	742	2,496	9,885	330,682	340,567
Real estate - multifamily residential	-	-	-	-	20,418	20,418
Real estate - construction:
One to four family residential	326	24	132	482	16,251	16,733
Other construction, land development and other land	12	-	-	12	24,205	24,217
Total real estate - construction	338	24	132	494	40,456	40,950
Real estate - farmland	330	-	590	920	6,104	7,024
Real estate - non-farm, non-residential:
Owner occupied	1,296	269	2,060	3,625	123,212	126,837
Non-owner occupied	-	-	623	623	73,435	74,058
Total real estate - non-farm, non-residential	1,296	269	2,683	4,248	196,647	200,895
Consumer	160	15	104	279	16,111	16,390
Other	8	-	-	8	2,315	2,323
Total loans	$9,151	$1,074	$6,289	$16,514	$666,438	$682,952

* For purposes of this table only, the "Total Current" column includes loans that are 1-29 days past due.

13

The following table presents the aging of the recorded investment in past due loans as of December 31, 2013 by class of loans:

(dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Total Current*	Total Loans
Commercial, industrial and agricultural	$2,083	$170	$383	$2,636	$51,037	$53,673
Real estate - one to four family residential:
Closed end first and seconds	6,217	1,513	2,564	10,294	208,178	218,472
Home equity lines	700	303	353	1,356	98,483	99,839
Total real estate - one to four family residential	6,917	1,816	2,917	11,650	306,661	318,311
Real estate - multifamily residential	-	-	-	-	18,077	18,077
Real estate - construction:
One to four family residential	112	176	132	420	15,749	16,169
Other construction, land development and other land	167	-	137	304	21,386	21,690
Total real estate - construction	279	176	269	724	37,135	37,859
Real estate - farmland	808	-	590	1,398	6,774	8,172
Real estate - non-farm, non-residential:
Owner occupied	2,933	-	3,074	6,007	120,562	126,569
Non-owner occupied	1,779	-	23	1,802	73,029	74,831
Total real estate - non-farm, non-residential	4,712	-	3,097	7,809	193,591	201,400
Consumer	283	21	166	470	16,312	16,782
Other	7	-	-	7	2,916	2,923
Total loans	$15,089	$2,183	$7,422	$24,694	$632,503	$657,197

* For purposes of this table only, the "Total Current" column includes loans that are 1-29 days past due.

The following table presents nonaccrual loans, loans past due 90 days and accruing interest, and restructured loans at the dates indicated:

	March 31,	December 31,
(dollars in thousands)	2014	2013
Nonaccrual loans	$8,262	$11,018
Loans past due 90 days and accruing interest	-	-
Restructured loans (accruing)	17,440	16,026

At March 31, 2014 and December 31, 2013, there were approximately $2.6 million and $4.2 million, respectively, in troubled debt restructurings (“TDRs”) included in nonaccrual loans.

The following table presents the recorded investment in nonaccrual loans by class at March 31, 2014 and December 31, 2013:

	Nonaccrual
	March 31,	December 31,
(dollars in thousands)	2014	2013
Commercial, industrial and agricultural	$218	$383
Real estate - one to four family residential:
Closed end first and seconds	4,178	5,630
Home equity lines	258	688
Total real estate - one to four family residential	4,436	6,318
Real estate - construction:
One to four family residential	132	318
Other construction, land development and other land	-	137
Total real estate - construction	132	455
Real estate - farmland	590	590
Real estate - non-farm, non-residential:
Owner occupied	2,060	3,074
Non-owner occupied	623	23
Total real estate - non-farm, non-residential	2,683	3,097
Consumer	203	175
Total loans	$8,262	$11,018

14

At March 31, 2014 and December 31, 2013, the Company did not have any loans past due 90 days and accruing interest.

The following table presents commercial loans by credit quality indicator at March 31, 2014:

(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Impaired	Total
Commercial, industrial and agricultural	$45,988	$3,204	$3,119	$84	$1,990	$54,385
Real estate - multifamily residential	20,418	-	-	-	-	20,418
Real estate - construction:
One to four family residential	15,647	232	551	-	303	16,733
Other construction, land development and other land	5,079	6,643	6,834	-	5,661	24,217
Total real estate - construction	20,726	6,875	7,385	-	5,964	40,950
Real estate - farmland	6,097	337	590	-	-	7,024
Real estate - non-farm, non-residential:
Owner occupied	92,629	11,588	12,203	-	10,417	126,837
Non-owner occupied	53,306	6,596	5,471	-	8,685	74,058
Total real estate - non-farm, non-residential	145,935	18,184	17,674	-	19,102	200,895
Total commercial loans	$239,164	$28,600	$28,768	$84	$27,056	$323,672

The following table presents commercial loans by credit quality indicator at December 31, 2013:

(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Impaired	Total
Commercial, industrial and agricultural	$44,571	$3,851	$3,229	$22	$2,000	$53,673
Real estate - multifamily residential	18,077	-	-	-	-	18,077
Real estate - construction:
One to four family residential	14,890	235	738	-	306	16,169
Other construction, land development and other land	6,638	7,104	4,634	-	3,314	21,690
Total real estate - construction	21,528	7,339	5,372	-	3,620	37,859
Real estate - farmland	6,288	338	1,068	-	478	8,172
Real estate - non-farm, non-residential:
Owner occupied	87,187	13,341	15,983	-	10,058	126,569
Non-owner occupied	43,406	15,533	7,520	-	8,372	74,831
Total real estate - non-farm, non-residential	130,593	28,874	23,503	-	18,430	201,400
Total commercial loans	$221,057	$40,402	$33,172	$22	$24,528	$319,181

15

At March 31, 2014 and December 31, 2013, the Company did not have any loans classified as Loss.

The following table presents consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at March 31, 2014:

(dollars in thousands)	Performing	Nonperforming	Total
Real estate - one to four family residential:
Closed end first and seconds	$229,905	$12,375	$242,280
Home equity lines	98,065	222	98,287
Total real estate - one to four family residential	327,970	12,597	340,567
Consumer	15,627	763	16,390
Other	1,855	468	2,323
Total consumer loans	$345,452	$13,828	$359,280

The following table presents consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at December 31, 2013:

(dollars in thousands)	Performing	Nonperforming	Total
Real estate - one to four family residential:
Closed end first and seconds	$205,860	$12,612	$218,472
Home equity lines	99,311	528	99,839
Total real estate - one to four family residential	305,171	13,140	318,311
Consumer	16,314	468	16,782
Other	2,451	472	2,923
Total consumer loans	$323,936	$14,080	$338,016

16

The following table presents a rollforward of the Company’s allowance for loan losses for the three months ended March 31, 2014:

	Beginning Balance				Ending Balance
(dollars in thousands)	January 1, 2014	Charge-offs	Recoveries	Provision	March 31, 2014
Commercial, industrial and agricultural	$1,787	$(213)	$11	$(54)	$1,531
Real estate - one to four family residential:
Closed end first and seconds	2,859	(77)	205	97	3,084
Home equity lines	1,642	(54)	2	49	1,639
Total real estate - one to four family residential	4,501	(131)	207	146	4,723
Real estate - multifamily residential	79	-	-	18	97
Real estate - construction:
One to four family residential	364	-	5	(60)	309
Other construction, land development and other land	1,989	-	1	512	2,502
Total real estate - construction	2,353	-	6	452	2,811
Real estate - farmland	116	-	-	3	119
Real estate - non-farm, non-residential:
Owner occupied	3,236	-	-	(437)	2,799
Non-owner occupied	1,770	-	2	(166)	1,606
Total real estate - non-farm, non-residential	5,006	-	2	(603)	4,405
Consumer	387	(13)	28	78	480
Other	538	(15)	7	210	740
Total	$14,767	$(372)	$261	$250	$14,906

The following table presents a rollforward of the Company’s allowance for loan losses for the three months ended March 31, 2013:

	Beginning Balance				Ending Balance
(dollars in thousands)	January 1, 2013	Charge-offs	Recoveries	Provision	March 31, 2013
Commercial, industrial and agricultural	$2,340	$(495)	$45	$572	$2,462
Real estate - one to four family residential:
Closed end first and seconds	2,876	(96)	29	(13)	2,796
Home equity lines	720	(10)	1	-	711
Total real estate - one to four family residential	3,596	(106)	30	(13)	3,507
Real estate - multifamily residential	62	-	-	(3)	59
Real estate - construction:
One to four family residential	419	-	30	(8)	441
Other construction, land development and other land	3,897	(950)	67	464	3,478
Total real estate - construction	4,316	(950)	97	456	3,919
Real estate - farmland	41	-	-	(6)	35
Real estate - non-farm, non-residential:
Owner occupied	5,092	(1)	-	(21)	5,070
Non-owner occupied	4,093	-	-	(382)	3,711
Total real estate - non-farm, non-residential	9,185	(1)	-	(403)	8,781
Consumer	215	(26)	17	(8)	198
Other	583	(40)	7	5	555
Total	$20,338	$(1,618)	$196	$600	$19,516

17

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio class based on impairment method as of March 31, 2014:

	Allowance allocated to loans:			Total Loans:
(dollars in thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Total	Individually evaluated for impairment	Collectively evaluated for impairment	Total
Commercial, industrial and agricultural	$584	$947	$1,531	$1,990	$52,395	$54,385
Real estate - one to four family residential:
Closed end first and seconds	2,014	1,070	3,084	9,926	232,354	242,280
Home equity lines	-	1,639	1,639	175	98,112	98,287
Total real estate - one to four family residential	2,014	2,709	4,723	10,101	330,466	340,567
Real estate - multifamily residential	-	97	97	-	20,418	20,418
Real estate - construction:
One to four family residential	177	132	309	303	16,430	16,733
Other construction, land development and other land	1,382	1,120	2,502	5,661	18,556	24,217
Total real estate - construction	1,559	1,252	2,811	5,964	34,986	40,950
Real estate - farmland	-	119	119	-	7,024	7,024
Real estate - non-farm, non-residential:
Owner occupied	1,098	1,701	2,799	10,417	116,420	126,837
Non-owner occupied	641	965	1,606	8,685	65,373	74,058
Total real estate - non-farm, non-residential	1,739	2,666	4,405	19,102	181,793	200,895
Consumer	230	250	480	659	15,731	16,390
Other	312	428	740	468	1,855	2,323
Total	$6,438	$8,468	$14,906	$38,284	$644,668	$682,952

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio class based on impairment method as of December 31, 2013:

	Allowance allocated to loans:			Total Loans:
(dollars in thousands)	Individually evaluated for impairment	Collectively evaluated for impairment	Total	Individually evaluated for impairment	Collectively evaluated for impairment	Total
Commercial, industrial and agricultural	$612	$1,175	$1,787	$2,000	$51,673	$53,673
Real estate - one to four family residential:
Closed end first and seconds	1,833	1,026	2,859	10,048	208,424	218,472
Home equity lines	-	1,642	1,642	175	99,664	99,839
Total real estate - one to four family residential	1,833	2,668	4,501	10,223	308,088	318,311
Real estate - multifamily residential	-	79	79	-	18,077	18,077
Real estate - construction:
One to four family residential	180	184	364	306	15,863	16,169
Other construction, land development and other land	802	1,187	1,989	3,314	18,376	21,690
Total real estate - construction	982	1,371	2,353	3,620	34,239	37,859
Real estate - farmland	-	116	116	478	7,694	8,172
Real estate - non-farm, non-residential:
Owner occupied	1,223	2,013	3,236	10,058	116,511	126,569
Non-owner occupied	617	1,153	1,770	8,372	66,459	74,831
Total real estate - non-farm, non-residential	1,840	3,166	5,006	18,430	182,970	201,400
Consumer	104	283	387	302	16,480	16,782
Other	311	227	538	472	2,451	2,923
Total	$5,682	$9,085	$14,767	$35,525	$621,672	$657,197

18

The following table presents loans individually evaluated for impairment by class of loans as of March 31, 2014:

(dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial, industrial and agricultural	$1,990	$1,990	$-	$1,990	$584	$1,997	$43
Real estate - one to four family residential:
Closed end first and seconds	9,926	10,026	1,996	7,930	2,014	9,977	110
Home equity lines	175	175	175	-	-	175	-
Total real estate - one to four family residential	10,101	10,201	2,171	7,930	2,014	10,152	110
Real estate - construction:
One to four family residential	303	303	-	303	177	305	2
Other construction, land development and other land	5,661	5,661	-	5,661	1,382	4,488	69
Total real estate - construction	5,964	5,964	-	5,964	1,559	4,793	71
Real estate - non-farm, non-residential:
Owner occupied	10,417	11,903	6,714	3,703	1,098	10,339	35
Non-owner occupied	8,685	8,685	4,703	3,982	641	8,604	45
Total real estate - non-farm, non-residential	19,102	20,588	11,417	7,685	1,739	18,943	80
Consumer	659	659	-	659	230	390	11
Other	468	468	-	468	312	470	-
Total loans	$38,284	$39,870	$13,588	$24,696	$6,438	$36,745	$315

The following table presents loans individually evaluated for impairment by class of loans as of December 31, 2013:

(dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial, industrial and agricultural	$2,000	$2,000	$-	$2,000	$612	$1,712	$97
Real estate - one to four family residential:
Closed end first and seconds	10,048	10,148	2,008	8,040	1,833	8,727	498
Home equity lines	175	175	175	-	-	382	-
Total real estate - one to four family residential	10,223	10,323	2,183	8,040	1,833	9,109	498
Real estate - construction:
One to four family residential	306	306	-	306	180	794	9
Other construction, land development and other land	3,314	5,662	-	3,314	802	8,581	161
Total real estate - construction	3,620	5,968	-	3,620	982	9,375	170
Real estate - farmland	478	478	478	-	-	428	32
Real estate - non-farm, non-residential:
Owner occupied	10,058	11,544	6,730	3,328	1,223	10,472	506
Non-owner occupied	8,372	8,372	4,357	4,015	617	9,353	348
Total real estate - non-farm, non-residential	18,430	19,916	11,087	7,343	1,840	19,825	854
Consumer	302	302	-	302	104	203	22
Other	472	472	9	463	311	504	-
Total loans	$35,525	$39,459	$13,757	$21,768	$5,682	$41,156	$1,673

19

The following table presents, by class of loans, information related to loans modified as TDRs during the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
(dollars in thousands)	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*	Number of Loans	Pre- Modification Recorded Balance	Post- Modification Recorded Balance*
Real estate - one to four family residential:
Closed end first and seconds	-	$-	$-	2	$345	$345
Real estate - non-farm, non-residential:
Non-owner occupied	-	-	-	1	171	164
Total	-	$-	$-	3	$516	$509

*The period end balances are inclusive of all partial paydowns and charge-offs since the modification date. Loans modified as TDRs that were fully paid down, charged-off, or foreclosed upon by period end are not reported.

The following table presents, by class of loans, information related to loans modified as TDRs that subsequently defaulted (i.e., 90 days or more past due following a modification) during the three months ended March 31, 2014 and 2013 and were modified as TDRs within the 12 months prior to default:

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
(dollars in thousands)	Number of Loans	Recorded Balance	Number of Loans	Recorded Balance
Real estate - one to four family residential:
Closed end first and seconds	-	$-	1	$179
Total	-	$-	1	$179

Note 4. Deferred Income Taxes

As of March 31, 2014 and December 31, 2013, the Company had recorded net deferred income tax assets of approximately $17.0 million and $18.9 million, respectively. The realization of deferred income tax assets is assessed and a valuation allowance is recorded if it is “more likely than not” that all or a portion of the deferred tax asset will not be realized. “More likely than not” is defined as greater than a 50% chance. Management considers all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed.  Management’s assessment is primarily dependent on historical taxable income and projections of future taxable income, which are directly related to the Company’s core earnings capacity and its prospects to generate core earnings in the future.  Projections of core earnings and taxable income are inherently subject to uncertainty and estimates that may change given the uncertain economic outlook, banking industry conditions and other factors. Further, management has considered future reversals of existing taxable temporary differences and limited, prudent and feasible tax-planning strategies, such as changes in investment security income (tax-exempt to taxable), additional sales of loans and sales of branches/buildings with an appreciated asset value over the tax basis. Based upon an analysis of available evidence, management has determined that it is “more likely than not” that the Company’s deferred income tax assets as of March 31, 2014 will be fully realized and therefore no valuation allowance to the Company’s deferred income tax assets was recorded. However, the Company can give no assurance that in the future its deferred income tax assets will not be impaired because such determination is based on projections of future earnings and the possible effect of certain transactions which are subject to uncertainty and based on estimates that may change due to changing economic conditions and other factors.  Due to the uncertainty of estimates and projections, it is possible that the Company will be required to record adjustments to the valuation allowance in future reporting periods.

The Company’s ability to realize its deferred income tax assets may be limited if the Company experiences an ownership change as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). For additional information see Part I, Item 1A. “Risk Factors” included in the 2013 Form 10-K.

20

Note 5. Bank Premises and Equipment

Bank premises and equipment are summarized as follows:

	March 31,	December 31,
(dollars in thousands)	2014	2013

Land and improvements	$6,421	$6,421
Buildings and leasehold improvements	22,687	22,678
Furniture, fixtures and equipment	20,115	19,765
Construction in progress	589	212
	49,812	49,076
Less accumulated depreciation	(28,140)	(27,630)
Net balance	$21,672	$21,446

Depreciation and amortization of bank premises and equipment for the three months ended March 31, 2014 and 2013 amounted to $527 thousand and $511 thousand, respectively.

Note 6. Borrowings

Federal funds purchased and repurchase agreements. The Company has unsecured lines of credit with SunTrust Bank, Community Bankers Bank and Pacific Coast Bankers Bank for the purchase of federal funds in the amount of $20.0 million, $15.0 million and $5.0 million, respectively. These lines of credit have a variable rate based on the lending bank’s daily federal funds sold rate and are due on demand. Repurchase agreements are secured transactions and generally mature the day following the day sold. Customer repurchases are standard transactions that involve a Bank customer instead of a wholesale bank or broker. The Company offers this product as an accommodation to larger retail and commercial customers that request safety for their funds beyond the Federal Deposit Insurance Corporation (“FDIC”) deposit insurance limits. The Company does not use or have any open repurchase agreements with broker-dealers.

The tables below present selected information on federal funds purchased and repurchase agreements during the three months ended March 31, 2014 and the year ended December 31, 2013:

Federal funds purchased	March 31,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$5	$-
Maximum balance at any month end during the period	$5	$-
Average balance for the period	$70	$14
Weighted average rate for the period	0.72%	0.79%
Weighted average rate at period end	0.76%	0.00%

Repurchase agreements	March 31,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$3,295	$3,009
Maximum balance at any month end during the period	$3,295	$3,770
Average balance for the period	$3,148	$3,475
Weighted average rate for the period	0.59%	0.60%
Weighted average rate at period end	0.59%	0.60%

Short-term borrowings. Short-term borrowings consist of advances from the FHLB, which are secured by a blanket floating lien on all qualifying closed-end and revolving open-end loans that are secured by 1-4 family residential properties. Short-term advances from the FHLB at March 31, 2014 consisted of $75.0 million in fixed rate one month advances. Short-term advances from the FHLB at December 31, 2013 consisted of $18.9 million using a daily rate credit, which was due on demand, and a $23.0 million fixed rate one month advance.

21

The table below presents selected information on short-term borrowings during the three months ended March 31, 2014 and the year ended December 31, 2013:

Short-term borrowings	March 31,	December 31,
(dollars in thousands)	2014	2013
Balance outstanding at period end	$75,000	$41,940
Maximum balance at any month end during the period	$75,000	$62,124
Average balance for the period	$72,985	$16,963
Weighted average rate for the period	0.19%	0.22%
Weighted average rate at period end	0.18%	0.23%

Long-term borrowings. Long-term borrowings consist of advances from the FHLB, which are secured by a blanket floating lien on all qualifying closed-end and revolving open-end loans that are secured by 1-4 family residential properties. During August 2013, the Company restructured its FHLB advances with the prepayment of $107.5 million in higher rate long-term advances. The long-term advances that were extinguished were fixed rate advances with a weighted average remaining maturity of 3.5 years and a current weighted average interest rate of 4.14%; $94.0 million of the prepaid FHLB advances were callable quarterly by the FHLB. The prepayment of the FHLB advances triggered a prepayment penalty of $11.5 million, or $0.67 per fully diluted share at September 30, 2013, all of which was recognized in the third quarter of 2013. The Company also paid off the remaining $10.0 million higher rate long-term FHLB advance at maturity during September 2013. The $107.5 million convertible advances had fixed rates of interest unless the FHLB would have exercised its option to convert the interest on these advances from fixed rate to variable rate. At March 31, 2014 and December 31, 2013, the Company had no long-term FHLB advances outstanding.

The Company’s line of credit with the FHLB can equal up to 25% of the Company’s gross assets or approximately $264.9 million at March 31, 2014. This line of credit totaled $197.8 million with approximately $110.5 million available at March 31, 2014. As of March 31, 2014 and December 31, 2013, loans with a carrying value of $306.4 million and $285.6 million, respectively, are pledged to the FHLB as collateral for borrowings. Additional loans are available that can be pledged as collateral for future borrowings from the FHLB above the current lendable collateral value. Short-term borrowings outstanding under the FHLB line of credit were $75.0 million and $41.9 million as of March 31, 2014 and December 31, 2013, respectively.

Note 7. Earnings Per Common Share

The following table shows the weighted average number of common shares used in computing earnings per common share and the effect on the weighted average number of shares of potential dilutive common stock.

	Three Months Ended
	March 31, 2014	March 31, 2013
Weighted average common shares outstanding for basic earnings per common share	11,862,367	6,069,551
Effect of dilutive securities, stock options	-	-
Effect of dilutive securities, Series B Preferred Stock	5,240,192	-
Weighted average common shares outstanding for diluted earnings per common share	17,102,559	6,069,551
Basic earnings per common share	$0.12	$0.12
Diluted earnings per common share	$0.09	$0.12

At March 31, 2014 and 2013, options to acquire 146,287 and 179,912 shares of common stock, respectively, were not included in computing diluted earnings per common share because their effects were anti-dilutive.

On June 12, 2013, the Company issued 5,240,192 shares of a new series of non-voting mandatorily convertible non-cumulative preferred stock (the “Series B Preferred Stock”) through private placements to certain investors. For more information related to the conversion rights on these preferred shares, see Note 11 – Preferred Stock and Warrant.

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Note 8. Stock Based Compensation Plans

On September 21, 2000, the Company adopted the Eastern Virginia Bankshares, Inc. 2000 Stock Option Plan (the “2000 Plan”) to provide a means for selected key employees and directors to increase their personal financial interest in the Company, thereby stimulating their efforts and strengthening their desire to remain with the Company. Under the 2000 Plan, up to 400,000 shares of Company common stock could be granted in the form of stock options. On April 17, 2003, the shareholders approved the Eastern Virginia Bankshares, Inc. 2003 Stock Incentive Plan, amending and restating the 2000 Plan (the “2003 Plan”) still authorizing the issuance of up to 400,000 shares of common stock under the plan, but expanding the award types available under the plan to include stock options, stock appreciation rights, common stock, restricted stock and phantom stock. Under the terms of the 2003 Plan document, after April 17, 2013 no awards of shares of common stock may be granted under the 2003 Plan. Any awards previously granted under the 2003 Plan that were outstanding as of April 17, 2013 remain outstanding and will vest, etc. in accordance with their regular terms.

On April 19, 2007, the Company’s shareholders approved the Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan (the “2007 Plan”) to enhance the Company’s ability to recruit and retain officers, directors, employees, consultants and advisors with ability and initiative and to encourage such persons to have a greater financial interest in the Company. The 2007 Plan authorizes the Company to issue up to 400,000 additional shares of common stock pursuant to grants of stock options, stock appreciation rights, common stock, restricted stock, performance shares, incentive awards and stock units. There were 322,000 shares still available to be granted as awards under the 2007 Plan as of March 31, 2014.

Accounting standards require companies to recognize the cost of employee services received in exchange for awards of equity instruments, such as stock options, based on the fair value of those awards at the date of grant.

Accounting standards also require that new awards to employees eligible for retirement prior to the awards becoming fully vested be recognized as compensation cost over the period through the date that the employee first becomes eligible to retire and is no longer required to provide service to earn the award. The Company’s stock options granted to eligible participants are being recognized, as required, as compensation cost over the vesting period except in the instance where a participant reaches normal retirement age of 65 prior to the normal vesting date. As of September 30, 2012, there was no remaining unrecognized compensation expense related to stock options.

Stock option compensation expense is the estimated fair value of options granted, amortized on a straight-line basis over the requisite service period for each stock option award. There were no stock options granted or exercised in the three months ended March 31, 2014 and 2013.

A summary of the Company’s stock option activity and related information is as follows:

			Remaining	Aggregate
	Options	Weighted Average	Contractual Life	Intrinsic Value
	Outstanding	Exercise Price	(in years)	(in thousands)
Stock options outstanding at January 1, 2014	152,287	$19.09
Forfeited	(6,000)	20.24
Stock options outstanding at March 31, 2014	146,287	$19.04	2.40	$-

Stock options exercisable at March 31, 2014	146,287	$19.04	2.40	$-

* Intrinsic value is the amount by which the fair value of the underlying common stock exceeds the exercise price of a stock option on exercise date.

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The table below summarizes information concerning stock options outstanding and exercisable at March 31, 2014:

Stock Options Outstanding			Stock Options Exercisable
		Weighted
		Average
Exercise	Number	Remaining	Exercise	Number
Price	Outstanding	Term	Price	Exercisable
$19.92	24,300	0.25 years	$19.92	24,300
$20.57	33,162	1.25 years	$20.57	33,162
$21.16	38,325	2.50 years	$21.16	38,325
$19.25	26,750	3.50 years	$19.25	26,750
$12.36	23,750	4.50 years	$12.36	23,750
$19.04	146,287	2.40 years	$19.04	146,287

On November 18, 2013, the Company granted 38,000 shares of restricted stock under the 2007 Plan to its executive officers in the form of Troubled Asset Relief Program (“TARP”) compliant restricted stock awards. All of these shares are subject to time vesting over a five year period, and generally vest 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date. On June 29, 2012, the Company granted 34,000 shares of restricted stock under the 2007 Plan to its executive officers in connection with TARP compliant restricted stock awards. All of these shares are subject to time vesting over a five year period, and generally vest 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date.

For the three months ended March 31, 2014 and 2013, restricted stock compensation expense was $20 thousand and $7 thousand, respectively, and was included in salaries and employee benefits expense in the consolidated statements of income. Restricted stock compensation expense is accounted for using the fair market value of the Company’s common stock on the date the restricted shares were awarded, which was $6.70 per share for the 2013 award and $3.72 per share for the 2012 award.

A summary of the status of the Company’s nonvested shares in relation to the Company’s restricted stock awards as of March 31, 2014, and changes during the three months ended March 31, 2014, is presented below; the weighted average price is the weighted average fair value at the date of grant:

		Weighted-Average
	Shares	Price
Nonvested as of January 1, 2014	73,500	$5.30
Granted	-	-
Vested	-	-
Forfeited	-	-
Nonvested as of March 31, 2014	73,500	$5.30

At March 31, 2014, there was $319 thousand of total unrecognized compensation expense related to restricted stock awards. This unearned compensation is being amortized over the remaining vesting period for the time based shares.

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Note 9. Employee Benefit Plan – Pension

The Company has historically maintained a defined benefit pension plan covering substantially all of the Company’s employees. The plan was amended January 28, 2008 to freeze the plan with no additional contributions for a majority of participants. Employees age 55 or greater or with 10 years of credited service were grandfathered in the plan. No additional participants have been added to the plan. The plan was again amended February 28, 2011 to freeze the plan with no additional contributions for grandfathered participants. Benefits for all participants have remained frozen in the plan since such action was taken. Effective January 1, 2012, the plan was amended and restated as a cash balance plan. Under a cash balance plan, participant benefits are stated as an account balance. An opening account balance was established for each participant based on the lump sum value of his or her accrued benefit as of December 31, 2011 in the original defined benefit pension plan. Each participants’ account will be credited with an “interest” credit each year. The interest rate for each year is determined as the average annual interest rate on the 2 year U.S. Treasury securities for the month of December preceding the plan year. Components of net periodic pension benefit related to the Company’s pension plan were as follows for the periods indicated:

	Three Months Ended
	March 31,
(dollars in thousands)	2014	2013

Components of Net Periodic Pension Benefit
Interest cost	$112	$115
Expected return on plan assets	(186)	(176)
Amortization of prior service cost	2	2
Recognized net actuarial loss	-	31
Net periodic pension benefit	$(72)	$(28)

The Company made no contributions to the pension plan during 2013. The Company has not determined at this time how much, if any, contributions to the plan will be made for the year ending December 31, 2014.

Note 10. Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. U.S. GAAP requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. U.S. GAAP also establishes a fair value hierarchy which prioritizes the valuation inputs into three broad levels. Based on the underlying inputs, each fair value measurement in its entirety is reported in one of the three levels. These levels are:

•	Level 1 – Valuation is based upon quoted prices (unadjusted) for identical instruments traded in active markets.

•	Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuation is determined using model-based techniques with significant assumptions not observable in the market.

U.S. GAAP allows an entity the irrevocable option to elect fair value (the fair value option) for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. The Company has not made any fair value option elections as of March 31, 2014.

Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

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Assets Measured at Fair Value on a Recurring Basis

Securities Available For Sale. Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2). In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Currently, all of the Company’s available for sale securities are considered to be Level 2 securities.

The following table summarizes financial assets measured at fair value on a recurring basis as of March 31, 2014 and December 31, 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

Assets Measured at Fair Value on a Recurring Basis at March 31, 2014 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	March 31,
	(Level 1)	(Level 2)	(Level 3)	2014
	(dollars in thousands)
Assets
Securities available for sale
Obligations of U.S. Government agencies	$-	$13,860	$-	$13,860
SBA Pool securities	-	85,727	-	85,727
Agency mortgage-backed securities	-	36,584	-	36,584
Agency CMO securities	-	39,722	-	39,722
Non agency CMO securities	-	1,157	-	1,157
State and political subdivisions	-	57,081	-	57,081
Pooled trust preferred securities	-	752	-	752
FNMA and FHLMC preferred stock	-	174	-	174
Total securities available for sale	$-	$235,057	$-	$235,057

Assets Measured at Fair Value on a Recurring Basis at December 31, 2013 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	(dollars in thousands)
Assets
Securities available for sale
Obligations of U.S. Government agencies	$-	$13,390	$-	$13,390
SBA Pool securities	-	86,035	-	86,035
Agency mortgage-backed securities	-	35,254	-	35,254
Agency CMO securities	-	41,378	-	41,378
Non agency CMO securities	-	1,306	-	1,306
State and political subdivisions	-	56,342	-	56,342
Pooled trust preferred securities	-	749	-	749
FNMA and FHLMC preferred stock	-	481	-	481
Total securities available for sale	$-	$234,935	$-	$234,935

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Assets Measured at Fair Value on a Non-Recurring Basis

Certain assets are measured at fair value on a non-recurring basis in accordance with U.S. GAAP. These adjustments to fair value usually result from the application of fair value accounting or impairment write-downs of individual assets.

Impaired Loans. Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Company using observable market data (Level 2). However, if the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Company because of marketability, then the fair value is considered Level 3.

The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’ financial statements if not considered significant. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the allowance for loan losses are measured at fair value on a non-recurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the consolidated statements of income.

Other Real Estate Owned. Other real estate owned (“OREO”) is measured at fair value less cost to sell, based on an appraisal conducted by an independent, licensed appraiser outside of the Company. If the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Company because of marketability, then the fair value is considered Level 3. OREO is measured at fair value on a non-recurring basis. Any initial fair value adjustment is charged against the allowance for loan losses. Subsequent fair value adjustments are recorded in the period incurred and included in other noninterest expense on the consolidated statements of income.

The following table summarizes assets measured at fair value on a non-recurring basis as of March 31, 2014 and December 31, 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

Assets Measured at Fair Value on a Non-Recurring Basis at March 31, 2014 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	March 31,
	(Level 1)	(Level 2)	(Level 3)	2014
	(dollars in thousands)
Assets
Impaired loans	$-	$-	$18,258	$18,258
Other real estate owned	$-	$-	$557	$557

Assets Measured at Fair Value on a Non-Recurring Basis at December 31, 2013 Using

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable	Balance at
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	(dollars in thousands)
Assets
Impaired loans	$-	$-	$16,086	$16,086
Other real estate owned	$-	$-	$800	$800

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The following table displays quantitative information about Level 3 Fair Value Measurements as of March 31, 2014 and December 31, 2013:

Quantitative information about Level 3 Fair Value Measurements at March 31, 2014

	Fair Value	Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
	(dollars in thousands)
Assets
Impaired loans	$18,258	Discounted appraised value	Selling cost	0% - 26% (11%)
			Discount for lack of marketability and age of appraisal	0% - 11% (7%)

Other real estate owned	$557	Discounted appraised value	Selling cost	10% (10%)
			Discount for lack of marketability and age of appraisal	0% - 28% (11%)

Quantitative information about Level 3 Fair Value Measurements at December 31, 2013

	Fair Value	Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
	(dollars in thousands)
Assets
Impaired loans	$16,086	Discounted appraised value	Selling cost	0% - 32% (12%)
			Discount for lack of marketability and age of appraisal	0% - 20% (6%)

Other real estate owned	$800	Discounted appraised value	Selling cost	10% (10%)
			Discount for lack of marketability and age of appraisal	0% - 28% (13%)

Fair Value of Financial Instruments

U.S. GAAP requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies and assumptions for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed above. The methodologies and assumptions for other financial assets and financial liabilities are discussed below:

Cash and Short-Term Investments. For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment Securities. For securities and marketable equity securities held for investment purposes, fair values are based on quoted market prices or dealer quotes. For other securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted prices for similar securities. All securities prices are provided by independent third party vendors.

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Restricted Securities. The carrying amount approximates fair value based on the redemption provisions of the correspondent banks.

Loans. The fair value of performing loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar remaining maturities. This calculation ignores loan fees and certain factors affecting the interest rates charged on various loans such as the borrower’s creditworthiness and compensating balances and dissimilar types of real estate held as collateral. The fair value of impaired loans is measured as described within the Impaired Loans section of this note.

Bank Owned Life Insurance. Bank owned life insurance represents insurance policies on officers of the Company. The cash values of the policies are estimated using information provided by insurance carriers. The policies are carried at their cash surrender value, which approximates fair value.

Deposits. The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using market rates for deposits of similar remaining maturities.

Short-Term Borrowings. The carrying amounts of federal funds purchased and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the current incremental borrowing rates for similar types of borrowing arrangements.

Long-Term Borrowings. The fair values of the Company’s long-term borrowings are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest Receivable and Accrued Interest Payable. The carrying amounts of accrued interest approximate fair value.

Off-Balance Sheet Financial Instruments. The fair value of commitments to extend credit is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of guarantees of credit card accounts previously sold is based on the estimated cost to settle the obligations with the counterparty at the reporting date. At March 31, 2014 and December 31, 2013, the fair value of loan commitments, standby letters of credit and credit card guarantees are not significant and are not included in the table below.

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The estimated fair value and the carrying value of the Company’s recorded financial instruments are as follows:

		Fair Value Measurements at March 31, 2014 Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable	Balance at
		Identical Assets	Inputs	Inputs	March 31,
	Carrying Amount	(Level 1)	(Level 2)	(Level 3)	2014
		(dollars in thousands)
Assets:
Cash and short-term investments	$12,923	$12,923	$-	$-	$12,923
Interest bearing deposits with banks	12,152	12,152	-	-	12,152
Securities available for sale	235,057	-	235,057	-	235,057
Securities held to maturity	34,780	-	34,858	-	34,858
Restricted securities	7,061	-	7,061	-	7,061
Loans, net	668,046	-	-	676,762	676,762
Bank owned life insurance	21,294	-	21,294	-	21,294
Accrued interest receivable	4,078	-	4,078	-	4,078
Total	$995,391	$25,075	$302,348	$676,762	$1,004,185

Liabilities:
Noninterest-bearing demand deposits	$135,433	$135,433	$-	$-	$135,433
Interest-bearing deposits	691,501	-	615,225	-	615,225
Short-term borrowings	78,300	78,300	-	-	78,300
Trust preferred debt	10,310	-	10,310	-	10,310
Accrued interest payable	1,399	-	1,399	-	1,399
Total	$916,943	$213,733	$626,934	$-	$840,667

		Fair Value Measurements at December 31, 2013 Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable	Balance at
		Identical Assets	Inputs	Inputs	December 31,
	Carrying Amount	(Level 1)	(Level 2)	(Level 3)	2013
		(dollars in thousands)
Assets:
Cash and short-term investments	$13,944	$13,944	$-	$-	$13,944
Interest bearing deposits with banks	5,402	5,402	-	-	5,402
Securities available for sale	234,935	-	234,935	-	234,935
Securities held to maturity	35,495	-	34,521	-	34,521
Restricted securities	5,549	-	5,549	-	5,549
Loans, net	642,430	-	-	653,125	653,125
Bank owned life insurance	21,158	-	21,158	-	21,158
Accrued interest receivable	3,893	-	3,893	-	3,893
Total	$962,806	$19,346	$300,056	$653,125	$972,527

Liabilities:
Noninterest-bearing demand deposits	$126,861	$126,861	$-	$-	$126,861
Interest-bearing deposits	707,601	-	614,747	-	614,747
Short-term borrowings	44,949	44,949	-	-	44,949
Trust preferred debt	10,310	-	10,310	-	10,310
Accrued interest payable	1,324	-	1,324	-	1,324
Total	$891,045	$171,810	$626,381	$-	$798,191

The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of the Company’s normal operations. As a result, the fair values of the Company’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. The Company attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. The Company monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company’s overall interest rate risk.

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Note 11. Preferred Stock and Warrant

On January 9, 2009, the Company signed a definitive agreement with the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 to participate in the Treasury’s Capital Purchase Program. Pursuant to this agreement, the Company sold 24,000 shares of its Series A fixed rate cumulative perpetual preferred stock, liquidation value $1,000 per share (the “Series A Preferred Stock”), to the Treasury for an aggregate purchase price of $24 million. The Series A Preferred Stock paid a cumulative dividend at a rate of 5% for the first five years, and effective January 9, 2014, pays a rate of 9%. As part of its purchase of the Series A Preferred Stock, the Treasury was also issued a warrant to purchase up to 373,832 shares of the Company’s common stock at an initial exercise price of $9.63 per share. If not exercised, the warrant expires after ten years. On October 21, 2013, the Treasury sold all 24,000 shares of Series A Preferred Stock that were held by Treasury to private investors.

Accounting for the issuance of the Series A Preferred Stock included entries to the equity portion of the Company’s consolidated balance sheet to recognize the Series A Preferred Stock at the full amount of the issuance, the warrant and discount on the Series A Preferred Stock at values calculated by discounting the future cash flows by a prevailing interest rate that a similar security would receive in the current market environment. At the time of issuance, that discount rate was determined to be 12%. The fair value of the warrant of $950 thousand was calculated using the Black-Scholes model with inputs of 7 year volatility, average rate of quarterly dividends, 7 year Treasury strip rate and the exercise price of $9.63 per share exercisable for up to 10 years. The present value of the Series A Preferred Stock using a 12% discount rate was $14.4 million. The Series A Preferred Stock discount determined by the allocation of discount to the warrant was accreted quarterly over a 5 year period on a constant effective yield method at a rate of approximately 6.4%. Allocation of the Series A Preferred Stock discount and the warrant as of January 9, 2009 is provided in the tables below:

Warrant Value	2009
Series A Preferred Stock	$24,000,000
Price	$9.63
Warrant - shares	373,832
Value per warrant	$2.54
Fair value of warrant	$949,533

NPV of Series A Preferred Stock
@ 12% discount rate	(dollars in thousands)
		Relative	Relative
	Fair Value	Value %	Value
$24 million 1/09/2009
NPV of Series A Preferred Stock (12% discount rate)	$14,446	93.8%	$22,519
Fair value of warrant	950	6.2%	1,481
	$15,396	100.0%	$24,000

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On May 15, 2014, the Company deferred its fourteenth consecutive dividend on the Series A Preferred Stock under the provisions of the regulatory agreements as described in Note 14 – Regulatory Agreements. Deferral of dividends on the Series A Preferred Stock does not constitute an event of default.  Dividends on the Series A Preferred Stock are, however, cumulative, and the Company has accumulated the dividends in accordance with the terms of the Series A Preferred Stock and U.S. GAAP and reflected the accumulated dividends as a portion of the effective dividend on Series A Preferred Stock on the consolidated statements of income.  As of March 31, 2014, the Company had accumulated $4.1 million for dividends on the Series A Preferred Stock. In addition, because dividends on the Series A Preferred Stock have not been paid for more than six quarters, the authorized number of directors on the Company’s Board of Directors has increased by two, and the holders of the Series A Preferred Stock have the right, voting as a class, to elect two directors to the Company’s Board of Directors at the next annual meeting (or a special meeting called for that purpose) and each annual meeting until all owed and unpaid dividends on the Series A Preferred Stock have been paid. To date, the holders of the Series A Preferred Stock have not yet exercised this right.

In connection with its private placements, on June 12, 2013, the Company issued 5,240,192 shares of its Series B Preferred Stock for a gross purchase price of $23.8 million, or $4.55 per share. The Series B Preferred Stock has no maturity date. The holders of Series B Preferred Stock are entitled to receive dividends if, as and when declared by the Company’s Board of Directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of the Company’s common stock that such shares of Series B Preferred Stock would be convertible into upon satisfaction of certain conditions. The Company will not pay any dividends with respect to its common stock unless an equivalent dividend also is paid to the holders of Series B Preferred Stock. The Series B Preferred Stock ranks junior with regard to dividends to any class or series of capital stock of the Company the terms of which expressly provide that such class or series will rank senior to the common stock or the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, including the Series A Preferred Stock.

For a summary of the terms of the Series B Preferred Stock, including the conditions under which shares of Series B Preferred Stock convert into shares of the Company’s common stock, see the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2013 and the exhibits thereto.

Note 12. Trust Preferred Debt

On September 17, 2003, $10 million of trust preferred securities were placed through EVB Statutory Trust I in a pooled underwriting totaling approximately $650 million. The trust issuer has invested the total proceeds from the sale of the trust preferred securities in Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Junior Subordinated Debentures”) issued by the Parent. The trust preferred securities pay cumulative cash distributions quarterly at a variable rate per annum, reset quarterly, equal to the 3-month LIBOR plus 2.95%. As of March 31, 2014 and December 31, 2013, the interest rate was 3.18% and 3.19%, respectively. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The trust preferred securities have a mandatory redemption date of September 17, 2033, and became subject to varying call provisions beginning September 17, 2008. The Parent has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Parent’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Parent.

The trust preferred securities may be included in Tier 1 capital for regulatory capital adequacy determination purposes up to 25% of Tier 1 capital after its inclusion. The portion of the securities not considered as Tier 1 capital will be included in Tier 2 capital. At March 31, 2014 and December 31, 2013, all of the trust preferred securities qualified as Tier 1 capital.

Subject to certain exceptions and limitations, the Company is permitted to elect from time to time to defer regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities. If the Company defers interest payments on the Junior Subordinated Debentures for more than 20 consecutive quarters, the Company would be in default under the governing agreements for such notes and the amount due under such agreements would be immediately due and payable.

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In June 2011, the Company began deferring its regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities based on provisions of regulatory agreements as disclosed in Note 14 – Regulatory Agreements. As of March 31, 2014, the Company had deferred twelve quarterly interest payments on its Junior Subordinated Notes.

Note 13. Capital Requirements

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components (such as interest rate risk), risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

For information concerning the Written Agreement and MOU, see Note 14 – Regulatory Agreements.

During 2013, the federal bank regulatory agencies adopted rules to implement the Basel III capital framework and a revised risk weighting framework, and other related changes to the prompt corrective action framework. For a summary of these regulatory changes, refer to Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Basel III Final Rules” in this Quarterly Report on Form 10-Q.

As of March 31, 2014, the most recent notification from the Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. A comparison of the March 31, 2014 and December 31, 2013 capital ratios of the Company and the Bank with minimum regulatory guidelines is as follows:

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			Minimum To Be
As of March 31, 2014			Well-Capitalized
		Minimum	Under Prompt
		Capital	Corrective Action
	Actual Capital	Requirements	Provisions
Total Risk-Based Capital Ratio:
Company	19.80%	8.00%	N/A
Bank	14.39%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio:
Company	18.54%	4.00%	N/A
Bank	13.13%	4.00%	6.00%

Leverage Ratio:
Company	12.17%	4.00%	N/A
Bank	8.62%	4.00%	5.00%

			Minimum to be
As of December 31, 2013			Well-Capitalized
		Minimum	Under Prompt
		Capital	Corrective Action
	Actual Capital	Requirements	Provisions
Total Risk-Based Capital Ratio:
Company	19.48%	8.00%	N/A
Bank	13.98%	8.00%	10.00%

Tier 1 Risk-Based Capital Ratio:
Company	18.22%	4.00%	N/A
Bank	12.71%	4.00%	6.00%

Leverage Ratio:
Company	12.06%	4.00%	N/A
Bank	8.43%	4.00%	5.00%

Note 14. Regulatory Agreements

On February 17, 2011, the Parent and the Bank entered into a written agreement with the Reserve Bank and the Bureau. The Written Agreement was terminated on July 30, 2013. The Written Agreement had required the Bank, among other things, to develop plans for improving numerous aspects of the Bank’s operations and management, required the Bank to improve asset quality, restricted certain types of credit extensions and imposed a number of measures designed to preserve the Bank’s capital.

On September 5, 2013, the Parent and the Bank entered into a memorandum of understanding with the Reserve Bank and the Bureau. The MOU was terminated effective March 13, 2014.

Under the terms of the MOU, the Parent and the Bank had agreed that the Parent would not, without prior written approval of the Reserve Bank and the Bureau, (a) declare or pay dividends of any kind, or make any payments on the Parent’s trust preferred securities; (b) incur or guarantee any debt; or (c) purchase or redeem any shares of the Parent’s stock. In addition, under the MOU the Parent and the Bank had agreed to review and revise the allowance for loan and lease losses methodology (“ALLL”), and on a quarterly basis submit to the Reserve Bank and the Bureau a copy of the internally calculated ALLL worksheet.

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Note 15. Accumulated Other Comprehensive Income (Loss)

The changes in accumulated other comprehensive income (loss) for the three months ended March 31, 2014 and 2013 are summarized as follows:

	Unrealized Securities Gains (Losses)	Adjustments Related to Pension Plan	Accumulated Other Comprehensive Income (Loss)
	(dollars in thousands)
Balance at December 31, 2013	$(8,396)	$(472)	$(8,868)
Other comprehensive income before reclassification	2,632	-	2,632
Reclassification adjustment for gains included in net income	(223)	-	(223)
Net current period other comprehensive income	2,409	-	2,409
Balance at March 31, 2014	$(5,987)	$(472)	$(6,459)

Balance at December 31, 2012	$1,924	$(1,488)	$436
Other comprehensive (loss) before reclassification	(163)	-	(163)
Reclassification adjustment for gains included in net income	(308)	-	(308)
Net current period other comprehensive (loss)	(471)	-	(471)
Balance at March 31, 2013	$1,453	$(1,488)	$(35)

Reclassifications of gains on securities available for sale are reported in the consolidated statements of income as “Gain on sale of available for sale securities, net” with the corresponding income tax effect being reflected as a component of income tax expense. During the three months ended March 31, 2014 and 2013, the Company reported a gain on the sale of available for sale securities of $380 thousand and $467 thousand, respectively; the tax effect of these transactions was $129 thousand and $159 thousand, respectively, which was included as a component of income tax expense. During the three months ended March 31, 2014 and 2013, the Company reported amortization of unrealized losses on securities transferred from available for sale to held to maturity of $43 thousand and $0, respectively; the tax effect of this amortization was $15 thousand and $0, respectively.

Note 16. Subsequent Events

The Company evaluated subsequent events that have occurred after the balance sheet date, and through the date the financial statements were issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) nonrecognized, or those that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date.

Based on the evaluation, the Company did not identify any recognized or nonrecognized subsequent events that would have required adjustment to or disclosure in the financial statements.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

We present management’s discussion and analysis of financial information to aid the reader in understanding and evaluating our financial condition and results of operations. This discussion provides information about the major components of our results of operations, financial condition, liquidity and capital resources. This discussion should be read in conjunction with the Unaudited Consolidated Financial Statements and Notes to the Interim Consolidated Financial Statements presented elsewhere in this report and the Consolidated Financial Statements and Notes to Consolidated Financial Statements presented in the 2013 Form 10-K. Operating results include those of all our operating entities combined for all periods presented.

The Company provides a broad range of personal and commercial banking services including commercial, consumer and real estate loans. We complement our lending operations with an array of retail and commercial deposit products and fee-based services. Our services are delivered locally by well-trained and experienced bankers, whom we empower to make decisions at the local level, so they can provide timely lending decisions and respond promptly to customer inquiries. Having been in many of our markets for over 100 years, we have established relationships with and an understanding of our customers. We believe that, by offering our customers personalized service and a breadth of products, we can compete effectively as we expand within our existing markets and into new markets.

Internet Access to Corporate Documents

Information about the Company can be found on the Company’s investor relations website at http://www.evb.org. The Company posts its annual reports, quarterly reports, current reports, definitive proxy materials and any amendments to those documents as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. All such filings are available at no charge. The information on the Company’s website is not, and shall not be deemed to be, a part of this Quarterly Report on Form 10-Q or incorporated into any other filings the Company makes with the SEC.

Forward Looking Statements

Certain statements contained in this Quarterly Report on Form 10-Q that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance or disposition of portions of the Company’s asset portfolio, future changes to the Bank’s branch network, the payment of dividends and the ability to realize deferred tax assets; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the impact of the MOU or termination of the MOU among the Company, the Bank, the Reserve Bank and the Bureau on our financial condition, operations and capital strategies, including strategies related to payment of dividends on the Company’s outstanding common and preferred stock, to redemption of the Company’s Series A Preferred Stock, and to payment of interest on the Company’s outstanding Junior Subordinated Debentures related to the Company’s trust preferred debt; (v) statements regarding the adequacy of the allowance for loan losses; (vi) statements regarding the effect of future sales of investment securities or foreclosed properties; (vii) statements regarding the Company’s liquidity; (viii) statements of management’s expectations regarding future trends in interest rates, real estate values, and economic conditions generally and in the Company’s markets; (ix) statements regarding future asset quality, including expected levels of charge-offs; (x) statements regarding potential changes to laws, regulations or administrative guidance; (xi) statements regarding business initiatives related to and the use of proceeds from the private placements (“the Private Placements”) and the rights offering (the “Rights Offering”) the Company completed in 2013, including expected future interest expenses and net interest margin following the prepayment of long-term FHLB advances; and (xii) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

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Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

☐	factors that adversely affect our business initiatives related to the use of proceeds from the Rights Offering and the Private Placements, including, without limitation, changes in market conditions that adversely affect our ability to dispose of or work out assets adversely classified by us on advantageous terms or at all;
☐	our ability and efforts to assess, manage and improve our asset quality;
☐	the strength of the economy in the Company’s target market area, as well as general economic, market, political, or business factors;
☐	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;
☐	the effects of our adjustments to the composition of our investment portfolio;
☐	the impact of government intervention in the banking business;
☐	an insufficient allowance for loan losses;
☐	our ability to meet the capital requirements of our regulatory agencies;
☐	changes in laws, regulations and the policies of federal or state regulators and agencies, including rules to implement the Basel III capital framework and for calculating risk weighted assets;
☐	adverse reactions in financial markets related to the budget deficit of the United States government;
☐	changes in the interest rates affecting our deposits and loans;
☐	the loss of any of our key employees;
☐	changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;
☐	our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;
☐	changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
☐	our ability to maintain internal control over financial reporting;
☐	our ability to raise capital as needed by our business;
☐	our reliance on secondary sources, such as FHLB advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;
☐	possible changes to our Board of Directors, including in connection with the Private Placements and deferred dividends on our Series A Preferred Stock; and
☐	other circumstances, many of which are beyond our control.

All of the forward-looking statements made in this report are qualified by these factors, and there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. The reader should refer to risks detailed under Item 1A. “Risk Factors” included in the 2013 Form 10-K and otherwise included in our periodic and current reports filed with the SEC for specific factors that could cause our actual results to be significantly different from those expressed or implied by our forward-looking statements.

We caution the reader that the above list of important factors is not all inclusive. These forward-looking statements are made as of the date of this report, and we undertake no obligation to update any forward-looking statements to reflect the impact of any circumstances or events, including unanticipated events, that arise after the date the forward-looking statements are made.

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Critical Accounting Policies

The preparation of financial statements requires us to make estimates and assumptions. Those accounting policies with the greatest uncertainty and that require our most difficult, subjective or complex judgments affecting the application of these policies, and the likelihood that materially different amounts would be reported under different conditions, or using different assumptions, are described below.

Allowance for Loan Losses

The Company establishes the allowance for loan losses through charges to earnings in the form of a provision for loan losses. Loan losses are charged against the allowance when we believe that the collection of the principal is unlikely. Subsequent recoveries of losses previously charged against the allowance are credited to the allowance. The allowance represents an amount that, in our judgment, will be adequate to absorb any losses on existing loans that may become uncollectible. Our judgment in determining the level of the allowance is based on evaluations of the collectability of loans while taking into consideration such factors as trends in delinquencies and charge-offs, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower’s ability to repay and the value of collateral, overall portfolio quality and review of specific potential losses. This evaluation is inherently subjective because it requires estimates that are susceptible to significant revision as more information becomes available. For more information see the section titled “Asset Quality” within this Item 2.

Impairment of Loans

The Company considers a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due, according to the contractual terms of the loan agreement. The Company does not consider a loan impaired during a period of insignificant payment shortfalls if we expect the ultimate collection of all amounts due. Impairment is measured on a loan by loan basis for real estate (including multifamily residential, construction, farmland and non-farm, non-residential) and commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans, representing consumer, one to four family residential first and seconds and home equity lines, are collectively evaluated for impairment. The Company maintains a valuation allowance to the extent that the measure of the impaired loan is less than the recorded investment. TDRs are also considered impaired loans. A TDR occurs when the Company, for economic or legal reasons related to the borrower’s financial condition, grants a concession (including, without limitation, rate reductions to below-market rates, payment deferrals, forbearance and, in some cases, forgiveness of principal or interest) to the borrower that it would not otherwise consider. For more information see the section titled “Asset Quality” within Item 2.

Impairment of Securities

Impairment of securities occurs when the fair value of a security is less than its amortized cost. For debt securities, impairment is considered other-than-temporary and recognized in its entirety in net income if either (i) the Company intends to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. If, however, the Company does not intend to sell the security and it is not more likely than not that the Company will be required to sell the security before recovery, the Company must determine what portion of the impairment is attributable to a credit loss, which occurs when the amortized cost basis of the security exceeds the present value of the cash flows expected to be collected from the security. If there is no credit loss, there is no other-than-temporary impairment. If there is a credit loss, other-than-temporary impairment exists, and the credit loss must be recognized in net income and the remaining portion of impairment must be recognized in other comprehensive income. For equity securities, impairment is considered to be other-than-temporary based on the Company’s ability and intent to hold the investment until a recovery of fair value. Other-than-temporary impairment of an equity security results in a write-down that must be included in net income. The Company regularly reviews each investment security for other-than-temporary impairment based on criteria that include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer, the Company’s best estimate of the present value of cash flows expected to be collected from debt securities, the Company’s intention with regard to holding the security to maturity and the likelihood that the Company would be required to sell the security before recovery.

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Other Real Estate Owned

Real estate acquired through, or in lieu of, foreclosure is held for sale and is stated at estimated fair market value of the property, less estimated disposal costs, if any. Any excess of cost over the estimated fair market value less costs to sell at the time of acquisition is charged to the allowance for loan losses. The estimated fair market value is reviewed periodically by management and any write-downs are charged against current earnings.

Goodwill

With the adoption of ASU 2011-08, “Intangible-Goodwill and Other-Testing Goodwill for Impairment,” the Company is no longer required to perform a test for impairment unless, based on an assessment of qualitative factors related to goodwill, it determines that it is more likely than not that the fair value of goodwill is less than its carrying amount. If the likelihood of impairment is more than 50 percent, the Company must perform a test for impairment and we may be required to record impairment charges. In assessing the recoverability of the Company’s goodwill, all of which was recognized in connection with the acquisition of branches in 2003 and 2008, the Company must make assumptions in order to determine the fair value of the respective assets. Major assumptions used in the impairment analysis were discounted cash flows, merger and acquisition transaction values (including as compared to tangible book value), and stock market capitalization. The Company completed the annual goodwill impairment test during the fourth quarter of 2013 and determined there was no impairment to be recognized in 2013. If the underlying estimates and related assumptions change in the future, the Company may be required to record impairment charges.

Retirement Plan

The Company has historically maintained a defined benefit pension plan. Effective January 28, 2008, the Company took action to freeze the plan with no additional contributions for a majority of participants. Employees age 55 or greater or with 10 years of credited service were grandfathered in the plan. No additional participants have been added to the plan. The plan was again amended on February 28, 2011 to freeze the plan with no additional contributions for grandfathered participants. Benefits for all participants have remained frozen in the plan since such action was taken. Effective January 1, 2012, the plan was amended and restated as a cash balance plan. Under a cash balance plan, participant benefits are stated as an account balance. An opening account balance was established for each participant based on the lump sum value of his or her accrued benefit as of December 31, 2011 in the original defined benefit pension plan. Each participant’s account will be credited with an “interest” credit each year. The interest rate for each year is determined as the average annual interest rate on the 2 year U.S. Treasury securities for the month of December preceding the plan year. Plan assets, which consist primarily of mutual funds invested in marketable equity securities and corporate and government fixed income securities, are valued using market quotations. The Company’s actuary determines plan obligations and annual pension expense using a number of key assumptions. Key assumptions may include the discount rate, the estimated return on plan assets and the anticipated rate of compensation increases. Changes in these assumptions in the future, if any, or in the method under which benefits are calculated may impact pension assets, liabilities or expense.

Accounting for Income Taxes

Determining the Company’s effective tax rate requires judgment. In the ordinary course of business, there are transactions and calculations for which the ultimate tax outcomes are uncertain. In addition, the Company’s tax returns are subject to audit by various tax authorities. Although we believe that the estimates are reasonable, no assurance can be given that the final tax outcome will not be materially different than that which is reflected in the income tax provision and accrual.

The realization of deferred income tax assets is assessed and a valuation allowance is recorded if it is “more likely than not” that all or a portion of the deferred tax asset will not be realized.  “More likely than not” is defined as greater than a 50% chance.  Management considers all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed. For more information, see Item 1. “Financial Statements,” under the heading “Note 4. Deferred Income Taxes” in this Quarterly Report on Form 10-Q and Item 8. “Financial Statements and Supplementary Data,” under the headings “Note 1. Summary of Significant Accounting Policies” and “Note 10. Income Taxes” in 2013 Form 10-K.

For further information concerning accounting policies, refer to Item 8. “Financial Statements and Supplementary Data,” under the heading “Note 1. Summary of Significant Accounting Policies” in the 2013 Form 10-K.

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Executive Overview

Eastern Virginia Bankshares, Inc. is committed to delivering strong long-term earnings using a prudent allocation of capital, in business lines where we have demonstrated the ability to compete successfully. During the first three months of 2014, the national and local economies continued to show limited signs of recovery with the main challenges continuing to be persistent unemployment above historical levels and uneven economic growth. Local markets also experienced harsh winter weather during the quarter that further slowed economic activity. Macro-economic and political issues continue to temper the global economic outlook and as such the Company remains cautiously optimistic regarding the limited signs of improvement seen in our local markets. Despite this, the Company believes that our local markets are poised for stronger growth in the coming months and years than the economic recovery has provided in our markets in recent periods. During the first three months of 2014, the Company has continued to focus on asset quality and strengthening its balance sheet as it believes these areas are critical to its success in the near term. The Company continues to show improved results, and for the first quarter of 2014 increased its net income by 84.8% when compared to the same period of 2013. During the first quarter of 2014, and primarily as a result of the Company’s decision to prepay its long-term Federal Home Loan Bank advances during the third quarter of 2013, our net interest margin (tax equivalent basis) increased by 70 basis points and 7 basis points to 3.93% when compared to the first and fourth quarters of 2013, respectively. Asset quality continues to improve, although the current interest rate environment, although elevated since the second quarter of 2013, continues to negatively impact our margins by driving lower yields on our loan portfolio. As a result of the Company’s continued focus on its strategic plan, including improving its asset quality and strengthening its balance sheet through the execution of previously disclosed strategic initiatives, loan and asset quality metrics continue to improve as evidenced by end of quarter nonperforming loans to total loans of 1.21% and nonperforming assets to total assets of 0.83%. During the first quarter of 2014, the Company was able to reduce net charge-offs by 92.2% when compared to the same period of 2013 and to reduce its nonperforming assets by 25.4% and its classified assets by 32.8%. In addition, the Company’s allowance for loan losses continues to remain strong at quarter end producing a ratio of allowance for loan losses to nonperforming loans of 180.42% and a ratio of allowance for loan losses to total loans of 2.18%. Throughout the balance of 2014 and into 2015, the Company plans to continue evaluating and implementing strategies to strengthen its financial condition and look forward to future growth and opportunities to further increase the value of its franchise.

Strategic Initiatives

The Company has used a portion of the gross proceeds from its Private Placements and Rights Offerings in 2013 (the “2013 Capital Initiative”) for general corporate purposes, including strengthening its balance sheet, the accelerated resolution and disposition of assets adversely classified by the Company (consisting of other real estate owned and classified loans), and improvement of the Company’s balance sheet through the restructuring of FHLB advances. During the third quarter of 2013, the Company prepaid $107.5 million of its long-term FHLB advances, and also accelerated the resolution and disposition of adversely classified assets. The extinguishment of the higher rate long-term FHLB advances triggered an $11.5 million prepayment penalty that was fully recognized during the third quarter of 2013. During 2014, the Company will continue to pursue the redemption of the Series A Preferred Stock originally issued to the Treasury through TARP, and also plans to focus on online and mobile banking options offered to the Bank’s customers, including introducing or improving the Bank’s portfolio of internet and mobile banking products and services. As the Company executes these business strategies, senior management and the board of directors will continue to evaluate other initiatives that they believe will best position the Company for long-term success. While the Company largely has worked through the economic challenges of the past few years, the Company will look at the remainder of 2014 and into 2015 as an opportunity to strengthen its branch network in existing markets and explore business development initiatives and strategic opportunities to grow the Company’s business. The Company announced one such initiative – the acquisition of a 4.9% interest in Southern Trust Mortgage, LLC – during the first quarter of 2014. The Company completed this acquisition during May 2014.

Summary of First Quarter 2014 Operating Results and Financial Condition

During the three months ended March 31, 2014, net income was $2.0 million, an increase of $916 thousand over net income of $1.1 million for the same period of 2013. The Company’s results continue to be positively impacted by the extinguishment of long-term FHLB advances in the third quarter of 2013. The prepayment of these advances has significantly improved the Company’s financial position and net interest margin as compared to the first quarter of 2013. The Company had another strong quarter liquidating its troubled assets, reducing its classified assets and improving its overall asset quality. The Company continues to be aggressive in the liquidation of troubled assets and that approach is evident with the overall reduction as of March 31, 2014 of nonperforming assets by 25.4% compared to December 31, 2013 and 38.3% compared to March 31, 2013 through a combination of successful workouts and write-downs of previously identified impaired loans. The Company’s Special Assets Division, which was formed in the second quarter of 2011 and works closely with our Executive Management Asset Quality Committee, has worked tirelessly in formulating workout strategies and conducting asset dispositions. Despite our aggressive approach in liquidating troubled assets, the Company’s allowance for loan losses remains healthy, producing a ratio of allowance for loan losses to nonperforming loans of 180.42% at March 31, 2014 compared to 134.03% at December 31, 2013. Additionally, the Company was able to reduce its ratio of nonperforming loans to total loans at March 31, 2014 to 1.21%, compared to 1.68% at December 31, 2013 while also reducing its ratio of nonperforming assets to total assets at March 31, 2014 to 0.83%. With an economic outlook consisting of modest growth, elevated unemployment and low interest rates in the near term, the Company continues to believe the primary drivers of improvement in our financial performance include focusing on asset quality issues, containing noninterest expenses and lowering our cost of funding while maintaining adequate levels of liquidity, reserves for credit losses and capital.

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Other significant factors for the Company’s results for the three months ended March 31, 2014 were downward pressure on asset yields in the current economic and interest rate environments, the elevated levels of the provision for loan losses over historical levels, the elevated levels of FDIC insurance premiums over historical levels and professional and collection/repossession expenses related to past due loans and nonperforming assets. Sales of available for sale securities to adjust the composition of the Company’s investment portfolio during the first three months of 2014 generated gains of $380 thousand, a modest decrease from gains of $467 thousand during the first three months of 2013. The Company experienced a significant decrease in the amount of net charge-offs during the first three months of 2014 when compared to the same period in 2013, while the provision for loan losses during the first three months of 2014 was down approximately 58.3% from the same period of 2013. This was due to improvements in some of the Company’s credit quality metrics, including continued decreases in the level of past due loans and nonperforming assets, and other factors, which are reflective of slowly improving economic conditions. Although the amount of provision declined, the Company’s provision for loan losses remains elevated compared to historical levels as we continue to experience historically high levels of nonperforming assets and charge-offs and aim to maintain an appropriate allowance for potential future loan losses. The Company believes the investments it has made since 2010 to reduce nonperforming assets and enhance our internal monitoring systems will significantly enhance the long-term credit quality of our loan portfolio and properly position us to deliver stronger earnings as we move forward once the economic climate improves.

For the three months ended March 31, 2014, the following key points were significant factors in our reported results:

•	Increase in net interest income of $1.2 million from the same period in 2013, principally due to a $1.4 million decrease in interest expense.
•	Net interest margin (tax equivalent basis) increased 70 basis points to 3.93% during the first quarter of 2014 as compared to 3.23% for the same period in 2013.
•	Provision for loan losses of $250 thousand compared to $600 thousand for the same period in 2013.
•	Net charge-offs of $111 thousand to write off uncollectible balances on nonperforming assets.
•	Decrease in nonperforming assets of $3.0 million during the first quarter of 2014.
•	Gain on the sale of available for sale securities of $380 thousand resulting primarily from the sale of a portion of the Company’s previously impaired agency preferred securities (FNMA & FHLMC).
•	Expenses related to FDIC insurance premiums of $332 thousand, compared to $587 thousand for the same period in 2013.
•	Expenses related to collection, repossession and other real estate owned of $67 thousand, compared to $126 thousand for the same period in 2013.
•	Increase in the effective dividend on preferred stock of $142 thousand from the same period in 2013 due primarily to the dividend rate on the Company’s Series A Preferred Stock increasing from 5% to 9% on January 9, 2014.

For the three months ended March 31, 2014 and 2013, the reported net income of $2.0 million and $1.1 million, respectively equate to the following performance metrics:

•	On net income available to common shareholders, Annualized Return on Average Assets (ROA) of 0.57% for the three months ended March 31, 2014 which compares to ROA of 0.26% for the three months ended March 31, 2013.
•	On net income available to common shareholders, Annualized Return on Average Common Shareholders’ Equity (ROE) of 6.64% for the three months ended March 31, 2014 which compares to ROE of 3.75% for the three months ended March 31, 2013.
•	The diluted income per common share (EPS) is $0.09 for the three months ended March 31, 2014 which compares to a diluted EPS of $0.12 for the three months ended March 31, 2013. The basic EPS is $0.12 for the three months ended March 31, 2014 which compares to a basic EPS of $0.12 for the three months ended March 31, 2013.

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The Company’s operating results improved significantly for the three months ended March 31, 2014, as compared to the same period of 2013, but the Company’s performance still lags behind its strong earnings history. The Company remains unsatisfied with these financial results and continues to focus on credit quality initiatives. By extinguishing the higher rate long-term FHLB advances during the third quarter of 2013, the Company immediately improved its financial position and future funding costs. The prepayment of these long-term FHLB advances had a continued impact in the first quarter of 2014 on the Company as net interest margin increased during the first quarter by 70 basis points when compared to the first quarter of 2013. The Company believes that these initiatives, in combination with our previously disclosed business strategies, will ultimately result in an improvement in our asset quality and allow the Company to focus greater resources on growing its franchise and delivering financial results more consistent with its long-term history. As detailed later in this Item 2 under the caption “Asset Quality,” the Company continues to work on the timely resolution of its nonperforming assets but expects that additional charge-offs are likely. However, the Company believes that the allowance for loan losses as of March 31, 2014 is sufficient to cover its known credit issues under current economic conditions. Any further deterioration of economic conditions or credit quality could possibly require the adjustment of its provision for loan losses to reserve against additional charge-offs.

Capital Management and Regulatory Agreements

As we first reported in our Quarterly Report on Form 10-Q for March 31, 2011, the Company has taken actions to preserve capital by deferring its regular quarterly cash dividend with respect to its Series A Preferred Stock which the Company originally issued to the Treasury in connection with the Company’s participation in the Treasury’s Capital Purchase Program in January 2009. On May 15, 2014, the Company deferred its fourteenth consecutive dividend on the Series A Preferred Stock. As of March 31, 2014, the Company had accumulated $4.1 million for dividends on the Series A Preferred Stock. On October 21, 2013, the Treasury sold all 24,000 shares of Series A Preferred stock held by Treasury to private investors. In addition, because dividends on the Series A Preferred Stock have not been paid for more than six quarters, the authorized number of directors on the Company’s Board of Directors has increased by two, and the holders of the Series A Preferred Stock have the right, voting as a class, to elect two directors to the Company’s Board of Directors at the next annual meeting (or a special meeting called for that purpose) and each annual meeting until all owed and unpaid dividends on the Series A Preferred Stock have been paid. To date the holders of the Series A Preferred Stock have not yet exercised this right.

Subject to certain exceptions and limitations, the Company is permitted to elect from time to time to defer regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities. If the Company defers interest payments on the Junior Subordinated Debentures for more than 20 consecutive quarters, the Company would be in default under the governing agreements for such notes and the amount due under such agreements would be immediately due and payable. During the second quarter of 2011, the Company began deferring its regularly scheduled interest payments on its outstanding Junior Subordinated Debentures relating to its trust preferred securities. While the interest expense associated with this source of regulatory capital continues to be reflected in the Company’s earnings, the deferred payments represent a subordinated liability to other creditors of the Company. As of March 31, 2014, the Company has deferred twelve quarterly payments totaling $1.1 million for interest on the Junior Subordinated Debentures.

The actions to suspend and defer dividend and interest payments to preserve capital, while difficult, are necessary to ensure the financial strength of the Company. Despite the Company’s significant challenges over the last several years, the Company has maintained its regulatory well capitalized status and it believes that maintaining this status is critically important for the long-term value of the Company. As economic conditions improve, and as the Company is able to generate earnings to support its current and future capital needs, the Company plans to restore dividends on its common stock, Series A Preferred Stock and Series B Preferred Stock, as well as interest payments on its Junior Subordinated Debentures.

As previously disclosed, on February 17, 2011, the Company and the Bank entered into a Written Agreement with the Reserve Bank and the Bureau. The purpose of this agreement was to formally document the common goal of the Company, the Bank and the regulatory agencies to maintain the financial soundness of the Company and the Bank. This agreement contained many of the steps that the Company had already initiated during 2010 and 2011 to address its deteriorating asset quality and associated challenges brought on during the economic recession. The Written Agreement was terminated on July 30, 2013. On September 5, 2013, the Company and the Bank entered into a Memorandum of Understanding with the Reserve Bank and the Bureau. The Memorandum of Understanding was terminated effective March 13, 2014. For additional information, refer to Item 1. “Financial Statements,” under the heading “Note 14. Regulatory Agreements.”

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The Company will continue to evaluate its capital management strategies during the remainder of 2014, including as related to its strategic initiatives and deploying proceeds of the 2013 Capital Initiative.

Results of Operations

As discussed above, the Company’s results of operations for the three months ended March 31, 2014 were primarily driven by improved net interest margins related to the extinguishment of long-term FHLB advances in the third quarter of 2013, despite decreased yields on loans, the largest segment of earning assets. Additionally, results were impacted by the elevated level of the provision for loan losses and FDIC insurance premiums over historical amounts, gains generated by sales of available for sale securities and professional and collection/repossession expenses related to past due loans and nonperforming assets. Credit quality continues to receive significant management attention to ensure that we continue to identify credit problems and improve the quality of our asset portfolio, with reduced levels of nonperforming assets from December 31, 2011 to March 31, 2014 demonstrating our positive asset quality progress. The Company remains diligent and focused on the management of our credit quality and is fully committed to quickly and aggressively addressing our problem credits. Additional analysis and breakout of our nonperforming assets are presented later in this Item 2 under the caption “Asset Quality”. The remainder of this analysis discusses the results of operations under the component sections of net interest income and net interest margin, noninterest income, noninterest expense and income taxes.

Net Interest Income and Net Interest Margin

Net interest income, the fundamental source of the Company’s earnings, is defined as the difference between income on earning assets and the cost of funds supporting those assets. Significant categories of earning assets are loans and investment securities, while deposits and short-term borrowings represent the major portion of interest bearing liabilities. The level of net interest income is impacted primarily by variations in the volume and mix of these assets and liabilities, as well as changes in interest rates when compared to previous periods of operations and the yield of our interest earning assets compared to our cost of funding these assets.

Table 1 presents the average interest earning assets and average interest bearing liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three months ended March 31, 2014 and 2013.

For comparative purposes, income from tax-exempt securities is adjusted to a tax-equivalent basis using the federal statutory tax rate of 34% and adjusted by the Tax Equity and Fiscal Responsibility Act adjustment. This latter adjustment is for the disallowance as a deduction of a portion of total interest expense related to the ratio of average tax-exempt securities to average total assets. By making these adjustments, tax-exempt income and their yields are presented on a comparable basis with income and yields from fully taxable earning assets. The net interest margin is calculated by expressing tax-equivalent net interest income as a percentage of average interest earning assets, and represents the Company’s net yield on its earning assets. Net interest margin is an indicator of the Company’s effectiveness in generating income from its earning assets. The net interest margin is affected by the structure of the balance sheet as well as by competitive pressures, Federal Reserve Board policies and the economy. The spread that can be earned between interest earning assets and interest bearing liabilities is also dependent to a large extent on the slope of the yield curve, which in recent periods has been significantly impacted by initiatives of the Federal Reserve Board intended to lower long-term interest rates.

Net interest income, on a fully tax equivalent basis, increased $1.3 million or 15.8% to $9.4 million for the three months ended March 31, 2014, up from $8.1 million for the three months ended March 31, 2013. Total average earning assets decreased $48.2 million or 4.8% from $1.0 billion for the three months ended March 31, 2013 to $964.3 million for the same period of 2014. Total average interest-bearing liabilities decreased approximately $77.2 million or 9.0% from $856.1 million for the three months ended March 31, 2013 to $778.8 million for the same period of 2014. The measured increase in net interest income was impacted by the change in the mix and pricing of the balance sheet components including the impacts of extinguishing the higher-rate long-term FHLB advances during the third quarter of 2013, increasing yields on the investment portfolio driven by rebalancing efforts and slightly increasing loan balances, partially offset by decreasing yields on the Company’s loan portfolio and decreased short-term investments. Net interest income for the first three months of 2014 was favorably impacted by decreases to the cost of all categories of interest-bearing liabilities, except for a 4 basis point increase in the average rate paid on the Company’s trust preferred debt. These shifts resulted in an increase of 70 basis points in our net interest margin from 3.23% for the three months ended March 31, 2013 to 3.93% for the same period of 2014. The percentage of average earning assets to total average assets decreased slightly to 91.9% for the three months ended March 31, 2014, as compared to 93.7% for the same period of 2013.

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Total interest income, on a fully tax equivalent basis, decreased $147 thousand from $10.6 million for the three months ended March 31, 2013 to $10.5 million for the same period of 2014. This was driven primarily by a decline in the yield on the loan portfolio for the three months ended March 31, 2014 compared to the same period in 2013, and a decrease in average earning assets over the same periods. While the yield on the loan portfolio and average earning assets declined, the yield on average earning assets increased from 4.25% for the three months ended March 31, 2013 to 4.40% for the same period of 2014. The increased yield on average earning assets was primarily the result of higher yields on investment securities and higher average loan balances, partially offset by a significant decrease in average short term investments and lower average balances on investment securities.

Average total loan balances increased $4.0 million from $674.1 million for the three months ended March 31, 2013 to $678.1 million for the same period of 2014. The yield on loans decreased to 5.11% for the first quarter of 2014 compared to 5.39% for the same period of 2013. This resulted in a $406 thousand drop in interest income generated by our largest earning asset category from the prior year’s income level to $8.6 million for the quarter ended March 31, 2014 compared to $9.0 million for the same period of 2013. Interest income generated by the loan portfolio decreased due to weak loan demand in our markets as a result of the continuing challenging economic conditions, adjustments to our variable rate loans in the low interest rate environment, charge-offs, payment curtailments on outstanding loans, partially offset by the impact of higher average balances in the loan portfolio. This increase in average loan balances was due largely to the purchase of $27.2 million in performing one-to-four family residential mortgage loans in the first quarter of 2014. In addition, due to the historically low interest rate environment, although slightly rising beginning in the latter portion of the second quarter of 2013 and into the third quarter of 2013, and intensified loan competition in our markets, loans were originated during the first quarter of 2014 at much lower yields than loans previously in the Company’s loan portfolio, which has contributed significantly to lower yields on the loan portfolio.

Average investment security balances decreased $9.4 million from $288.0 million for the three months ended March 31, 2013 to $278.6 million for the same period of 2014. The yield on investment securities increased 49 basis points from 2.30% for the first quarter of 2013 to 2.79% for the first quarter of 2014. The higher yield resulted from investment portfolio restructurings, accelerated prepayments on our Agency mortgage-backed and Agency CMO securities, principally due to the low rate environment and incentives for homeowners to refinance higher-rate mortgages, in the prior period compared to the current period, and our decision to invest in 2013 in higher yielding, longer duration municipal securities. Average taxable investment securities decreased $24.8 million from the first quarter of 2013 to the first quarter of 2014 and the yield on taxable investment securities increased from 2.17% for the three months ended March 31, 2013 to 2.54% for the same period of 2014, an increase of 37 basis points. Average tax exempt investment securities increased $17.4 million from the first quarter of 2013 to the first quarter of 2014 and the yield on tax exempt investment securities increased from 3.99% for the three months ended March 31, 2013 to 4.10% for the same period of 2014, an increase of 11 basis points.

In addition to deploying excess liquidity into the investment securities portfolio, we also deploy a portion of our excess funds into short-term investments. Average interest bearing deposits in other banks decreased $42.7 million from $50.2 million for the first quarter of 2013 to $7.5 million for the same period of 2014, and average federal funds sold decreased $211 thousand to $143 thousand during the first quarter of 2014 compared to $354 thousand for the same period of 2013. This decrease in excess funds was primarily due to the overall decrease in our average total deposits, the purchase of $27.2 million in performing one-to-four family mortgage loans in the first quarter of 2014 and an overall decrease in average total borrowings. In total, our average excess funds decreased $42.9 million from the first quarter of 2013 to the first quarter of 2014.

Average interest-bearing deposits decreased approximately $32.6 million from $725.0 million for the first quarter of 2013 to $692.3 million for the first quarter of 2014. Changes within the mix of these balances and the corresponding decrease in the rates paid on deposits were significant drivers for the reduction in interest expense in the first quarter of 2014 related to interest-bearing deposits and helped to offset the contemporaneous decrease in our interest income. Our overall cost of funds decreased $1.4 million from the first quarter of 2013 to the first quarter of 2014, due to the prepayment of $107.5 million in higher rate long-term borrowings during August 2013, the maturity of a $10.0 million higher rate long-term borrowing during September 2013, the decrease in average interest-bearing deposits and the total rate for average interest-bearing deposits decreasing from 0.71% for the three months ended March 31, 2013 to 0.58% for the same period of 2014, a drop of 13 basis points. Retail deposits continued to shift from higher priced certificates of deposit and money market savings accounts to lower priced checking (or “NOW” accounts) and savings accounts. The largest increase from the first quarter of 2013 to the same period of 2014 was in our NOW accounts with an increase of $12.6 million in average balance and a corresponding rate decrease of 3 basis points from 0.39% to 0.36% from the first quarter of 2013 to the first quarter of 2014. Our savings deposits had an increase of $1.9 million in average balance and a corresponding rate decrease of 5 basis points from 0.18% to 0.13% for the same periods. Average money market savings accounts decreased approximately $13.3 million from $132.3 million during the first quarter of 2013 to $119.1 million during the first quarter of 2014 and the rate dropped 3 basis points from 0.46% in the first quarter of 2013 to 0.43% for the same period of 2014. Average large dollar certificates of deposit decreased $26.0 million from $126.8 million during the first quarter of 2013 to $100.8 million during the first quarter of 2014 and the rate dropped 17 basis points from 1.38% in the first quarter of 2013 to 1.21% for the same period of 2014. The average balance of other certificates of deposit declined $7.9 million from $133.0 million during the first quarter of 2013 to $125.1 million for the same period of 2014, with a simultaneous 30 basis point drop in rate from 1.28% in the first quarter of 2013 to 0.98% for the same period of 2014.

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Average short-term borrowings were $73.0 million during the first quarter of 2014 with a corresponding interest rate of 0.19% compared to average long-term borrowings 2013 of $117.5 million with a corresponding interest rate of 4.05% during the same period of 2013. Short-term borrowings contributed $35 thousand of interest expense during the first quarter of 2014, while long-term borrowings contributed $1.2 million of interest expense during the first quarter of 2013.

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Table 1: Average Balance Sheet and Net Interest Margin Analysis

(dollars in thousands)

	Three Months Ended March 31,
	2014			2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$241,088	$1,507	2.54%	$265,861	$1,422	2.17%
Restricted securities	7,237	102	5.72%	9,228	86	3.78%
Tax exempt (2)	30,269	306	4.10%	12,893	127	3.99%
Total securities	278,594	1,915	2.79%	287,982	1,635	2.30%
Interest bearing deposits in other banks	7,492	4	0.22%	50,153	25	0.20%
Federal funds sold	143	-	0.00%	354	-	0.00%
Loans, net of unearned income (3)	678,110	8,550	5.11%	674,082	8,956	5.39%
Total earning assets	964,339	10,469	4.40%	1,012,571	10,616	4.25%
Less allowance for loan losses	(14,784)			(20,363)
Total non-earning assets	99,493			88,760
Total assets	$1,049,048			$1,080,968

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$257,179	$228	0.36%	$244,545	$236	0.39%
Savings	90,185	30	0.13%	88,266	39	0.18%
Money market savings	119,087	125	0.43%	132,346	150	0.46%
Large dollar certificates of deposit (4)	100,768	301	1.21%	126,782	430	1.38%
Other certificates of deposit	125,092	303	0.98%	133,021	419	1.28%
Total interest-bearing deposits	692,311	987	0.58%	724,960	1,274	0.71%
Federal funds purchased and repurchase agreements	3,218	5	0.63%	3,292	5	0.62%
Short-term borrowings	72,985	35	0.19%	-	-	0.00%
Long-term borrowings	-	-	0.00%	117,500	1,174	4.05%
Trust preferred debt	10,310	88	3.46%	10,310	87	3.42%
Total interest-bearing liabilities	778,824	1,115	0.58%	856,062	2,540	1.20%
Noninterest-bearing liabilities
Demand deposits	129,514			117,586
Other liabilities	4,854			7,193
Total liabilities	913,192			980,841
Shareholders' equity	135,856			100,127
Total liabilities and shareholders' equity	$1,049,048			$1,080,968

Net interest income (2)		$9,354			$8,076

Interest rate spread (2)(5)			3.82%			3.05%
Interest expense as a percent of average earning assets			0.47%			1.02%
Net interest margin (2)(6)			3.93%			3.23%

Notes:

(1)	Yields are annualized and based on average daily balances.
(2)	Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a $93 adjustment for 2014 and a $39 adjustment in 2013.
(3)	Nonaccrual loans have been included in the computations of average loan balances.
(4)	Large dollar certificates of deposit are certificates issued in amounts of $100 or greater.
(5)	Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(6)	Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

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Noninterest Income

Noninterest income is comprised of all sources of income other than interest income on our earning assets. Significant revenue items include fees collected on certain deposit account transactions, debit and credit card fees, other general services, earnings from other investments we own in part or in full, gains or losses from investments, and gains or losses on sales of investments, loans, and fixed assets.

The following table depicts noninterest income for the three months ended March 31, 2014 and 2013:

Table 2: Noninterest Income

	Three Months Ended March 31,
(dollars in thousands)	2014	2013
Service charges and fees on deposit accounts	$822	$766
Debit/credit card fees	309	333
Gain on sale of available for sale securities, net	380	467
Gain on sale of bank premises and equipment	5	1
Other operating income	376	381
Total noninterest income	$1,892	$1,948

Noninterest income for the three months ended March 31, 2014 was $1.9 million, a decrease of $56 thousand or 2.9% over the noninterest income of $1.9 million for the same period of 2013. The decrease in this component was caused by the following events:

•	Service charges and fees on deposit accounts were $822 thousand for the first quarter of 2014, an increase of $56 thousand or 7.3% from $766 thousand for the first quarter of 2013, which was primarily attributable to an increase in service charge income on checking accounts;
•	Debit/credit card fees were $309 thousand for the first quarter of 2014, a decrease of $24 thousand or 7.2% from $333 thousand for the first quarter of 2013, and were driven by a 8.5% decrease in debit card income;
•	The Company realized net gains of $380 thousand on the sale of available for sale securities as compared to $467 thousand for the same period in 2013. These gains in 2014 were primarily the result of the Company selling a portion of its previously impaired agency preferred securities (FNMA & FHLMC). The Company sold these securities to remove classified assets from the balance sheet, and to provide funding to purchase taxable securities and increase the Company’s sources of taxable income. The Company will continue to strategically evaluate opportunities to further adjust the composition of its investment portfolio through the balance of 2014.

Noninterest Expense

Noninterest expense includes all expenses with the exception of those paid for interest on borrowings and deposits. Significant expense items included in this component are salaries and employee benefits, occupancy and other operating expenses.

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The following table depicts noninterest expense for the three months ended March 31, 2014 and 2013:

Table 3: Noninterest Expense

	Three Months Ended March 31,
(dollars in thousands)	2014	2013
Salaries and employee benefits	$4,586	$4,149
Occupancy and equipment expenses	1,319	1,256
Telephone	211	255
FDIC expense	332	587
Consultant fees	343	216
Collection, repossession and other real estate owned	67	126
Marketing and advertising	167	234
(Gain) loss on sale of other real estate owned	(13)	37
Impairment losses on other real estate owned	5	10
Other operating expenses	1,161	1,086
Total noninterest expenses	$8,178	$7,956

Noninterest expense for the three months ended March 31, 2014 was $8.2 million, an increase of $222 thousand or 2.8% over the noninterest expense of $8.0 million for the same period of 2013. The increase in this component was caused by the following events:

•	Salaries and employee benefits were $4.6 million for the first quarter of 2014, an increase of $437 thousand or 10.5% from $4.1 million for the same period of 2013. This increase was due to annual merit increases, lower deferred compensation on loan originations and was partially offset by lower group term insurance costs;
•	FDIC insurance expense was $332 thousand for the first quarter of 2014, a decrease of $255 thousand or 43.4% from $587 thousand for the same period in 2013. This decrease was driven by lower base assessment rates due to the improvement in the Bank’s overall composite rating in connection with the termination of the Written Agreement in July 2013;
•	Consultant fees were $343 thousand for the first quarter of 2014, an increase of $127 thousand or 58.8% from $216 thousand for the same period of 2013. This was primarily due to additional consulting charges incurred related to compliance and loan operations;
•	Expenses related to collection, repossession and OREO were $67 thousand for the first quarter of 2014, a decrease of $59 thousand or 46.8% from $126 thousand in the first quarter of 2013, due to the decrease in carrying balances of OREO and classified assets;
•	Marketing and advertising expenses were $167 thousand for the first quarter of 2014, a decrease of $67 thousand or 28.6% from $234 thousand for the same period of 2013, due primarily to lower expenditures on television, radio and newspaper advertising;
•	Gains on the sale of other real estate owned were $13 thousand for the first quarter of 2014, an improvement of $50 thousand from losses of $37 thousand for the same period of 2013; and
•	Impairment losses related to valuation adjustments on OREO were $5 thousand for the first quarter of 2014, a decrease of $5 thousand or 50.0% from losses of $10 thousand for the same period of 2013, as OREO balances have continued to decline during the first quarter of 2014 and real estate prices in our markets have continued to stabilize.

Income Taxes

The Company recorded income tax expense of $729 thousand for the three months ended March 31, 2014, compared to income tax expense of $349 thousand for the same period of 2013, reflecting a $380 thousand increase in income tax expense. The increase in income tax expense from the first quarter of 2013 to the same period of 2014 was the result of the Company’s pretax income increasing by approximately $1.3 million and an increase in the amount of tax-exempt income on investment securities as the Company rebalanced its securities portfolio during 2013.

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Asset Quality

Provision and Allowance for Loan Losses

The allowance for loan losses is a reserve for estimated credit losses on individually evaluated loans determined to be impaired as well as estimated credit losses inherent in the loan portfolio, and is based on periodic evaluations of the collectability and historical loss experience of loans. A provision for loan losses, which is a charge against earnings, is recorded to bring the allowance for loan losses to a level that, in management’s judgment, is appropriate to absorb probable losses in the loan portfolio. Actual credit losses are deducted from the allowance for loan losses for the difference between the carrying value of the loan and the estimated net realizable value or fair value of the collateral, if collateral dependent. Subsequent recoveries, if any, are credited to the allowance for loan losses.

The allowance for loan losses is comprised of a specific allowance for identified problem loans and a general allowance representing estimations done pursuant to either FASB ASC Topic 450 “Accounting for Contingencies”, or FASB ASC Topic 310 “Accounting by Creditors for Impairment of a Loan.” The specific component relates to loans that are classified as impaired, and is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. For collateral dependent loans, an updated appraisal will be ordered if a current one is not on file. Appraisals are performed by independent third-party appraisers with relevant industry experience. Adjustments to the appraised value may be made based on recent sales of like properties or general market conditions when deemed appropriate. The general component covers non-classified or performing loans and those loans classified as substandard, doubtful or loss that are not impaired. The general component is based on migration analysis adjusted for qualitative factors, such as economic conditions, interest rates and unemployment rates. The Company uses a risk grading system for real estate (including multifamily residential, construction, farmland and non-farm, non-residential) and commercial loans. Loans are graded on a scale from 1 to 9. Non-impaired real estate and commercial loans are assigned an allowance factor which increases with the severity of risk grading. A general description of the characteristics of the risk grades is as follows:

Pass Grades

•	Risk Grade 1 loans have little or no risk and are generally secured by cash or cash equivalents;
•	Risk Grade 2 loans have minimal risk to well qualified borrowers and no significant questions as to safety;
•	Risk Grade 3 loans are satisfactory loans with strong borrowers and secondary sources of repayment;
•	Risk Grade 4 loans are satisfactory loans with borrowers not as strong as risk grade 3 loans but may exhibit a higher degree of financial risk based on the type of business supporting the loan; and
•	Risk Grade 5 loans are loans that warrant more than the normal level of supervision and have the possibility of an event occurring that may weaken the borrower’s ability to repay.

Special Mention

•	Risk Grade 6 loans have increasing potential weaknesses beyond those at which the loan originally was granted and if not addressed could lead to inadequately protecting the Company’s credit position.

Classified Grades

•	Risk Grade 7 loans are substandard loans and are inadequately protected by the current sound worth or paying capacity of the obligor or the collateral pledged. These have well defined weaknesses that jeopardize the liquidation of the debt with the distinct possibility the Company will sustain some loss if the deficiencies are not corrected;
•	Risk Grade 8 loans are doubtful of collection and the possibility of loss is high but pending specific borrower plans for recovery, its classification as a loss is deferred until its more exact status is determined; and
•	Risk Grade 9 loans are loss loans which are considered uncollectable and of such little value that their continuance as a bank asset is not warranted.

The Company uses a past due grading system for consumer loans, including one to four family residential first and seconds and home equity lines. The past due status of a loan is based on the contractual due date of the most delinquent payment due. The past due grading of consumer loans is based on the following categories: current, 1-29 days past due, 30-59 days past due, 60-89 days past due and over 90 days past due. The consumer loans are segregated between performing and nonperforming loans. Performing loans are those that have made timely payments in accordance with the terms of the loan agreement and are not past due 90 days or more. Nonperforming loans are those that do not accrue interest or are greater than 90 days past due and accruing interest. Non-impaired consumer loans are assigned an allowance factor which increases with the severity of past due status. This component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the loan portfolio.

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The Company's ALL Committee is responsible for assessing the overall appropriateness of the allowance for loan losses and monitoring the Company's allowance for loan losses methodology, particularly in the context of current economic conditions and a rapidly changing regulatory environment.  The ALL Committee at least annually reviews the Company's allowance for loan losses methodology.

The allocation methodology applied by the Company includes management’s ongoing review and grading of the loan portfolio into criticized loan categories (defined as specific loans warranting either specific allocation, or a classified status of substandard, doubtful or loss). The allocation methodology focuses on evaluation of several factors, including but not limited to: evaluation of facts and issues related to specific loans, management’s ongoing review and grading of the loan portfolio, consideration of migration analysis and delinquency experience on each portfolio category, trends in past due and nonaccrual loans, the level of classified loans, the risk characteristics of the various classifications of loans, changes in the size and character of the loan portfolio, concentrations of loans to specific borrowers or industries, existing economic conditions, the fair value of underlying collateral, and other qualitative and quantitative factors which could affect potential credit losses. Because each of the criteria used is subject to change, the allocation of the allowance for loan losses is made for analytical purposes and is not necessarily indicative of the trend of future loan losses in any particular loan category. The total allowance is available to absorb losses from any segment of the portfolio. In determining the allowance for loan losses, the Company considers its portfolio segments and loan classes to be the same.

For financial periods prior to and including the quarter ended September 30, 2013, in lieu of applying a migration analysis the Company considered historical loss experience based on a rolling three year average of historical loan loss experience. For more information, see the information contained in Part I, Item 7 of the 2013 Form 10-K under the heading “Asset Quality – Provision and Allowance for Loan Losses.”

Management believes that the level of the allowance for loan losses is appropriate in light of the credit quality and anticipated risk of loss in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance for loan losses through increased provisions for loan losses or may require that certain loan balances be charged-off or downgraded into classified loan categories when their credit evaluations differ from those of management based on their judgments about information available to them at the time of their examinations.

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The following table presents the Company’s loan loss experience for the periods indicated:

Table 4: Allowance for Loan Losses

	Three Months Ended March 31,
(dollars in thousands)	2014	2013
Average loans outstanding*	$678,110	$674,082
Allowance for loan losses, January 1	$14,767	$20,338
Charge-offs:
Commercial, industrial and agricultural	(213)	(495)
Real estate - one to four family residential:
Closed end first and seconds	(77)	(96)
Home equity lines	(54)	(10)
Real estate - construction:
Other construction, land development and other land	-	(950)
Real estate - non-farm, non-residential:
Owner occupied	-	(1)
Consumer	(13)	(26)
Other	(15)	(40)
Total loans charged-off	(372)	(1,618)
Recoveries:
Commercial, industrial and agricultural	11	45
Real estate - one to four family residential:
Closed end first and seconds	205	29
Home equity lines	2	1
Real estate - construction:
One to four family residential	5	30
Other construction, land development and other land	1	67
Real estate - non-farm, non-residential:
Non-owner occupied	2	-
Consumer	28	17
Other	7	7
Total recoveries	261	196
Net charge-offs	(111)	(1,422)
Provision for loan losses	250	600
Allowance for loan losses, March 31	$14,906	$19,516
Ratios:
Ratio of allowance for loan losses to total loans outstanding, end of period	2.18%	2.91%
Ratio of annualized net charge-offs to average loans outstanding during the period	0.07%	0.86%

*Net of unearned income and includes nonaccrual loans.

As a result of the challenges continuing to face the economy and the real estate and financial markets today, the Company made provisions for loan losses of $250 thousand for the three months ended March 31, 2014, as compared to $600 thousand for the same period of 2013. Net charge-offs for the three months ended March 31, 2014 were $111 thousand, compared to $1.4 million for the same period of 2013. This represents, on an annualized basis, 0.07% of average loans outstanding for the three months ended March 31, 2014 and 0.86% of average loans outstanding for the same period of 2013. The contribution to the provision in the first three months of 2014 and 2013 was made in response to sustained credit quality issues in our loan portfolio as well as current market conditions, both nationally and in our markets, all of which indicate that credit quality issues may continue to adversely impact our loan portfolio and our earnings in future periods. The provision for loan losses declined during the first quarter of 2014 compared to the first quarter of 2013 in part due to asset quality improvements made during 2013 and 2014. Net charge-offs decreased $1.3 million, or 92.2%, from the first quarter of 2013 compared to the same period of 2014 due to improvements in some of the Company’s credit quality metrics, including continued decreases in nonperforming assets, and other factors, which are reflective of slowly improving economic conditions. However, the Company continues to aggressively focus on credit quality initiatives to improve its asset quality and resolve nonperforming assets.

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The allowance for loan losses at March 31, 2014 was $14.9 million, compared with $14.8 million at December 31, 2013. This represented 2.18% of period end loans at March 31, 2014, compared with 2.25% of year end loans at December 31, 2013.

The following table shows the allocation of the allowance for loan losses at the dates indicated. Notwithstanding these allocations, the entire allowance for loan losses is available to absorb charge-offs in any category of loan.

Table 5: Allocation of Allowance for Loan Losses

	At March 31,		At December 31,
	2014		2013
(dollars in thousands)	Allowance	Percent	Allowance	Percent
Commercial, industrial and agricultural	$1,531	10.27%	$1,787	12.10%
Real estate - one to four family residential:
Closed end first and seconds	3,084	20.69%	2,859	19.36%
Home equity lines	1,639	11.00%	1,642	11.12%
Real estate - multifamily residential	97	0.65%	79	0.53%
Real estate - construction:
One to four family residential	309	2.07%	364	2.46%
Other construction, land development and other land	2,502	16.79%	1,989	13.47%
Real estate - farmland	119	0.80%	116	0.79%
Real estate - non-farm, non-residential:
Owner occupied	2,799	18.78%	3,236	21.92%
Non-owner occupied	1,606	10.77%	1,770	11.99%
Consumer	480	3.22%	387	2.62%
Other	740	4.96%	538	3.64%
Total allowance for loan losses	$14,906	100.00%	$14,767	100.00%

(Percent is portfolio loans in category divided by total loans)

Tabular presentations of commercial loans by credit quality indicator and consumer loans, including one to four family residential first and seconds and home equity lines, by payment activity at March 31, 2014 and December 31, 2013 can be found under Item 1. “Financial Statements,” under the heading “Note 3. Loan Portfolio.”

Nonperforming Assets

The past due status of a loan is based on the contractual due date of the most delinquent payment due. Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans greater than 90 days past due may remain on an accrual status if management determines it has adequate collateral to cover the principal and interest. If a loan or a portion of a loan is adversely classified, or is partially charged off, the loan is generally classified as nonaccrual. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectability of principal or interest on loans, it is management’s practice to place such loans on a nonaccrual status immediately, rather than delaying such action until the loans become 90 days past due. As of March 31, 2014, management is not aware of any potential problem loans to place immediately on nonaccrual status.

When a loan is placed on nonaccrual status, previously accrued and uncollected interest is reversed, and the amortization of related deferred loan fees or costs is suspended. While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered. These policies are applied consistently across our loan portfolio.

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Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal.

Real estate acquired through, or in lieu of, foreclosure is held for sale and is stated at estimated fair market value of the property, less estimated disposal costs, if any. Cost includes loan principal and accrued interest. Any excess of cost over the estimated fair market value less costs to sell at the time of acquisition is charged to the allowance for loan losses. The estimated fair market value is reviewed periodically by management and any write-downs are charged against current earnings. Development and improvement costs relating to property are capitalized. Net operating income or expenses of such properties are included in collection, repossession and other real estate owned expenses.

The following table presents information concerning nonperforming assets as of and for the three months ended March 31, 2014 and the year ended December 31, 2013:

Table 6: Nonperforming Assets

	March 31,	December 31,
(dollars in thousands)	2014	2013
Nonaccrual loans*	$8,262	$11,018
Loans past due 90 days and accruing interest	-	-
Total nonperforming loans	8,262	11,018
Other real estate owned	557	800
Total nonperforming assets	$8,819	$11,818

Nonperforming assets to total loans and other real estate owned	1.29%	1.80%
Allowance for loan losses to nonaccrual loans	180.42%	134.03%
Annualized net charge-offs to average loans for the period	0.07%	1.11%
Allowance for loan losses to period end loans	2.18%	2.25%

* Includes $2.6 million and $4.2 million in nonaccrual TDRs at March 31, 2014 and December 31, 2013, respectively.

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The following table presents the change in the OREO balance for the three months ended March 31, 2014 and 2013:

Table 7: OREO Changes

	March 31,
(dollars in thousands)	2014	2013

Balance at the beginning of period, gross	$1,054	$5,558
Transfers from loans	136	552
Sales proceeds	(387)	(2,264)
Previously recognized impairment losses on disposition	(53)	-
Gain (loss) on disposition	13	(37)
Balance at the end of period, gross	763	3,809
Less valuation allowance	(206)	(821)
Balance at the end of period, net	$557	$2,988

The following table presents the change in the valuation allowance for OREO for the three months ended March 31, 2014 and 2013:

Table 8: OREO Valuation Allowance Changes

	March 31,
(dollars in thousands)	2014	2013

Balance at the beginning of period	$254	$811
Valuation allowance	5	10
Charge-offs	(53)	-
Balance at the end of period	$206	$821

Nonperforming assets were $8.8 million or 1.29% of total loans and other real estate owned at March 31, 2014 compared to $11.8 million or 1.80% at December 31, 2013. Nonperforming assets increased from 2007 through 2010 as a result of the continued challenging economic conditions which significantly increased unemployment, reduced profitability of local businesses, and reduced the ability of many of our customers to keep their loans current. Nonperforming assets began to trend downward during 2011, continued this trend throughout 2012 and 2013 and decreased by $3.0 million during the first three months of 2014. The sluggish economic recovery and continuing asset quality issues in the Company’s loan portfolio have prompted the Company to maintain the heightened level of the allowance for loan losses as compared to historical levels, which is 180.42% of nonaccrual loans at March 31, 2014, compared to 134.03% at December 31, 2013. Nonperforming loans decreased $2.8 million or 25.0% during the three months ended March 31, 2014 to $8.3 million.

Nonaccrual loans were $8.3 million at March 31, 2014, a decrease of approximately $2.8 million or 25.0% from $11.0 million at December 31, 2013. Of the current $8.3 million in nonaccrual loans, $7.8 million or 94.9% is secured by real estate in our market area. Of these real estate secured loans, $4.4 million are residential real estate, $2.7 million are commercial properties, $590 thousand are farmland, and $132 thousand are real estate construction.

As of March 31, 2014 and December 31, 2013, there were no loans past due 90 days and still accruing interest.

Other real estate owned, net of valuation allowance at March 31, 2014 was $557 thousand, a decrease of $243 thousand or 30.4% from $800 thousand at December 31, 2013. The balance at March 31, 2014 was comprised of 11 properties of which $308 thousand are residential real estate, $236 thousand are real estate construction properties and $13 thousand are commercial properties. During the three months ended March 31, 2014, new foreclosures included three properties totaling $136 thousand transferred from loans. Sales of five other real estate owned properties for the three months ended March 31, 2014 resulted in a net gain of $13 thousand. At March 31, 2014, there was one property totaling $33 thousand under contract for sale. The remaining properties are being actively marketed and the Company does not anticipate any material losses associated with these properties. The Company recorded losses of $5 thousand in its consolidated statements of income for the three months ended March 31, 2014, due to valuation adjustments on other real estate owned properties as compared to $10 thousand for the same period of 2013. Asset quality continues to be a top priority for the Company. The Company continues to allocate significant resources to the expedient disposition and collection of nonperforming and other lower quality assets, as demonstrated by the $2.4 million, or 81.4%, decrease in other real estate owned from March 31, 2013 to March 31, 2014. For more information on asset disposition strategies, see “Strategic Initiatives” in this Item 2.

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As discussed earlier in this Item 2, the Company measures impaired loans based on the present value of expected future cash flows discounted at the effective interest rate of the loan or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The Company maintains a valuation allowance to the extent that the measure of the impaired loan is less than the recorded investment. TDRs are considered impaired loans. TDRs occur when we agree to modify the original terms of a loan by granting a concession due to the deterioration in the financial condition of the borrower. These concessions can be temporary and are made in an attempt to avoid foreclosure and with the intent to restore the loan to a performing status once sufficient payment history can be demonstrated. These concessions could include, without limitation, rate reductions to below market rates, payment deferrals, forbearance, and, in some cases, forgiveness of principal or interest.

A tabular presentation of loans individually evaluated for impairment by class of loans at March 31, 2014 and December 31, 2013 can be found under Item 1. “Financial Statements,” under the heading “Note 3. Loan Portfolio.”

At March 31, 2014, the balance of impaired loans was $38.3 million, for which there were specific valuation allowances of $6.4 million. At December 31, 2013, the balance of impaired loans was $35.5 million, for which there were specific valuation allowances of $5.7 million. The average balance of impaired loans was $36.7 million for the three months ended March 31, 2014, compared to $41.2 million for the year ended December 31, 2013. The Company’s balance of impaired loans remains elevated over historical levels as a result of the continued challenging economic conditions which have significantly increased unemployment, reduced profitability of local businesses, and reduced the ability of many of our customers to keep their loans current.

The following table presents the balances of TDRs at March 31, 2014 and December 31, 2013:

Table 9: Troubled Debt Restructurings (TDRs)

	March 31,	December 31,
(dollars in thousands)	2014	2013

Performing TDRs	$17,440	$16,026
Nonperforming TDRs*	2,560	4,188
Total TDRs	$20,000	$20,214

* Included in nonaccrual loans in Table 6: Nonperforming Assets.

At the time of a TDR, the loan is placed on nonaccrual status. A loan may be returned to accrual status if the borrower has demonstrated a sustained period of repayment performance (typically six months) in accordance with the contractual terms of the loan and there is reasonable assurance the borrower will continue to make payments as agreed.

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Financial Condition

Summary

At March 31, 2014, the Company had total assets of $1.1 billion, an increase of $30.4 million or 3.0% from $1.0 billion at December 31, 2013. The increase in total assets was principally the result of increases in interest bearing deposits with banks, restricted securities, loans, borrowings and shareholders’ equity, and partially offset by decreases in cash and short-term investments, deferred taxes and deposits.

Table 10: Balance Sheet Changes

	March 31,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Total assets	$1,057,471	$1,027,074	30,397	3.0%
Cash and short-term investments	12,923	13,944	(1,021)	-7.3%
Interest bearing deposits with banks	12,152	5,402	6,750	125.0%
Securities available for sale, at fair value	235,057	234,935	122	0.1%
Securities held to maturity, at carrying value	34,780	35,495	(715)	-2.0%
Restricted securities, at cost	7,061	5,549	1,512	27.2%
Total loans	682,952	657,197	25,755	3.9%
Deferred income taxes, net	16,967	18,937	(1,970)	-10.4%
Other real estate owned, net	557	800	(243)	-30.4%
Bank owned life insurance	21,294	21,158	136	0.6%
Total deposits	826,934	834,462	(7,528)	-0.9%
Total borrowings	88,610	55,259	33,351	60.4%
Total shareholders' equity	137,374	132,949	4,425	3.3%

Investment Securities

The investment portfolio plays a primary role in the management of the Company’s interest rate sensitivity. In addition, the portfolio serves as a source of liquidity and is used as needed to meet collateral requirements, such as those related to secure public deposits, balances with the Federal Reserve Bank and repurchase agreements. The investment portfolio consists of held to maturity and available for sale securities. We classify securities as available for sale or held to maturity based on our investment strategy and management’s assessment of our intent and ability to hold the securities until maturity. Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold the investment securities to maturity, they are classified as investment securities held-to-maturity and are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Investment securities which the Company may not hold to maturity are classified as investment securities available-for-sale, as management has the intent and ability to hold such investment securities for an indefinite period of time, but not necessarily to maturity. Securities available for sale may be sold in response to changes in market interest rates, changes in prepayment risk, increases in loan demand, general liquidity needs and other similar factors and are carried at estimated fair value. Total investment securities were $269.8 million at March 31, 2014, reflecting a decrease of $593 thousand or 0.2% from $270.4 million at December 31, 2013. The available for sale portfolio had an unrealized (loss), net of tax benefit, of ($6.0) million at March 31, 2014 compared with an unrealized (loss), net of tax expense, of ($7.8) million at December 31, 2013. These unrealized (losses) as of March 31, 2014 are principally due to financial market conditions for these types of investments, particularly changes in interest rates, which rose during 2013 causing bond prices to decline and was partially offset by a decrease in rates during the first quarter of 2014.

The slight decrease in the investment portfolio during the first three months of 2014 was the result of our continued effort to restructure the composition of our securities portfolio. These decreases were partially offset by the result of mark-to-market adjustments related to decreases to the mid to long term interest rate curve during the first quarter of 2014. Unrealized losses on investment securities were $8.1 million at March 31, 2014, compared to unrealized losses of $11.8 million at December 31, 2013. Management continues to restructure the composition of our securities portfolio to strategically deploy excess cash into investment securities as investment opportunities are available; however, due to relatively scarce suitable investment opportunities, a portion of our excess funding remains in lower yielding interest bearing deposits with banks. During 2013 and during the first quarter of 2014, management continued to allocate a greater portion of the investment portfolio to SBA Pool securities. The SBA Pool securities are modified mortgage pass-through securities that are assembled using the guaranteed portion of SBA loans and as such are unconditionally guaranteed as to principal and accrued interest by the U.S. government. Management continues to invest in these SBA Pool securities because they qualify under current risk-weighting regulations as 0% risk weighted assets, which more efficiently uses capital to produce a reasonable rate of return. Approximately 32.4% of the SBA Pool securities are adjustable rate products which will assist the Company with mitigating interest rate risk. In addition, for liquidity planning purposes, these securities provide an investment that may be pledged as collateral to secure public deposits, balances with the Federal Reserve Bank and repurchase agreements. During 2013, management purchased additional tax exempt investment securities issued by state and political subdivisions, as these securities offered a higher yield over a longer duration than other investment opportunities available in the period. As part of our overall asset/liability management strategy, we are targeting our investment portfolio to be approximately 20% of our total assets. As of March 31, 2014 and December 31, 2013, our investment portfolio was 25.5% and 26.3%, respectively, of total assets.

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Loans

The Company offers an array of lending and credit services to customers including mortgage, commercial and consumer loans. A substantial portion of the loan portfolio is represented by commercial and residential mortgage loans in our market area. The ability of our debtors to honor their contracts is dependent upon the real estate and general economic conditions in our market area. The loan portfolio is the largest component of earning assets and accounts for the greatest portion of total interest income. Total loans were $683.0 million at March 31, 2014, an increase of approximately $25.8 million or 3.9% from $657.2 million at December 31, 2013. This increase was due to the purchase of $27.2 million in performing one-to-four family mortgage loans in the first quarter of 2014, partially offset by the impacts of weak loan demand in the Bank’s markets, the natural amortization of the portfolio, additional charge-offs and payment curtailments on outstanding credits.

Deposits

The Company’s predominant source of funds is depository accounts. The Company’s deposit base, which is provided by individuals and businesses located within the communities served, is comprised of demand deposits, savings and money market accounts, and time deposits. The Company augments its deposit base through conservative use of brokered deposits, including through the Certificate of Deposit Account Registry Service program (“CDARS”). The Company’s balance sheet growth is largely determined by the availability of deposits in its markets, the cost of attracting the deposits and the prospects of profitably utilizing the available deposits by increasing the loan or investment portfolios.

Total deposits were $826.9 million as of March 31, 2014, a decrease of $7.5 million or 0.9% from $834.5 million as of December 31, 2013. The following table sets forth the composition of the Company’s deposits at the dates indicated.

Table 11: Deposits

	March 31,	December 31,
(dollars in thousands)	2014	2013	Change $	Change %
Noninterest-bearing deposits	$135,433	$126,861	$8,572	6.8%

Interest-bearing deposits:
Demand deposits	$260,804	$272,343	$(11,539)	-4.2%
Money market deposits	116,565	121,491	(4,926)	-4.1%
Savings deposits	91,181	89,577	1,604	1.8%
Time deposits	222,951	224,190	(1,239)	-0.6%
Total interest-bearing deposits	$691,501	$707,601	$(16,100)	-2.3%

During the first three months of 2014, the Company continued to see a shift from interest-bearing retail time deposits to lower cost non-maturity noninterest-bearing retail deposits as our consumers are willing to forego the yield on longer-term products in order to have more readily available access to their funds. The Company believes the increase in our noninterest-bearing and interest-bearing savings deposits during the three months ended March 31, 2014 is primarily the result of customers seeking the liquidity and safety of deposit accounts in light of the weak economic recovery in our markets and continuing economic uncertainty in general. The Company saw a reduction in interest-bearing retail deposits including those to counties and municipalities during the first three months of 2014. While the Company believes that it offers competitive interest rates on all deposit products and competitive features on deposit products, the continued weak loan demand, coupled with our ongoing deposit re-pricing strategy, have allowed for some deposit attrition particularly from depositors seeking higher yields at our competitors or from other investment vehicles. At March 31, 2014 and December 31, 2013, the Company had $24.9 million and $21.2 million in brokered certificates of deposits. The interest rates paid on these deposits are consistent, if not lower, than the market rates offered in our local area. Amounts included in these brokered certificates of deposits also include deposits under the CDARS program.

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Borrowings

The Company’s ability to borrow funds through non-deposit sources provides additional flexibility in meeting the liquidity needs of customers while enhancing its cost of funds structure. Total borrowings were $88.6 million at March 31, 2014, an increase of approximately $33.4 million or 60.4% from $55.3 million at December 31, 2013. The significant increase in borrowings was primarily driven by the necessity to fund the purchase of $27.2 million in performing one-to-four family mortgage loans during the first quarter of 2014 through short-term FHLB advances.

Off-Balance Sheet Arrangements

As of March 31, 2014, there have been no material changes to the off-balance sheet arrangements disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Contractual Obligations

As of March 31, 2014, there have been no material changes outside the ordinary course of business to the contractual obligations disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Liquidity

Liquidity represents an institution’s ability to meet present and future financial obligations, including through the sale of existing assets or the acquisition of additional funds through short-term borrowings. Our liquidity is provided from cash and due from banks, interest bearing deposits with other banks, federal funds sold, repayments from loans, sales of loans, increases in deposits, lines of credit from the FHLB and three correspondent banks, sales of investments, interest and dividend payments received from investments and maturing investments. Our ability to maintain sufficient liquidity may be affected by numerous factors, including economic conditions nationally and in our markets. Depending on our liquidity levels, our capital position, conditions in the capital markets and other factors, we may from time to time consider the issuance of debt, equity or other securities, or other possible capital market transactions, the proceeds of which could provide additional liquidity for operations.

On June 12, 2013, the Company closed on its previously discussed Private Placements that contributed gross proceeds of approximately $45.0 million to our liquidity. On July 5, 2013, the Company closed on its previously disclosed Rights Offering that contributed gross proceeds of approximately $5.0 million to our liquidity. The Company deployed a portion of these proceeds during the third quarter of 2013 to execute certain of the Company’s strategic initiatives including the prepayment of higher rate long-term FHLB advances and the accelerated resolution and disposition of adversely classified assets. The Company expects to continue deploying a portion of these proceeds to execute the remaining related business initiatives during 2014. For more information on our 2013 Capital Initiative, see “Strategic Initiatives” in this Item 2.

As a result of our management of liquid assets and our ability to generate liquidity through liability funding, we believe that we maintain overall liquidity to satisfy our depositors’ requirements and to meet customers’ credit needs. We also take into account any liquidity needs generated by off-balance sheet transactions such as commitments to extend credit, commitments to purchase securities and standby letters of credit.

We monitor and plan our liquidity position for future periods. Liquidity strategies are implemented and monitored by our Asset/Liability Committee (“ALCO”).

Cash, cash equivalents and federal funds sold totaled $25.1 million as of March 31, 2014 compared to $19.3 million as of December 31, 2013. At March 31, 2014, cash, cash equivalents, federal funds sold and unpledged securities available for sale were $235.2 million or 22.2% of total assets, compared to $203.8 million or 19.8% of total assets at December 31, 2013.

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As disclosed in the Company’s consolidated statement of cash flows, net cash provided by operating activities was $3.9 million, net cash used in investing activities was $24.0 million and net cash provided by financing activities was $25.8 million for the three months ended March 31, 2014. Combined, this contributed to a $5.7 million increase in cash and cash equivalents for the three months ended March 31, 2014.

The Company maintains access to short-term funding sources as well, including federal funds lines of credit with three correspondent banks up to $40.0 million and the ability to borrow from the FHLB up to $197.8 million. The Company has no reason to believe these arrangements will not be renewed at maturity. Additional loans and securities are available that can be pledged as collateral for future borrowings from the FHLB above the current lendable collateral value.

Certificates of deposit of $100,000 or more, maturing in one year or less, totaled $63.5 million at March 31, 2014. Certificates of deposit of $100,000 or more, maturing in more than one year, totaled $50.1 million at March 31, 2014.

As of March 31, 2014, and other than referenced in this Quarterly Report on Form 10-Q, the Company was not aware of any other known trends, events or risks that have or are reasonably likely to have a material impact on our liquidity. As of March 31, 2014, the Company has no material commitments or long-term debt for capital expenditures.

Capital Resources

The assessment of capital adequacy depends on such factors as asset quality, liquidity, earnings performance, and changing competitive conditions and economic forces. The Company regularly reviews the adequacy of the Company’s capital. The Company maintains a capital structure that it believes will assure an adequate level of capital to support anticipated asset growth and to absorb potential losses.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, banks must meet specific capital guidelines that involve quantitative measures of the bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components (such as interest rate risk), risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require that the Bank maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of March 31, 2014, the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 2014, the Bank was categorized as “well capitalized,” the highest level of capital adequacy. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios. The Company’s and the Bank’s actual capital amounts and ratios as of March 31, 2014 and December 31, 2013 are presented under Item 1. “Financial Statements,” under the heading “Note 13. Capital Requirements.”

On February 17, 2011, the Parent and the Bank entered into a written agreement with the Reserve Bank and the Bureau. The Written Agreement was terminated on July 30, 2013. Under the terms of this Written Agreement, the Parent and the Bank were subject to additional limitations and regulatory restrictions and could not declare or pay dividends to its shareholders (including payments by the Parent on its trust preferred securities) and could not purchase or redeem shares of its stock without prior regulatory approval. Additional information about the Written Agreement can be found under Part I, Item 1. “Financial Statements,” under the heading “Note 14. Regulatory Agreements.”

On September 5, 2013, the Parent and the Bank entered into a memorandum of understanding with the Reserve Bank and the Bureau. The MOU was terminated effective March 13, 2014. Under the terms of this MOU, the Parent and the Bank were subject to additional limitations and regulatory restrictions and the Parent could not declare or pay dividends to its shareholders (including payments by the Parent on its trust preferred securities) and could not purchase or redeem shares of its stock without prior regulatory approval. Additional information about the MOU can be found under Part I, Item 1. “Financial Statements,” under the heading “Note 14. Regulatory Agreements.”

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In July 2013, the federal bank regulatory agencies adopted rules to implement the Basel III capital framework and for calculating risk-weighted assets, as modified by the U.S. federal bank regulators. The Basel III Capital Rules are effective for the Company and the Bank on January 1, 2015 (subject to a phase-in period for certain portions of the new rules). For a summary of these final rules, see Part I, Item 1 under the heading “Regulation and Supervision – Capital Requirements” included in the 2013 Form 10-K.

Cash Dividends

The Bank, as a Virginia banking corporation, may pay dividends only out of retained earnings. In addition, regulatory authorities may limit payment of dividends by any bank, when it is determined that such limitation is in the public interest and necessary to ensure financial soundness of the bank. Regulatory agencies place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The amount of dividends the Bank may pay to the Company, without prior approval, is limited to current year earnings plus retained net profits for the two preceding years. For the three months ended March 31, 2014 and 2013, no cash dividends have been paid from the Bank to the Company.

For the three months ended March 31, 2014 and 2013, the Company paid out no cash dividends to common or preferred shareholders.

The Company’s Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board take into account the Company’s financial condition, results of operations and other relevant factors, including any relevant regulatory restrictions.

On May 15, 2014, the Company deferred its fourteenth consecutive dividend on the Series A Preferred Stock. Deferral of dividends on the Series A Preferred Stock does not constitute an event of default.  Dividends on the Series A Preferred Stock are, however, cumulative, and the Company has accumulated the dividends in accordance with the terms of the Series A Preferred Stock and U.S. GAAP and reflected the accumulated dividends as a portion of the effective dividend on Series A Preferred Stock on the consolidated statements of income.  As of March 31, 2014, the Company had accumulated $4.1 million for dividends on the Series A Preferred Stock. In addition, because dividends on the Series A Preferred Stock have not been paid for more than six quarters, the authorized number of directors on the Company’s Board of Directors has increased by two, and the holders of the Series A Preferred Stock have the right, voting as a class, to elect two directors to the Company’s Board of Directors at the next annual meeting (or a special meeting called for that purpose) and each annual meeting until all owed and unpaid dividends on the Series A Preferred Stock have been paid. To date the holders of the Series A Preferred Stock have not yet exercised this right.

The Parent and the Bank were subject to additional limitations and regulatory restrictions and could not declare or pay dividends to shareholders (including any payments by Parent on its trust preferred debt) under the terms of the Written Agreement and the MOU, when such agreements were effective. Additional information about the Written Agreement and the MOU can be found under Item 1. “Financial Statements,” under the heading “Note 14. Regulatory Agreements.”

Effects of Inflation

The effect of changing prices on financial institutions is typically different from other industries as the Company’s assets and liabilities are monetary in nature. The primary effect of inflation on the Company’s operations is reflected in increased operating costs. In management’s opinion, changes in interest rates affect the financial condition of a financial institution to a far greater degree than changes in the inflation rate. While interest rates are significantly impacted by changes in the inflation rate, they do not necessarily change at the same time or in the same magnitude as the inflation rate.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

There have been no significant changes from the quantitative and qualitative disclosures made in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 4. Controls and Procedures

The Company’s management, including the Company’s Chief Executive Officer and the Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were effective as of March 31, 2014 to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to the Company’s management, including the Company’s principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Company’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Company or its subsidiary to disclose material information required to be set forth in the Company’s periodic reports.

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Management of the Company is also responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). There were no changes in the Company’s internal control over financial reporting during the Company’s first quarter ended March 31, 2014 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

In the ordinary course of operations, the Company and its subsidiaries may become a party to legal proceedings, or property of the Company or its subsidiaries may become subject to legal proceedings. As of March 31, 2014 and based on information currently available, there are no pending legal proceedings to which the Company, or any of its subsidiaries, is a party or to which the property of the Company or any of its subsidiaries is subject that, in the opinion of management, may materially impact the financial condition of the Company.

Item 1A. Risk Factors

There have been no material changes in the risk factors faced by the Company from those disclosed under Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. These risk factors could materially affect our business, financial condition or future results.  Additional risks not presently known to us, or that we currently deem immaterial, may also adversely affect our business, financial condition or results of operations.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In January 2001, the Company announced a stock repurchase program by which management was authorized to repurchase up to 300,000 shares of the Company’s common stock. This plan was amended in 2003 and the number of shares by which management is authorized to repurchase is up to 5% of the outstanding shares of the Company’s common stock on January 1 of each year. There is no stated expiration date for the program. During the three ended March 31, 2014, the Company did not repurchase any of its common stock.

In connection with the MOU with the Reserve Bank and the Bureau, as previously described, the Company was subject to additional limitations and regulatory restrictions and could not purchase or redeem shares of its stock without prior regulatory approval. The MOU was terminated effective March 13, 2014.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

None.

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Item 6. Exhibits

3.1	Amended and Restated Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective December 29, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed March 10, 2009).
3.1.1	Articles of Amendment to the Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective January 6, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 13, 2009).
3.1.2	Articles of Amendment to the Articles of Incorporation of Eastern Virginia Bankshares, Inc., effective June 10, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 14, 2013).
3.2	Bylaws of Eastern Virginia Bankshares, Inc., as amended June 4, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed June 14, 2013).
10.18	Base salaries for executive officers of Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed March 31, 2014).
10.19	Non-employee directors’ annual compensation for Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed March 31, 2014).
31.1	Rule 13a-14(a) Certification of Chief Executive Officer.
31.2	Rule 13a-14(a) Certification of Chief Financial Officer.
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350.
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.
101	The following materials from Eastern Virginia Bankshares, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, formatted in XBRL (Extensible Business Reporting Language), filed herewith: (i) Consolidated Balance Sheets (unaudited), (ii) Consolidated Statements of Income (unaudited), (iii) Consolidated Statements of Comprehensive Income (unaudited), (iv) Consolidated Statements of Shareholders’ Equity (unaudited), (v) Consolidated Statements of Cash Flows (unaudited), and (vi) Notes to Consolidated Financial Statements (unaudited).

62

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern Virginia Bankshares, Inc.

(Registrant)

Date:	May 15, 2014	/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer
(Principal Executive Officer)

Date:	May 15, 2014	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

63

Exhibit 31.1

CERTIFICATION

I, Joe A. Shearin, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Eastern Virginia Bankshares, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2014
/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION

I, J. Adam Sothen, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Eastern Virginia Bankshares, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	May 15, 2014

/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, Joe A. Shearin, as the President and Chief Executive Officer of Eastern Virginia Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2014, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eastern Virginia Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated:   May 15, 2014

/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, J. Adam Sothen, as the Executive Vice President and Chief Financial Officer of Eastern Virginia Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2014, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eastern Virginia Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated:   May 15, 2014

/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 22, 2014, Eastern Virginia Bankshares, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s plans to repay up to $15 million of the Company’s Series A fixed rate cumulative perpetual preferred stock, liquidation value $1,000 per share (the “Series A Preferred Stock”), that the Company initially issued to the U.S. Department of the Treasury through the Troubled Asset Relief Program Capital Purchase Program. The Press Release also announced the Company’s plans to pay $4.1 million of previously accumulated but unpaid dividends to holders of the Series A Preferred Stock, and pay $1.1 million of previously accrued but deferred interest on the Company’s trust preferred securities.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 22, 2014.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: May 22, 2014	/s/ J. Adam Sothen
By: J. Adam Sothen
Executive Vice President &
Chief Financial Officer

2

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 22, 2014.

3

Eastern Virginia Bankshares, Inc. Announces Plan to Repay Up to $15 Million in TARP Funding

TAPPAHANNOCK, Va., May 22, 2014 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the holding company for EVB (the "Bank"), announced today that it intends to repay up to $15 million of its Series A Preferred Stock issued under the Troubled Asset Relief Program Capital Purchase Program ("TARP"), making substantial progress toward completing one of the Company's previously disclosed strategic initiatives. In connection with this repayment, the Company will also pay $4.1 million of previously accumulated but unpaid dividends to holders of the Series A Preferred Stock, and pay $1.1 million of previously accrued but deferred interest on its trust preferred securities.

Joe A. Shearin, President and Chief Executive Officer commented, "We are extremely pleased to be able to announce this plan to repay a substantial portion of our $24 million of Series A Preferred Stock. This repayment will eliminate a high cost source of capital and improve our financial results for our common shareholders. This announcement represents great progress in implementing the Company's strategic plan."

Shearin further commented, "We continue to evaluate and implement strategies to strengthen our financial condition and increase profitability going forward, including the eventual repayment of our remaining Series A Preferred Stock, while identifying strategic opportunities to grow our balance sheet. We are very pleased with the progress we have made over the past 18 months and look forward to continuing to build and strengthen our banking franchise."

The Company currently anticipates completing the partial TARP repayment late during the second quarter of 2014.

Forward-Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company's future filings with the Securities Exchange Commission ("SEC"), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements. Examples of forward-looking statements contained in this release include, but are not limited to: (i) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to current and future financial and balance sheet management strategies and future repayments of the Company's Series A Preferred Stock; and (ii) statements of assumptions underlying such statements.

Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed in or implied by such statements. Factors that could cause actual results to differ from those discussed in or implied by the forward-looking statements include, but are not limited to (a) changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services that impact the Company's financial condition or results of operations; (b) other circumstances that may be out of the Company's control; and (c) other risk factors disclosed in the Company's filings with the SEC.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 29, 2014, Eastern Virginia Bankshares, Inc. (“EVBS”), its wholly-owned bank subsidiary, EVB, and Virginia Company Bank entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) under which EVBS will acquire Virginia Company Bank. In accordance with the Merger Agreement, Virginia Company Bank will merge with and into EVB (the “Merger”), at which time Virginia Company Bank will cease to exist and EVB will be the surviving entity. The Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, have been unanimously approved by the Board of Directors of each of EVBS, EVB and Virginia Company Bank.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock of Virginia Company Bank (other than certain shares owned directly or indirectly by EVBS or EVB or any of EVBS’s, EVB’s or Virginia Company Bank’s respective wholly-owned subsidiaries) issued and outstanding immediately prior to the effective time of the Merger will, at the election of the holder but subject to proration, be converted into and become the right to receive either:

(i)	$6.25 in cash without interest (the “Cash Consideration”), or
(ii)	0.9259 shares of common stock of EVBS (the “Stock Consideration”) (subject to the payment of cash in lieu of fractional shares).

Any share of Virginia Company Bank common stock with respect to which neither an election to receive Cash Consideration nor an election to receive Stock Consideration has been properly made will be converted into the right to receive the Stock Consideration.

The number of shares of Virginia Company Bank common stock that will be converted into the right to receive the Cash Consideration is limited to 25% of the shares of Virginia Company Bank common stock (such number of shares, the “Cash Conversion Number”). The remainder of the shares of Virginia Company Bank common stock will be converted into the right to receive the Stock Consideration. If the aggregate number of shares (the “Cash Election Number”) of Virginia Company Bank common stock with respect to which an election to receive the Cash Consideration has been made (“Cash Electing VCB Shares”) exceeds the Cash Conversion Number, then the number of Cash Electing VCB Shares of each shareholder of Virginia Company Bank that will be converted into the right to receive the Cash Consideration will be prorated equal to the product obtained by multiplying (x) the number of Cash Electing VCB Shares of such shareholder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number, and the remaining number of the shareholder’s Cash Electing VCB Shares will be converted into the right to receive the Stock Consideration.

The Merger Agreement provides that each share of Virginia Company Bank’s Series A Preferred Stock and Series B Preferred Stock outstanding immediately prior to the effective time of the Merger will be converted into, and will be canceled in exchange for, the right to receive one share of a class of EVBS preferred stock with substantially identical rights to the Virginia Company Bank Series A Preferred Stock and Series B Preferred Stock, including, without limitation, identical liquidation preferences and voting rights.

Each option to purchase shares of Virginia Company Bank common stock that is outstanding and unexercised immediately prior to the effective time of the Merger will be exchanged for a cash amount equal to the number of shares of Virginia Company Bank common stock subject to the option multiplied by the amount the Cash Consideration exceeds the option’s per share exercise price. Notwithstanding the foregoing, any Virginia Company Bank stock option that is an incentive stock option will be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the Virginia Company Bank stock option within the meaning of Section 424(h) of the Internal Revenue Code.

The Merger Agreement contains customary representations, warranties and covenants from EVBS, EVB and Virginia Company Bank. Completion of the Merger is subject to various customary conditions, including, among others: (i) approval of the Merger Agreement and related plan of merger by the common shareholders of Virginia Company Bank, (ii) receipt of required regulatory approvals, (iii) the absence of legal impediments to the Merger, and (iv) the absence of certain material adverse changes or events.

The Merger Agreement contains certain termination rights for EVBS, EVB and Virginia Company Bank, as the case may be. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Virginia Company Bank will be required to pay to EVBS a termination fee of $490,000.

In connection with Virginia Company Bank’s entry into the Merger Agreement, all of Virginia Company Bank’s directors signed a Support and Non-Competition Agreement, the form of which is attached to the Merger Agreement as Annex B.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualification and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Additional Information About the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Shareholders of Virginia Company Bank and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that EVBS will file with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger because it will contain important information about EVBS and Virginia Company Bank, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by EVBS free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by EVBS will be available free of charge from the Corporate Secretary of Eastern Virginia Bankshares, Inc., 330 Hospital Road, Tappahannock, Virginia, 22560, telephone number (804) 443-8400. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing EVBS’s website at www.evb.org under the tab “SEC Filings” and then under the heading “Documents.” You are urged to read the proxy statement/prospectus carefully before making a decision concerning the merger. In addition, EVBS may file other relevant documents concerning the proposed merger with the SEC. The information in this press release is not a substitute for the registration statement, the proxy statement/prospectus that will be included in the registration statement or any other documents EVBS files with the SEC or that are otherwise provided to Virginia Company Bank shareholders by EVBS or Virginia Company Bank.

Participants in the Transaction

EVBS, Virginia Company Bank and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Virginia Company Bank’s shareholders in favor of the merger with EVB. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Virginia Company Bank shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of EVBS in its Annual Report on Form 10-K for the year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on April 17, 2014. Information about the directors and executive officers of Virginia Company Bank and their ownership of Virginia Company Bank common stock, and additional information regarding the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from EVBS or Virginia Company Bank using the contact information above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of May 29, 2014, by and among Eastern Virginia Bankshares, Inc., EVB and Virginia Company Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC

Dated: May 30, 2014

/s/ J. Adam Sothen
By: J. Adam Sothen
Executive Vice President &
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of May 29, 2014, by and among Eastern Virginia Bankshares, Inc., EVB and Virginia Company Bank.

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF REORGANIZATION

among

EASTERN VIRGINIA BANKSHARES, INC.,

EVB

and

VIRGINIA COMPANY BANK

__________________________

May 29, 2014

__________________________

i

ARTICLE VII	CONDITIONS TO CONSUMMATION OF THE MERGER	57
7.01	Conditions to Each Party’s Obligation to Effect the Merger	57
7.02	Conditions to Obligation of VCB	58
7.03	Conditions to Obligation of EVBS and EVB	59

ARTICLE VIII	TERMINATION	60
8.01	Termination	60
8.02	Effect of Termination and Abandonment	62

ARTICLE IX	MISCELLANEOUS	63
9.01	Survival	63
9.02	Waiver; Amendment	63
9.03	Counterparts	64
9.04	Governing Law	64
9.05	Expenses	64
9.06	Notices	64
9.07	Entire Understanding; No Third Party Beneficiaries	65
9.08	Severability	65
9.09	Enforcement of the Agreement	66
9.10	Interpretation	66
9.11	Assignment	66

LIST OF ANNEXES AND SCHEDULES

ANNEX A	Form of Plan of Merger
ANNEX B	Form of Support and Non-Competition Agreement
SCHEDULE I	List of Deposit Taking Offices of the Surviving Bank
LIST OF DISCLOSURE SCHEDULES

ii

INDEX OF DEFINED TERMS

Acquisition Proposal	Section 6.07(b)
Adjusted Plan Termination Payments	Section 6.10(h)
Affected Agreements	Section 6.10(h)
Agreement	Section 1.01
Articles of Merger	Section 2.02(a)
Bank Secrecy Act	Section 1.01
Benefit Plans	Section 5.03(m)(i)
Business Day	Section 1.01
Cash Consideration	Section 3.01(c)(i)(A)
Cash Conversion Number	Section 3.02(e)(i)(A)
Cash Electing VCB Share	Section 1.01
Cash Election	Section 3.02(c)
Cash Election Number	Section 3.02(e)(ii)
CDARS	Section 4.01(g)
Certificate	Section 1.01
Change in Control Benefit	Section 5.03(m)(viii)
Change in Recommendation	Section 6.02(a)
Closing	Section 2.02(b)
Closing Date	Section 2.02(b)
Code	Recital D
Community Reinvestment Act	Section 1.01
Confidentiality Agreement	Section 6.06(c)
Conversion Ratio	Section 3.01(c)(i)(B)
Derivatives Contract	Section 5.03(q)(ii)
DOL	Section 5.03(m)(i)
Effective Date	Section 2.02(a)
Effective Time	Section 2.02(a)
Election	Section 3.02(c)
Election Deadline	Section 3.02(b)
Employees	Section 5.03(m)(i)
Environmental Laws	Section 1.01
Equal Credit Opportunity Act	Section 1.01
Equity Investment	Section 1.01
Equity Security	Section 1.01
ERISA	Section 1.01
EVB Articles	Section 1.01
EVB Bylaws	Section 1.01
EVB Common Stock	Section 1.01
EVBS	Preamble
EVBS Articles	Section 1.01
EVBS Benefit Plans	Section 6.10(a)
EVBS Board	Section 1.01

iii

EVBS Bylaws	Section 1.01
EVBS Common Stock	Section 1.01
EVBS Disclosure Schedule	Section 5.01
EVBS New Preferred Stock	Section 2.01(g)
EVBS Preferred Stock	Section 1.01
EVBS Series A Preferred Stock	Section 1.01
EVBS Series A-2 Preferred Stock	Section 2.01(g)
EVBS Series A-3 Preferred Stock	Section 2.01(g)
EVBS Series B Preferred Stock	Section 1.01
Exchange Act	Section 1.01
Exchange Agent	Section 1.01
Excluded Shares	Section 3.01(b)
Fair Housing Act	Section 1.01
FDIC	Section 1.01
FHLB	Section 1.01
Form of Election	Section 3.02(b)
FRB	Section 1.01
GAAP	Section 1.01
Governmental Authority	Section 1.01
Gross-Up Payment	Section 5.03(m)(viii)
Hazardous Substance	Section 1.01
Identified Officers	Section 4.01(d)
Indemnified Parties	Section 6.09(a)
Indemnifying Party	Section 6.09(a)
Insurance Policies	Section 5.03(w)
IRS	Section 5.03(m)(i)
Knowledge	Section 1.01
Letter of Transmittal	Section 3.02(b)
Liens	Section 1.01
Loans	Section 4.01(s)
Material Adverse Effect	Section 1.01
Material Contracts	Section 5.03(k)(i)
Maximum Insurance Amount	Section 6.09(c)
Merger	Section 2.01(a)
Merger Consideration	Section 3.01(c)
Mixed Election	Section 3.02(c)
NASDAQ	Section 1.01
National Labor Relations Act	Section 1.01
OREO	Section 1.01
PBGC	Section 1.01
Pension Plan	Section 5.03(m)(ii)
Person	Section 1.01
Plan of Merger	Section 2.01(a)
Preferred Consideration	Section 3.01(c)(ii)

iv

Previously Disclosed	Section 1.01
Proxy Statement/Prospectus	Section 6.03(a)
Registration Statement	Section 6.03(a)
Release	Section 1.01
Representatives	Section 6.07(a)
Rights	Section 1.01
SEC	Section 1.01
Securities Act	Section 1.01
Securities Documents	Section 5.04(g)(i)
SERP	Section 6.10(g)
Stock Consideration	Section 3.01(c)(i)(B)
Stock Electing VCB Share	Section 1.01
Stock Election	Section 3.02(c)
Subsidiary	Section 1.01
Superior Proposal	Section 6.07(c)
Support and Non-Competition Agreements	Recital F
Surviving Bank	Section 2.01(a)
Tax and Taxes	Section 1.01
Tax Return	Section 1.01
Termination Fee	Section 8.02(b)
Transaction	Section 1.01
VCB	Preamble
VCB Articles	Section 1.01
VCB Board	Section 1.01
VCB Bylaws	Section 1.01
VCB Common Stock	Section 1.01
VCB Disclosure Schedule	Section 5.01
VCB Financial Statements	Section 1.01
VCB Group	Section 1.01
VCB Loan Property	Section 5.03(o)
VCB Meeting	Section 6.02(a)
VCB Options	Section 1.01
VCB Preferred Stock	Section 1.01
VCB Series A Preferred Stock	Section 1.01
VCB Series B Preferred Stock	Section 1.01
VSCA	Section 2.01(a)

v

AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 29, 2014, among Eastern Virginia Bankshares, Inc. (“EVBS”), EVB and Virginia Company Bank (“VCB”).

RECITALS

A.         VCB. VCB is a Virginia-chartered commercial bank, having its principal place of business in Newport News, Virginia.

B.          EVBS. EVBS is a Virginia corporation, having its principal place of business in Tappahannock, Virginia.

C.          EVB. EVB is a Virginia-chartered commercial bank, having its principal place of business in Tappahannock, Virginia.

D.          Intention of the Parties. It is the intention of the parties to this Agreement that the Merger provided for herein be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

E.          Board Action. The respective Boards of Directors of each of EVBS, EVB and VCB have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger.

F.          Support and Non-Competition Agreements. As a material inducement to EVBS and EVB to enter into this Agreement, simultaneously with the execution of this Agreement, each director of VCB is entering into an agreement, substantially in the form of Annex B hereto (collectively, the “Support and Non-Competition Agreements”), pursuant to which they have agreed, among other things, to vote their shares of VCB Common Stock in favor of this Agreement and the Merger.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

Article I
CERTAIN DEFINITIONS

1.01       Certain Definitions.

The following terms are used in this Agreement with the meanings set forth below:

“Agreement” means this Agreement and Plan of Reorganization, as amended or modified from time to time in accordance with Section 9.02.

1

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the United States federal government or any day on which banking institutions in the Commonwealth of Virginia are authorized or obligated to close.

“Cash Electing VCB Share” means a share of VCB Common Stock with respect to which a Cash Election has been properly made pursuant to Section 3.02(b) and Section 3.02(c).

“Certificate” means any certificate, which immediately prior to the Effective Time, represented shares of VCB Common Stock or VCB Preferred Stock.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Environmental Laws” means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, authorization, opinion or Governmental Authority requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, Release or threatened Release of any Hazardous Substance; or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means: (i) an Equity Security; (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and (iii) any investment or transaction that in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EVB Articles” means the Articles of Incorporation of EVB.

2

“EVB Bylaws” means the Bylaws of EVB.

“EVB Common Stock” means the common stock of EVB.

“EVBS Articles” means the Amended and Restated Articles of Incorporation of EVBS, as amended by Articles of Amendment, effective January 6, 2009, and June 10, 2013

“EVBS Board” means the Board of Directors of EVBS.

“EVBS Bylaws” means the Bylaws of EVBS.

“EVBS Common Stock” means the common stock, $2.00 par value per share, of EVBS.

“EVBS Preferred Stock” means the EVBS Series A Preferred Stock and the EVBS Series B Preferred Stock, collectively.

“EVBS Series A Preferred Stock” means the fixed rate cumulative perpetual preferred stock, Series A, $2.00 par value per share, of EVBS.

“EVBS Series B Preferred Stock” means the non-voting mandatorily convertible non-cumulative preferred stock, Series B, $2.00 par value per share, of EVBS.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” means an exchange agent designated by EVBS.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Atlanta.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America, as in effect from time to time, consistently applied.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.

3

“Hazardous Substance” means any substance that: (A) is listed, classified or regulated pursuant to any Environmental Law; (B) is any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation; (C) is any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law; or (D) causes or poses a threat to cause personal injury, property damage, diminution in value, contamination, danger, pollution, a nuisance, or a hazard to any property, the environment or to the health or safety of persons or property.

“Knowledge” means, with respect to either EVBS’s and EVB’s or VCB’s awareness of the presence or absence of a fact, event or condition, the knowledge of any executive officer of such party, and, in the case of any such executive officer, that knowledge that a reasonably prudent executive officer should have if such person duly performed his or her duties as an executive officer of such party.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

“Material Adverse Effect” means, with respect to EVBS or VCB, any effect that, individually or in the aggregate, (i) is material and adverse to the financial condition, results of operations or business of EVBS and its Subsidiaries taken as a whole or VCB, as the case may be, or (ii) would materially impair the ability of any of EVBS and its Subsidiaries or VCB, as the case may be, to perform their or its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in tax, banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks, savings banks and their holding companies generally, (c) changes in general economic conditions affecting banks, savings banks and their holding companies generally, (d) the announcement or pendency of the transactions contemplated by this Agreement, (e) any outbreak or escalation of hostilities or war (whether or not declared) or any acts of war or terrorism, or any earthquakes, hurricanes, tornados or other natural disasters, (f) any attempt to assert appraisal rights pursuant to Section 13.1-730 of the VSCA by holders of VCB Common Stock or VCB Preferred Stock and (g) with respect to VCB, the effects of any action or omission taken with the prior consent of EVBS or as otherwise required by the Agreement, provided that the effect of such changes described in clauses (a) – (e) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact, if any, they have on EVBS and its Subsidiaries as a whole on the one hand or VCB on the other hand, as measured relative to similarly situated companies in the banking industry.

“NASDAQ” means the NASDAQ Global Select Market or such other securities exchange on which the EVBS Common Stock may be listed.

4

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“OREO” means other real estate owned.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Previously Disclosed” shall mean, with respect to VCB, any information set forth in a section of the VCB Disclosure Schedule corresponding to the section of this Agreement where such term is used, or with respect to EVBS or EVB, any information set forth in a section of the EVBS Disclosure Schedule corresponding to the section of this Agreement where such term is used or contained in any of EVBS’s Securities Documents.

“Release” means any spilling, leaking, pumping, pouring, emptying, injecting, emitting, discharging, depositing, escaping, leaching, migration, filtration, pouring, seepage, disposal, dumping, or other releasing into the indoor or outdoor environment whether intentional or unintentional, including, without limitation, the movement of Hazardous Substances in, on, under, or through the environment (including, without limitation, the intentional or unintentional abandonment or discarding of any products, materials, barrels, containers or other receptacles containing any Hazardous Substance.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments that obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Stock Electing VCB Share” means a share of VCB Common Stock with respect to which a Stock Election has been properly made pursuant to Section 3.02(b) and Section 3.02(c).

“Subsidiary” has the meaning ascribed to that term in Rule l-02 of Regulation S-X of the SEC.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment, transfer, registration, alternative or add-on minimum or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest, additions and penalties, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

5

“Tax Return” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refunds, schedules, attachments, estimates and information returns) with respect to any Taxes (including estimated taxes).

“Transaction” means the Merger and any other transaction contemplated by this Agreement.

“VCB Articles” means the Articles of Incorporation of VCB.

“VCB Board” means the Board of Directors of VCB.

“VCB Bylaws” means the Bylaws of VCB.

“VCB Common Stock” means the common stock, $5.00 par value per share, of VCB.

“VCB Financial Statements” shall mean (i) the balance sheets (including related notes and schedules, if any) of VCB as of December 31, 2013 and 2012 and the statements of operations, comprehensive income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of VCB for each of the two years ended December 31, 2013 and 2012, and (ii) the balance sheets of VCB (including related notes and schedules, if any) and the statements of operations comprehensive income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of VCB with respect to the quarterly periods ending subsequent to December 31, 2013, but prior to the Effective Date.

“VCB Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes VCB or any predecessor of or any successor to VCB (or to another such predecessor or successor) and any other related companies, limited liability partnerships and limited liability corporations.

“VCB Options” means the options to acquire VCB Common Stock.

“VCB Preferred Stock” means the VCB Series A Preferred Stock and the VCB Series B Preferred Stock, collectively.

“VCB Series A Preferred Stock” means the fixed rate non-cumulative perpetual preferred stock, Series A, par value $5.00 per share, of VCB.

6

“VCB Series B Preferred Stock” means the fixed rate non-cumulative perpetual preferred stock, Series B, par value $5.00 per share, of VCB.

Article II
THE MERGER

2.01       The Merger.

(a)          The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, VCB shall merge with and into EVB (the “Merger”) pursuant to a Plan of Merger, a form of which is attached hereto as Annex A (the “Plan of Merger”), in accordance with the provisions of the Virginia Stock Corporation Act (the “VSCA”), and the separate corporate existence of VCB shall cease and EVB shall survive and continue to exist as a Virginia state chartered bank under the applicable laws of the Commonwealth of Virginia (EVB, as the surviving bank in the Merger, sometimes being referred to herein as the “Surviving Bank”). Subject to the prior written consent of VCB, which consent shall not be unreasonably withheld, EVB may at any time prior to the Effective Time change the method of effecting the combination with VCB (including, without limitation, the provisions of Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) result in any changes in the amount or type of the consideration that the holders of shares of VCB Common Stock, VCB Preferred Stock or VCB Options are entitled to receive under this Agreement, (ii) materially impede or delay consummation of the Merger, (iii) impose any less favorable terms or conditions on VCB, (iv) cause the approval of the shareholders of EVBS to be required as a condition to the Merger, or (v) adversely affect the tax treatment of VCB’s shareholders as a result of receiving the Merger Consideration; and, provided, further, that EVB shall provide VCB prior written notice of such change and the reasons therefor. Such notice shall be in the form of a proposed amendment to this Agreement or an Amended and Restated Agreement and Plan of Reorganization, and shall be accompanied by such other exhibits as are reasonably necessary or appropriate to effect such change.

(b)          Name. The name of the Surviving Bank shall be “EVB”. The main office of the Surviving Bank shall be the main office of EVB immediately prior to the Effective Time. All branch offices of VCB and the Surviving Bank that were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices that may be authorized by the Virginia Bureau of Financial Institutions or the FRB after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of VCB and EVB that shall be operated by the Surviving Bank, subject to the opening or closing of any offices that may be authorized by the Virginia Bureau of Financial Institutions or the FRB after the date hereof.

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(c)          Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of the Surviving Bank immediately after the Merger shall be the EVB Articles and the EVB Bylaws as in effect immediately prior to the Effective Time.

(d)          Directors and Executive Officers. The directors of EVB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the EVB Articles and EVB Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. Immediately prior to the Effective Time, EVBS and EVB shall take all action necessary to appoint one individual who is a director of VCB on the date hereof and who is chosen by EVBS and EVB after consultation with VCB to the EVBS Board and the board of directors of the Surviving Bank, to be effective as soon as reasonably practicable following the Effective Time. The officers of EVB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the EVB Articles and the EVB Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer. Immediately prior to the Effective Time, EVBS and EVB shall take all action necessary to appoint the President and Chief Executive Officer of VCB as an Executive Vice President and President of Peninsula Region of the Surviving Bank and an Executive Vice President and President of Peninsula Region of EVBS, to be effective as soon as reasonably practicable following the Effective Time.

(e)          Effect of the Merger. At the Effective Time, the Merger will have the effect set forth in Section 13.1-721 of the VSCA. At the Effective Time, the separate existence of VCB shall cease and the corporate existence of EVB, as the Surviving Bank, shall continue unaffected and unimpaired by the Merger; and the Surviving Bank shall be deemed to be the same business and corporate entity as each of VCB and EVB prior to the Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of VCB shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of VCB shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank; provided, however, that the Surviving Bank shall not, through the Merger, acquire power to engage in any business or to exercise any right, privilege or franchise which is not conferred on the Surviving Bank by the Code of Virginia or applicable regulations. At the Effective Time, each Certificate previously representing shares of VCB Common Stock shall thereafter represent only the right to receive the Merger Consideration in accordance with Article III of this Agreement.

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(f)          Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of VCB acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, VCB and its proper officers and directors, shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney, coupled with an interest, to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Surviving Bank or otherwise to take any and all such action.

(g)          Creation of EVBS Series A-2 Preferred Stock and EVBS Series A-3 Preferred Stock. To the extent any VCB Preferred Stock shall be outstanding at the Effective Time, at or before the Effective Time, EVBS covenants and agrees to amend the EVBS Articles and take other necessary steps to authorize two classes of preferred stock (the “EVBS Series A-2 Preferred Stock” and the “EVBS Series A-3 Preferred Stock” and, together, the “EVBS New Preferred Stock”) each of which shall be pari passu with respect to any preferred stock of EVBS that remains outstanding and that was originally issued by EVBS to the United States Treasury in connection with the Troubled Asset Relief Program. The EVBS Series A-2 Preferred Stock and the EVBS Series A-3 Preferred Stock shall have substantially identical rights to the VCB Series A Preferred Stock and the VCB Series B Preferred Stock, respectively, including, without limitation, identical liquidation preferences, voting rights, and accrued dividends as of the Effective Time.

(h)          Purchase or Redemption of VCB Preferred Stock. Between the date hereof and the Effective Time, VCB shall cooperate in a commercially reasonable manner with any efforts by EVBS to purchase or cause to be purchased, or effect or cause to be effected the redemption of, shares of VCB Preferred Stock, provided that solely EVBS funds are used for any such purchase or redemption.

2.02       Effective Date and Effective Time; Closing.

(a)          Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the Merger shall become effective on the date and at the time shown on the articles of merger relating to the Merger (“Articles of Merger”), containing the Plan of Merger, required to be filed with the Virginia State Corporation Commission pursuant to Section 13.1-720 of the VSCA. The Effective Time shall be on (i) a date selected by EVB after such satisfaction or waiver that is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver or (ii) such other date to which the parties may mutually agree in writing. The parties will use their reasonable best efforts to cause the Effective Time to occur on or before September 30, 2014 or as soon thereafter as practicable. The effective date specified in the Articles of Merger is herein called the “Effective Date.” The “Effective Time” of the Merger shall be the effective time specified in the Articles of Merger.

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(b)          A closing (the “Closing”) shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the offices of EVB, 330 Hospital Road, Tappahannock, Virginia, 22560 or at such other place, at such other time, or on such other date as may be mutually agreed upon by the parties (such date, the “Closing Date”). At the Closing, there shall be delivered to EVBS, EVB and VCB the certificates and other documents required to be delivered under Article VII hereof.

Article III
MERGER CONSIDERATION; EXCHANGE PROCEDURES

3.01        Conversion of Shares.

Subject to this Article III, at the Effective Time, by virtue of the Merger and without any action on the part of EVBS, EVB, VCB or the holder of any of the shares thereof:

(a)          EVBS and EVB Common Stock; EVBS Preferred Stock. Each share of EVBS Common Stock and EVB Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger. Each share of EVBS Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

(b)          Excluded Shares. All shares of VCB Common Stock and VCB Preferred Stock owned directly or indirectly by EVBS or EVB or any of EVBS’s, EVB’s or VCB’s respective wholly owned subsidiaries (other than shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) shall be canceled and retired and shall not represent capital stock of the Surviving Bank and shall not be exchanged for the Merger Consideration. Shares of VCB Common Stock and VCB Preferred Stock that are canceled and retired pursuant to this Section 3.01(b) are hereinafter referred to as the “Excluded Shares”.

(c)          Merger Consideration. (i) Subject to the election procedures in Section 3.02(b) and Section 3.02(c) and any adjustments pursuant to Section 3.02(e), at the Effective Time each share of VCB Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive either:

(A)         $6.25 in cash without interest (such per share amount is hereinafter referred to as the “Cash Consideration”); or

(B)         0.9259 (the “Conversion Ratio”) validly issued, fully paid and nonassessable shares of EVBS Common Stock (such per share amount, together with any cash in lieu of fractional shares of EVBS Common Stock to be paid pursuant to Section 3.02(k), is hereinafter referred to as the “Stock Consideration”).

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(ii)          Each share of VCB Series A Preferred Stock issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive one share of EVBS Series A-2 Preferred Stock, and each share of VCB Series B Preferred Stock issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive one share of EVBS Series A-3 Preferred Stock (the “Preferred Consideration”).

“Merger Consideration” with respect to a given share of VCB Common Stock shall mean either the Cash Consideration or the Stock Consideration and with respect to VCB Preferred Stock shall mean the Preferred Consideration. At the Effective Time, each share of VCB Common Stock and each share of VCB Preferred Stock shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of Certificates shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender of the Certificates in accordance with Section 3.02.

3.02        Exchange and Proration Procedures.

(a)          Exchange Agent. EVBS shall appoint the Exchange Agent for the purpose of exchanging Certificates for the Merger Consideration. At or prior to the Effective Time, EVBS shall (i) for the benefit of the holders of VCB Common Stock and for exchange in accordance with this Article III, (A) deposit, or cause to be deposited, with the Exchange Agent an amount of cash necessary to pay the Cash Consideration and cash in lieu of fractional shares pursuant to Section 3.02(k) and (B) duly authorize and direct issuance by the Exchange Agent of evidence of a book-entry representing the shares of EVBS Common Stock that constitute the Stock Consideration, and (ii) for the benefit of the holders of VCB Preferred Stock and for exchange in accordance with this Article III, to the extent applicable, duly authorize and direct issuance by the Exchange Agent of evidence of a book-entry representing the shares of EVBS New Preferred Stock that constitute the Preferred Consideration.

(b)          Form of Election; Election Deadline. EVBS shall prepare and file as an exhibit to the Registration Statement (as hereinafter defined) a form of election, in such form and containing such provisions as EVBS and VCB shall mutually agree (collectively, the “Form of Election”) and other appropriate and customary transmittal materials (the “Letter of Transmittal”). The Form of Election shall permit each Person who, at or prior to the Election Deadline (as defined below), is a record holder (or, in the case of nominee record holders, the beneficial owner, through proper instructions and documentation) of any share of VCB Common Stock (other than Excluded Shares) to specify whether such holder’s shares of VCB Common Stock shall be converted into the right to receive the Stock Consideration or the Cash Consideration. The Form of Election shall specify that delivery of the Form of Election shall be effected only upon proper delivery of the completed Form of Election to the Exchange Agent. The Letter of Transmittal shall specify that delivery of the Letter of Transmittal, and title and risk of loss with respect to Certificates shall be effected only upon proper delivery of the completed Letter of Transmittal and, subject to Section 3.02(j), the Certificates to the Exchange Agent. VCB shall mail the Form of Election and the Letter of Transmittal to all Persons who are record holders of shares of VCB Common Stock as of the record date for the VCB Meeting and shall use commercially reasonable efforts to make the Form of Election and the Letter of Transmittal available to all Persons who become holders of shares of VCB Common Stock during the period between the record date for the VCB Meeting and the Election Deadline. As used in this Agreement, “Election Deadline” means 5:00 p.m., Eastern time, on the date that is two Business Days immediately preceding the Closing Date (or on such other date as the parties hereto mutually agree).

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(c)          Submission of Elections. An election by a holder of VCB Common Stock shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, a Form of Election reflecting the holder’s election to receive either all Cash Consideration (a “Cash Election”) or all Stock Consideration (a “Stock Election”) or a mixture of Cash Consideration and Stock Consideration (a “Mixed Election” and each of a Cash Election, a Stock Election and a Mixed Election, an “Election”), which is properly completed, signed and accompanied by the Letter of Transmittal and Certificates representing the shares of VCB Common Stock to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act); provided, that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery or, in the case of lost, stolen or destroyed Certificates, compliance with Section 3.02(j) prior to submission of the Election related to such lost, stolen or destroyed Certificates). All Elections shall be unconditional and irrevocable. After an Election is properly made with respect to any share of VCB Common Stock, no further registration of transfer of such share shall be made on the stock transfer books of VCB. Each share of VCB Common Stock that is not (x) an Excluded Share or (y) a share of VCB Common Stock with respect to which a Cash Election or a Stock Election has been properly made shall be converted into the right to receive Stock Consideration.

(d)          Announcement of Election Deadline. EVBS and VCB shall publicly announce the anticipated date of the Election Deadline at least five Business Days prior to the anticipated Closing Date. If the Closing Date is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date, and EVBS and VCB shall promptly announce any such delay and, when determined, the rescheduled Election Deadline.

(e)          Proration of Elections. Notwithstanding anything in this Agreement to the contrary:

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(i)          With respect to all shares of VCB Common Stock (other than the Excluded Shares) issued and outstanding immediately prior to the Effective Time:

(A)          the number of shares of VCB Common Stock that shall be converted into the right to receive the Cash Consideration shall be limited to 25% of the shares of VCB Common Stock (the “Cash Conversion Number”); and

(B)          the remainder of the shares of VCB Common Stock shall be converted into the right to receive the Stock Consideration.

(ii) If the aggregate number of Cash Electing VCB Shares (such number of shares, the “Cash Election Number”) exceeds the Cash Conversion Number, then:

(A) the number of Cash Electing VCB Shares of each shareholder of VCB that shall be converted into the right to receive the Cash Consideration shall be equal to the product obtained by multiplying (x) the number of Cash Electing VCB Shares of such shareholder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number, and

(B)         the remaining number of such holder’s Cash Electing VCB Shares shall be converted into the right to receive the Stock Consideration.

In no event shall EVBS pay Cash Consideration in an amount that would jeopardize the ability of the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.

(f)          Exchange Agent Determinations. The good faith determination of the Exchange Agent (or the joint determination of EVBS and VCB, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Elections shall have been properly made pursuant to this Section 3.02 and as to when Elections were received by the Exchange Agent. The Exchange Agent shall have reasonable discretion to disregard immaterial defects in the Forms of Election. The Exchange Agent (or EVBS and VCB jointly, in the event that the Exchange Agent declines to make the following computations) shall also make all computations as to the proration contemplated by Section 3.02(e), and absent manifest error such computations shall be conclusive and binding on EVBS, VCB and all holders of VCB Common Stock. The Exchange Agent may, with the written agreement of EVBS, make any rules that are consistent with this Section 3.02 for the implementation of the Elections provided for in this Agreement and necessary or desirable to effect the Elections.

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(g)          Surrender of Certificates. Subject to Section 3.02(j), all Certificates must be surrendered to the Exchange Agent within twelve months of the Effective Time. In the event that any former shareholder of VCB shall not have properly surrendered his or her Certificates within such period, the shares of EVBS Common Stock or EVBS New Preferred Stock that would otherwise have been issued to such shareholder may, at the option of EVBS, be sold and the net proceeds of such sale, together with any Cash Consideration or cash in respect of fractional shares and any previously accrued dividends, shall be held by EVBS for such shareholder’s benefit in a non-interest bearing deposit account at EVB or another depository institution, the deposits of which are insured by the FDIC, chosen by EVBS in its discretion, and the sole right of such shareholder shall be the right to receive any shares of EVBS Common Stock or EVBS New Preferred Stock, as applicable, which have not been so sold, and to collect cash in such account, without interest. Subject to all applicable laws of escheat, such amounts shall be paid to such former shareholder of VCB, without interest, upon proper surrender of his or her Certificates.

(h)          Rounding. All dollar amounts payable to any shareholder as a result of the payment of cash in lieu of fractional shares pursuant to Section 3.02(k) will be rounded to the nearest whole cent (with one-half cent being rounded upward), based on the aggregate amount payable for all shares of VCB Common Stock registered in such shareholder’s name.

(i)          Rights of Shareholders. (i) Following the Effective Time, Certificates which formerly represented shares of VCB Common Stock which are to be converted into the Stock Consideration shall be deemed for all purposes to represent the number of whole shares of EVBS Common Stock into which they have been converted, except that until exchanged in accordance with the provisions of this Section 3.02, the holders of such shares shall not be entitled to receive dividends or other distributions or payments in respect of EVBS Common Stock, and following any such exchange, such dividends or other distributions or payments shall be remitted to such holder without interest.

(ii)          Following the Effective Time, Certificates which formerly represented shares of VCB Preferred Stock shall be deemed for all purposes to represent the number of whole shares of EVBS New Preferred Stock into which they have been converted, except that until exchanged in accordance with the provisions of this Section 3.02, the holders of such shares shall not be entitled to receive dividends or other distributions or payments in respect of EVBS New Preferred Stock, and following any such exchange, such dividends or other distributions or payments shall be remitted to such holder without interest.

(j)          Lost, Stolen or Destroyed Certificates. If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by EVBS, the posting by such Person of a bond, in such reasonable amount as EVBS may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of VCB Common Stock or VCB Preferred Stock represented by such Certificate.

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(k)          No Fractional Shares. No fractional shares of EVBS Common Stock shall be issued in respect of shares of VCB Common Stock that are to be converted in the Merger into the right to receive the Stock Consideration. Each holder of a Certificate with respect to VCB Common Stock (other than holders of Certificates representing Excluded Shares) shall be entitled to receive in lieu of any fractional share of EVBS Common Stock to which such holder would otherwise have been entitled pursuant to Section 3.01(c)(i)(B) an amount in cash (without interest), rounded to the nearest whole cent (with one-half cent being rounded upwards), equal to the product obtained by multiplying (i) the fractional share of EVBS Common Stock to which such holder would otherwise be entitled (after taking into account all shares of VCB Common Stock held by such holder immediately prior to the Effective Time and the provisions of Section 3.02(e)) by (ii) $6.75.

(l)          Anti-dilution Provisions. If, on or after the date of this Agreement and prior to the Effective Time, EVBS splits, combines into a smaller number of shares, or issues by reclassification any shares of EVBS Common Stock, then the Stock Consideration and any dependent items shall be appropriately adjusted to provide to the holders of VCB Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Stock Consideration or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

3.03       Withholding Rights.

EVBS (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of VCB Common Stock such amounts as EVBS is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of VCB Common Stock in respect of which such deduction and withholding was made by EVBS.

3.04       VCB Options.

Each VCB Option that is outstanding and unexercised immediately prior to the Effective Time shall at the Effective Time cease to represent a right to acquire shares of VCB Common Stock and, without any action on the part of the holder of such VCB Option, shall be exchanged for a cash amount equal to the number of shares of VCB Common Stock subject to such VCB Option immediately prior to the Effective Time multiplied by the difference of $6.25 and the per share exercise price. Notwithstanding anything in the preceding sentence, each VCB Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the VCB Option within the meaning of Section 424(h) of the Code. EVBS and VCB agree to take all necessary steps to the effect the foregoing provisions of this Section 3.04.

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Article IV
ACTIONS PENDING ACQUISITION

4.01       Forbearances of VCB.

From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of EVBS, which consent shall not be unreasonably withheld, conditioned or delayed, VCB will not:

(a)          Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practices or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and EVBS the goodwill of the customers of VCB and others with whom business relations exist.

(b)          Capital Stock. Other than Rights set forth on Schedule 4.01(b) of the VCB Disclosure Schedule, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or any Rights or permit any additional shares of capital stock to become subject to grants of employee or director stock options or other Rights.

(c)          Dividends; Etc. Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of VCB Common Stock or VCB Preferred Stock or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of VCB Common Stock or VCB Preferred Stock.

(d)          Compensation, Employment Agreements, Etc. Subject to Section 4.01(f) and Section 6.10(f), enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of VCB or, grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) salary or wage increases for employees other than the officers listed in Schedule 4.01(d) of the VCB Disclosure Schedule (the “Identified Officers”) that are consistent with past practices, (ii) changes that are required by applicable law or (iii) as set forth on Schedule 4.01(d) of the VCB Disclosure Schedule.

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(e)          Hiring. Hire any person as an employee of VCB or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the VCB Disclosure Schedule and (ii) persons hired to fill any employee vacancies (other than Identified Officer vacancies) arising after the date hereof and whose employment is terminable at the will of VCB and who is provided no greater severance or similar benefits or payments as a result of the Transaction or consummation thereof than those severance, similar benefits or payments that would have become payable to the employees who they replaced.

(f) Benefit Plans. (i) Enter into, establish, adopt, amend, terminate or make any contributions to (except (A) as may be required by applicable law, (B) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of the VCB Disclosure Schedule or (C) to comply with the requirements of this Agreement), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of VCB or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; or

(ii) exchange, cancel, surrender, or increase or decrease the benefit provided under, any existing bank or corporate owned life insurance covering any employees of VCB, other than any such change that is required by law; or

(iii) purchase any new bank or corporate owned life insurance covering any employees of VCB.

(g)          Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits in bulk, business or properties except for (i) OREO that is sold in the ordinary course of business consistent with past practices; (ii) transactions set forth in Schedule 4.01(g) of the VCB Disclosure Schedule; (iii) “QwikRate” and other reciprocal funding products offered by Promontory Interfinancial Network LLC and transactions through the Certificate of Deposit Account Registry Service (“CDARS”) in the ordinary course of business consistent with past practices or (iv) transactions in the ordinary course of business consistent with past practices in amounts that do not exceed $10,000 individually or $25,000 in the aggregate.

(h)          Acquisitions. Acquire all or any portion of the assets, business, securities, deposits or properties of any other Person, including without limitation, by merger or consolidation or by investment in a partnership or joint venture except for (i) acquisitions of securities as permitted by Section 4.01(r); (ii) such acquisitions by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith; (iii) “QwikRate” and other reciprocal funding products offered by Promontory Interfinancial Network LLC and transactions through the CDARS in the ordinary course of business consistent with past practices and (iv) such acquisitions in the ordinary course of business consistent with past practices in amounts that do not exceed $10,000 individually or $25,000 in the aggregate.

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(i)          Capital Expenditures. Except as set forth on Schedule 4.01(i) of the VCB Disclosure Schedule, make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practices, in amounts not exceeding $20,000 individually or $35,000 in the aggregate.

(j)          Governing Documents. Amend the VCB Articles or the VCB Bylaws.

(k)          Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

(l)          Contracts. Except as otherwise permitted under this Section 4.01, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts, or enter into, amend or modify in any material respect any contract related to the offering of investment services, correspondent mortgage banking or other financial services in VCB’s branches by a third party service provider.

(m)          Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which VCB is or becomes a party on or after the date of this Agreement, which settlement, agreement or action involves payment by VCB of an amount that exceeds $20,000 and/or would impose any material restriction on the business of VCB or create precedent for claims that are reasonably likely to be material to VCB.

(n)          Banking Operations. Enter into any new material line of business; introduce any material new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies or otherwise fail to follow such policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

(o)          Marketing. Introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to, and approved by, EVBS prior to the date hereof).

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(p)          Derivatives Contracts. Enter into or settle any Derivatives Contract.

(q)          Indebtedness. Incur any indebtedness for borrowed money, other than overnight borrowings and draws under VCB’s existing line of credit with the FHLB, in each case in the ordinary course of business consistent with past practices; or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practices.

(r)          Investment Securities. (i) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practices) any debt security or Equity Investment other than federal funds or United States government securities or United States government agency securities, in each case with a term of two years or less, (ii) dispose of any debt security or Equity Investment or (iii) restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

(s)          Loans. (i) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) other than Loans made or acquired in the ordinary course of business consistent with past practices and that have (A) in the case of unsecured loans made to any one borrower that are originated in compliance with VCB’s internal loan policies, a principal balance not in excess of $300,000 in total, which is understood to include any current outstanding principal balance to any such borrower, and (B) in the case of secured loans to any one borrower that are originated in compliance with VCB’s internal loan policies, a principal balance not in excess of $1,000,000 in total, which is understood to include any current outstanding principal balance to any such borrower; (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; or (iii) enter into any Loan securitization or create any special purpose funding entity. In the event that EVBS’s prior written consent is required pursuant to clause (i) above, EVBS shall use its reasonable best effort to provide such consent within one Business Day of any request by VCB.

(t)          Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practices).

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(u)          Tax Elections. Make or change any material Tax election, settle or compromise any material Tax liability of VCB, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of VCB, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes or file any amended Tax Return.

(v)          Antitakeover Statutes. Take any action (i) that would cause this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than EVBS or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

(w)          Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation.

(x)          Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

4.02      Forbearances of EVBS and EVB.

From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of VCB, which consent shall not be unreasonably withheld, conditioned or delayed, EVBS and EVB will not, and will cause each of its Subsidiaries not to:

(a)          Ordinary Course. Conduct their businesses other than in the ordinary and usual course consistent with past practices or fail to use commercially reasonable efforts to preserve their business organizations and preserve for themselves the goodwill of the customers of EVBS and EVB, as applicable, and others with whom business relations exist.

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(b)          Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (A) any of their representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation.

(c)          Governing Documents. Amend the EVBS Articles, the EVBS Bylaws, the EVB Articles or the EVB Bylaws.

(d)          Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

4.03       Control of VCB’s Business.

Prior to the Effective Time, nothing contained in this Agreement shall give EVBS or EVB, directly or indirectly, the right to control or direct the operations of VCB. Prior to the Effective Time, VCB shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Article V
REPRESENTATIONS AND WARRANTIES

5.01       Disclosure Schedules.

On or prior to the date hereof, VCB has delivered to EVBS a schedule (the “VCB Disclosure Schedule”) and EVBS and EVB have delivered to VCB a schedule (the “EVBS Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04, as applicable, or to one or more covenants contained in Article IV or Article VI, as applicable; provided, however, that (a) no such item is required to be set forth in a disclosure schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard set forth in Section 5.02, and (b) the mere inclusion of an item in a disclosure schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the disclosure schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

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5.02       Standard.

No representation or warranty of VCB, EVBS or EVB contained in Sections 5.03 or 5.04, respectively, shall be deemed to be untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance, unless such fact, event or circumstance, individually, or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on such party, other than the representations and warranties set forth in Sections 5.03(b), 5.03(g)(iv)(C), 5.03(m)(vi) and 5.03(m)(viii) for VCB and Section 5.04(g)(ii)(C) for EVBS and EVB, which shall be true in all respects.

5.03       Representations and Warranties of VCB.

Subject to Sections 5.01 and 5.02, VCB hereby represents and warrants to EVBS:

(a)          Organization, Standing and Authority. VCB is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. VCB is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified. VCB has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The copies of the VCB Articles and VCB Bylaws that have previously been made available to EVBS and EVB are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of VCB previously made available to EVBS and EVB contain true, complete and correct records in all respects of all meetings and other corporate actions held or taken of its shareholders and the VCB Board (including committees thereof) through the date hereof.

(b)          VCB Capital Stock. The authorized capital stock of VCB consists solely of 5,000,000 shares of VCB Common Stock, of which 1,536,608 shares are issued and outstanding as of the date hereof, and 2,000,000 shares of VCB preferred stock, of which 4,700 shares of VCB Series A Preferred Stock and 143 shares of VCB Series B Preferred Stock are issued and outstanding as of the date hereof. The outstanding shares of VCB Common Stock and VCB Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of VCB Common Stock or VCB Preferred Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of the VCB Disclosure Schedule sets forth for each VCB Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of VCB Common Stock subject to each option, the number of shares of VCB Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of VCB Common Stock or VCB Preferred Stock reserved for issuance, VCB does not have any Rights issued or outstanding with respect to VCB Common Stock and VCB does not have any commitment to authorize, issue or sell any VCB Common Stock, VCB Preferred Stock or Rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of VCB may vote are outstanding.

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(c)          Deposit Insurance. The deposit accounts of VCB are insured by the FDIC in the manner and to the maximum extent provided by applicable law, and VCB has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

(d)          Corporate Power. VCB has the corporate power and authority to carry on its business as it is now being conducted, to own all its properties and assets and to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and to consummate the Transaction, in each case, subject to receipt of all necessary approvals of Governmental Authorities and the approval of VCB’s shareholders of this Agreement, the Plan of Merger and the consummation of the Transaction.

(e)          Corporate Authority; Board Recommendation.

(i)          Subject to the approval of this Agreement and the Plan of Merger by the holders of the outstanding VCB Common Stock, this Agreement, the Plan of Merger and the Transaction have been authorized by all necessary corporate action of VCB and the VCB Board and, subject to Section 6.02(b) of this Agreement, the VCB Board shall recommend that shareholders of VCB approve this Agreement and the Plan of Merger and shall direct that the Agreement and the Plan of Merger be submitted for consideration by VCB’s shareholders at the VCB Meeting. VCB has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by EVB and EVBS, this Agreement is a valid and legally binding obligation of VCB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)         The VCB Board, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the Transaction, including the Merger, and the Support and Non-Competition Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders of VCB and (ii) resolved to recommend that the holders of the shares of VCB Common Stock approve this Agreement and the Merger.

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(f)          Regulatory Approvals; No Defaults.

(i)          No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by VCB in connection with the execution, delivery or performance by VCB of this Agreement or to consummate the Transaction, except for (A) filings of applications or notices with, and approvals or waivers by, the FRB and the Virginia Bureau of Financial Institutions and other Governmental Authorities, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of VCB Common Stock and the issuance of EVBS Common Stock in the Merger, (C) the filing of Articles of Merger with the Virginia State Corporation Commission pursuant to the VSCA with respect to the Merger and the issuance of a certificate of merger in connection therewith, and (D) the approval of this Agreement and the Plan of Merger by the holders of the required number of outstanding shares of VCB Common Stock. As of the date hereof, VCB is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii)          Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by VCB and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of VCB or to which VCB or any of its properties is subject or bound, (B) constitute a breach or violation of, or a default under, the VCB Articles or VCB Bylaws, or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

(g)          Financial Statements; Undisclosed Liabilities.

(i)          VCB has previously delivered or made available to EVBS and EVB accurate and complete copies of the VCB Financial Statements which, in the case of the balance sheets of VCB as of December 31, 2013 and 2012 and the statements of operations, comprehensive income, changes in shareholders’ equity and cash flows of VCB for each of the two years ended December 31, 2013 and 2012, are accompanied by the audit report of Yount, Hyde & Barbour, P.C. The VCB Financial Statements fairly present or will fairly present, as the case may be, the financial condition of VCB as of the respective dates set forth therein, and the results of operations, changes in stockholders’ equity and cash flows of VCB for the respective periods or as of the respective dates set forth therein, in each case in accordance with GAAP, except in each case as may be noted therein.

(ii)          The VCB Financial Statements have been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein. The audits of VCB have been conducted in accordance with generally accepted auditing standards of the United States of America.

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(iii)          Since December 31, 2013, VCB has not incurred any liability other than in the ordinary course of business consistent with past practices (excluding the incurrence of expenses related to this Agreement and the Transaction).

(iv)          Since December 31, 2013, (A) VCB has conducted its businesses in the ordinary and usual course consistent with past practices (excluding the incurrence of expenses related to this Agreement and the Transaction), (B) VCB has not taken nor permitted any of the actions set forth in Section 4.01 hereof between December 31, 2013 and the date hereof and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to VCB.

(v)          Except for mortgage loans and participations VCB has entered into the ordinary course of business, no agreement pursuant to which any Loans or other assets have been or shall be sold by VCB entitles the buyer of such Loans or other assets, unless there is material breach of a representation or covenant by VCB, to cause VCB to repurchase such Loans or other assets or the buyer to pursue any other form of recourse against VCB. Since December 31, 2013, no cash, stock or other dividend or any other distribution with respect to the capital stock of VCB has been declared, set aside or paid. In addition, no shares of capital stock of VCB have been purchased, redeemed or otherwise acquired, directly or indirectly, by VCB since December 31, 2013, and no agreements have been made to do the foregoing.

(vi)          VCB maintains a system of internal accounting controls sufficient to provide reasonable assurances that all material information concerning VCB is made known on a timely basis to permit the preparation of the VCB Financial Statements and any public disclosure documents relating to VCB.

(h)          Legal Proceedings. No litigation, arbitration, claim or other proceeding before any Governmental Authority is pending against VCB and, to VCB’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and, to VCB’s Knowledge, there are no facts that could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither VCB nor any of its properties is a party to or subject to any order, judgment, decree or regulatory restriction.

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(i)          Regulatory Matters.

(i)          VCB has duly filed with the appropriate Governmental Authorities in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and such reports were in all respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and VCB has previously delivered or made available to EVBS and EVB accurate and complete copies of all such reports. In connection with the most recent examinations of VCB by the appropriate Governmental Authorities, including examinations by the FDIC and the Virginia Bureau of Financial Institutions, VCB was not required to correct or change any action, procedure or proceeding (including through identification of matters requiring immediate attention) that, to VCB’s Knowledge, has not been now corrected or changed. To the Knowledge of VCB, since its last regulatory examination of Community Reinvestment Act compliance, VCB has not received any complaints as to Community Reinvestment Act compliance.

(ii) Neither VCB nor any of its properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor, since December 31, 2013 has VCB adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. VCB has paid all assessments made or imposed by any Governmental Authority.

(iii) VCB has not been advised by nor, to VCB’s Knowledge, are there any facts that could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(j)          Compliance With Laws. VCB:

(i)          is and at all times since October 31, 2005 has been in compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of a Governmental Authority applicable to its business or to the employees conducting such business, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and FRB regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA Patriot Act, all other applicable fair lending laws and other laws relating to discriminatory business practices and Environmental Laws and all posted and internal policies of VCB related to customer data, privacy and security;

(ii)          has and at all times since October 31, 2005 has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to VCB’s Knowledge, no suspension or cancellation of any of them is threatened; and

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(iii)          has received no notification or communication from any Governmental Authority (A) asserting that VCB is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to VCB’s Knowledge, do any grounds for any of the foregoing exist).

(k)          Material Contracts; Defaults.

(i)          Set forth in Section 5.03(k)(i) of the VCB Disclosure Schedule is a list that includes each of the following agreements, contracts, arrangements, commitments or understandings (whether written or oral) that VCB is a party to, bound by or subject to (collectively, “Material Contracts”), (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of VCB or other Person to indemnification from VCB, (C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (D) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice and involving the payment or value of more than $20,000 per annum, (E) which is with or to a labor union or guild (including any collective bargaining agreement), (F) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (G) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of VCB, (H) which involves the purchase or sale of assets with a purchase price of $100,000 or more in any single case or $250,000 in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practices, (I) which provides for the payment by VCB of payments upon a change of control thereof, (J) which is a lease for any real or material personal property owned or presently used by VCB, (K) which materially restricts the conduct of any business by VCB or limits the freedom of VCB to engage in any line of business in any geographic area (or would so restrict the Surviving Bank or any of its affiliates after consummation of the Transaction) or which requires exclusive referrals of business or requires VCB to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (L) which is with respect to, or otherwise commits VCB to do, any of the foregoing.

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(ii)           Each Material Contract is valid and binding on VCB and is in full force and effect (other than due to the ordinary expiration thereof) and, to the Knowledge of VCB, is valid and binding on the other parties thereto. VCB is not, and to the Knowledge of VCB, no other party thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by VCB is currently outstanding.

(iii)           Section 5.03(k)(iii) of the VCB Disclosure Schedule sets forth a schedule of all executive officers and directors of VCB who have outstanding loans from VCB, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

(l)           No Brokers. Except for an agreement with Raymond James & Associates, Inc., no action has been taken by VCB that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction.

(m)           Employee Benefit Plans.

(i)           All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of VCB (the “Employees”) and current or former directors or independent contractors of VCB including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, split dollar, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or other arrangements (the “Benefit Plans”), are set forth in Section 5.03(m)(i) of the VCB Disclosure Schedule. VCB does not maintain, and never has maintained, (i) any tax-qualified defined benefit pension plan subject to Title IV of ERISA or (ii) any Benefit Plans covering foreign Employees. True and complete copies of the following have been provided or made available to EVBS and EVB: (A) all Benefit Plan documents including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto; (B) the two most recent annual reports (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (“IRS”) or Department of Labor (the “DOL”), as applicable, and any financial statements and opinions required by Section 103 of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS for each Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code or, if applicable, prototype opinion or advisory letter issued to the plan document provider of the plan or prototype or volume submitter plan document; (E) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (F) the most recent actuarial report, if any relating to each Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA; (I) any Form 5310 or Form 5330 filed with the IRS; and (J) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

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(ii)           Each Benefit Plan has been established, operated and administered to date in all respects in accordance with the applicable provisions of ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, any regulations or rules promulgated thereunder, and any other applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained, and all filings, disclosures and notices required by applicable law with respect to each Benefit Plan have been timely made. Each Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS (including a determination that the related trust under such Benefit Plan is exempt from tax under Section 501(a) of the Code) or, if VCB uses a prototype or volume submitter plan that is the subject of an IRS opinion or advisory letter, is entitled to rely upon the IRS opinion or advisory letter issued to the sponsors of the prototype or volume submitter plan documents, and to VCB’s Knowledge, there are no circumstances that could adversely affect such qualification or that are likely to result in revocation of any such favorable determination, opinion or advisory letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. VCB has not received any correspondence or written or verbal notice from the PBGC, the IRS, DOL, any other Governmental Authority, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no pending or, to VCB’s Knowledge, threatened legal action, suit or claim relating to the Benefit Plans other than routine claims for benefits. VCB has not engaged in a transaction, or omitted to take any action, with respect to any Benefit Plan or Pension Plan that could subject VCB to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. VCB has not engaged in a transaction, or omitted to take any action, with respect to any Benefit Plan or Pension Plan that could subject VCB to claims of a breach of fiduciary duty under ERISA or applicable laws. Each Benefit Plan required to be registered or approved by a Governmental Authority has been registered with, or approved by, such Governmental Authority and has been maintained in accordance with such registration or approval requirements. There are no matters pending before the PBGC, the IRS, DOL or other Governmental Authority with respect to any Benefit Plan. Since December 31, 2005, no Benefit Plan or related trust has been the subject of an audit, investigation or examination by a Governmental Authority.

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(iii)           There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

(iv)           All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected in the VCB Financial Statements. There are no written personnel policies or employee handbooks applicable to employees of VCB other than those set forth on Section 5.03(m)(i) of the VCB Disclosure Schedule. Complete and correct copies of such written personnel policies and employee handbooks have heretofore been delivered to EVBS.

(v)           Except as provided in Section 5.03(m)(v) of the VCB Disclosure Schedule, VCB has no obligations for retiree health and life benefits or other retiree death benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. VCB may amend or terminate any such Benefit Plan in accordance with and to the extent permitted by their terms at any time without incurring any liability thereunder, and, except as provided in Section 5.03(m)(v) of the VCB Disclosure Schedule, there has been no communication to Employees by VCB that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis. No event or condition exists with respect to a Benefit Plan that could subject VCB to a material tax under Section 4980B of the Code. Except as provided in Section 5.03(m)(v) of the VCB Disclosure Schedule, with respect to any Benefit Plan that provides medical, health, life insurance or other, similar benefits, (i) no such Benefit Plan provides benefits beyond termination of employment or retirement other than coverage mandated by statute, and (ii) claims under each such Benefit Plan (1) are subject to contracts of insurance or (2) are subject to contracts with one (1) or more health maintenance organizations, in the case of each of (1) and (2) pursuant to which one (1) or more entities other than VCB bear the liability for such claims.

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(vi)           Except as provided in Section 5.03(m)(vi) of the VCB Disclosure Schedule, none of the execution of this Agreement, shareholder approval of this Agreement or the Plan of Merger or consummation of the Transaction, either alone or in connection with a subsequent event, will, directly or indirectly, (A) entitle any Employees or any current or former director or independent contractor of VCB to any payment or any increase in any payment upon any termination of employment, whether before or after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in the triggering or imposition of any restrictions or limitations on the right of EVB or EVBS to cause any such Benefit Plan to be amended or terminated (or result in any adverse consequences for doing so), (D) result in any breach or violation of, or a default under, any of the Benefit Plans, (E) result in any payment that would be an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (F) result in any payment or portion of any payment that would not be deductible by VCB, EVB or EVBS under Section 162(m) of the Code when paid.

(vii)           All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each Benefit Plan. All required tax and other filings with respect to each Benefit Plan have been made, and any taxes due in connection with such filings have been paid. No issues have been raised by relevant taxing, labor or securities authorities in connection with any of the filings made, nor has a request for audit or review of any such filings been received or, to VCB’s Knowledge, is any such request pending.

(viii)           Section 5.03(m)(viii) of the VCB Disclosure Schedule sets forth the following: (A) the maximum amount of all payments and benefits to which each individual set forth on such VCB Disclosure Schedule is entitled to receive, pursuant to all employment, salary continuation, bonus, split dollar, change in control and all other agreements, plans (including any severance plans) and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement (each such total amount in respect of each such individual, the “Change in Control Benefit”), other than the payment any such individual shall otherwise be entitled to receive as a gross up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (each such payment, a “Gross-Up Payment”); (B) the amount of any Gross-Up Payment payable to each such individual; and (C) the maximum aggregate amount of all Change in Control Benefits and Gross-Up Payments.

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(ix)           No Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or a multiple employer plan within the meaning of Code Section 413(c) or Sections 4063, 4064 or 4066 of ERISA.

(x)           VCB has not made any agreement, taken any action or omitted to take any action, with respect to or as part of any Benefit Plan that is an operational or document failure under Section 409A of the Code or that would reasonably be expected to subject VCB or any of its Subsidiaries to any obligation to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider to VCB under Section 409A of the Code or to pay any reimbursement or other payment to any service provider, as defined under Section 409A of the Code, respecting any such tax, interest or penalty under Section 409A of the Code. As a result, directly or indirectly, of the Transaction (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), VCB will not be obligated to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider (as defined under Section 409A of the Code) to VCB under Section 409A of the Code or to pay any reimbursement or other payment to any service provider (as defined under Section 409A of the Code) respecting any such Tax, interest or penalty under Section 409A of the Code and no provision of any of the Benefit Plans, or any actions taken or omitted thereunder, violate Section 409A of the Code.

(xi)            Each Benefit Plan that is a “group health plan” as defined in Section 607(1) of ERISA or Code Section 5001(b)(1) has been operated at all times in compliance with (i) the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (ii) the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996, as amended, including, without limitation, the privacy and security rules, (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder, (iv) the provisions of the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010, and (v) all other applicable Laws.

(xii)            All service providers to VCB have been properly characterized as employees or independent contractors, and VCB has properly reported all payments of compensation or, under Code Section 3121(v)(2), the right to receive deferred compensation on the applicable Forms W-2 or 1099.  VCB does not have any obligations to provide benefits to any service provider characterized as independent contractors under the Benefit Plans.

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(n)           Labor Matters. VCB is not a party to and is not bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is VCB the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel VCB to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving VCB pending or, to VCB’s Knowledge, threatened, nor, to VCB’s Knowledge, is there any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. VCB has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation currently due to its employees or otherwise arising on a current basis under any policy, practice, agreement, plan, program, statute or other law.

(o)           Environmental Matters. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations, remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on VCB of any liability or obligation arising under any Environmental Laws pending or, to the Knowledge of VCB, threatened against VCB. To the Knowledge of VCB, there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation on VCB. VCB is and has been in compliance in all respects with applicable Environmental Laws. To VCB’s Knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by VCB, or any property in which VCB has held a security interest, Lien or a fiduciary or management role (“VCB Loan Property”), has been contaminated with, or has had any Release of, any Hazardous Substance. VCB could not be deemed the owner or operator of, and has not participated in the management regarding Hazardous Substances of, any VCB Loan Property that has been contaminated with, or has had any Release of, any Hazardous Substance. VCB does not have any liability for any Hazardous Substance Release, disposal or contamination on any third party property. VCB does not or, to VCB’s Knowledge, no Person whose liability VCB has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law. VCB is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law. Except as set forth in Section 5.03(o) of the VCB Disclosure Schedule, to VCB’s Knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving VCB, any currently or formerly owned or operated property, any VCB Loan Property, or, to VCB’s Knowledge, any Person whose liability VCB has assumed whether contractually or by operation of law, that could reasonably be expected to result in any obligation, claims, liability or investigations against VCB, result in any restrictions on the ownership, use or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any VCB Loan Property. Set forth in Section 5.03(o) of the VCB Disclosure Schedule are true and correct copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to VCB and any currently or formerly owned or operated property.

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(p)          Tax Matters.

(i) (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within that to file which have not expired) by or with respect to the VCB Group have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be correct and complete in all respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full and all other Taxes that are imposed on any member of the VCB Group and that have due dates on or before the Effective Date have been or will be paid, (D) the Tax Returns referred to in clause (A) are not currently under examination and have not been examined by the IRS or any other taxing authority and have disclosed all positions taken that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, (E) the VCB Group has not extended or waived the statute of limitations for any such Tax Returns and the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (F) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (G) no issues that have been raised by the appropriate taxing authority in writing in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (H) no member of the VCB Group has extended or waived any statutes of limitation with respect to any Taxes of VCB. There are no Liens for Taxes upon the assets of VCB, other than with respect to Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. No written claim, assessment, notice of deficiency or proposed Tax adjustment has ever been made by or written notice indicating an intent to open an audit or other review or request relating to Tax matters has been received from any Governmental Authority in a jurisdiction where VCB does not file Tax Returns that it is or may be subject to taxation by that jurisdiction and no director or officer (or employee responsible for Tax matters) of the VCB Group expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth in Schedule 5.03(p), neither the VCB Group nor any of its members is the beneficiary of any extension of time within which to file any Tax Return.

(ii)           VCB has made available to EVB true and complete copies of the United States federal and state income Tax Returns filed by VCB and each member of the VCB Group for each of the three most recent fiscal years for which such returns have been filed.

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(iii)           Neither VCB nor any other member of the VCB Group has any liability with respect to Taxes that accrued on or before the end of the most recent period covered by the VCB Financial Statements in excess of the amounts accrued or subject to a reserve for Tax liability (rather than any reserve for timing differences between book and Tax income) with respect thereto that are reflected in the VCB Financial Statements and do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the VCB Group in filing their Tax Returns. Since the date of the most recent VCB Financial Statements the VCB Group has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(iv)           Neither VCB nor any other member of the VCB Group is a party to any Tax allocation, Tax indemnity or Tax sharing agreement, is not and has not been a member of an affiliated group filing consolidated unitary or combined Tax Returns (other than a group the common parent of which is or was VCB) and, to the Knowledge of VCB, has no liability for Taxes of any Person (other than a member of the VCB Group) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or otherwise has any liability for the Taxes of any Person (other than a member of the VCB Group) as a transferee or successor, by contract or otherwise.

(v)           No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the VCB Group and no such agreement or ruling has been applied for and is currently pending.

(vi)           The VCB Group does not maintain any compensation or benefits plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m), 280G or 424 of the Code and the regulations issued thereunder (or any similar provision of state or local laws) or which would be subject to an excise tax under Section 280G or 409A of the Code and the regulations issued thereunder (or any similar provision of state or local laws).

(vii)           (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transaction and (B) all Taxes that any member of the VCB Group is or was required by law to withhold, collect or deposit in connection with any amounts paid or owing to any employee, independent contractor, creditor, depositor, customer, stockholder or other third party have been duly withheld, collected or deposited and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

(viii)           Neither VCB nor any other member of the VCB Group has been a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

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(ix)           EVBS will not on account of an action taken by VCB or the VCB Group prior to the Effective Date be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Effective Date as a result of (i) a change in method of accounting occurring prior to the Effective Date, (ii) the use of an improper method of accounting for a Tax period ending on or prior to the Effective Date, (iii) any “closing agreement “ described in Section 7121 of the Code or any analogous provision of state, local or foreign law executed on or prior to the Effective Date, (iv) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Effective Date, (v) a prepaid amount received, or paid, prior to the Effective Date, (vi) an election under Section 108(i) of the Code or (vii) deferred intercompany gains or losses, intercompany items or similar items or excess loss account described in Treasury regulations under Section 1502 of the Code or any analogous provision of state, local or foreign law arising prior to the Effective Date.

(x)           No member of the VCB Group has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder.

(xi)           No member of the VCB Group has and each has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and no member of the VCB Group has not engaged in a trade or business within, or derived any income from, any foreign country. None of VCB’s subsidiaries is a controlled foreign corporation defined in Section 957 of the Code or is a passive foreign investment company within the meaning of Section 1297 of the Code.

(xii)           VCB has obtained and maintains on file a Form W-9 or the appropriate Form W-8 with respect to each of its depositors or other account holders, bondholders and shareholders and is in full compliance with all reporting, record keeping and due diligence requirements under the Foreign Account Tax Compliance Act and all of the rules and regulations promulgated thereunder.

(xiii) VCB is not currently and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

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(q)          Risk Management Instruments.

(i)           VCB is not a party and has not agreed to enter into any Derivatives Contract.

(ii)           “Derivatives Contract” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term “Derivatives Contract” shall not include any VCB Options.

(r)           Loans; Nonperforming and Classified Assets.

(i)           Each Loan on the books and records of VCB was made and has been serviced in all respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all respects by appropriate and sufficient documentation and, to the Knowledge of VCB, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles.

(ii)           Set forth in Section 5.03(r)(ii) of the VCB Disclosure Schedule, as to VCB as of April 30, 2014 are: (A) any written or, to VCB’s Knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to VCB’s Knowledge, in default of any other material provision thereof; (B) each Loan that has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by VCB or an applicable Governmental Authority (it being understood that no representation is being made that the Virginia Bureau of Financial Institutions or the FRB would agree with the loan classifications established by VCB); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or 5% or greater shareholder of VCB, or to the best Knowledge of VCB, any Person controlling, controlled by or under common control with, any of the foregoing.

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(s)           Properties. All real and personal property owned by VCB or presently used by it in its business is in a good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with past practices. Except as set forth in Section 5.03(s) of the VCB Disclosure Schedule, VCB has good and marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the balance sheet of VCB as of December 31, 2013, or acquired after such date, other than properties sold by VCB in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable for which adequate reserves have been established, (ii) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practices and (iii) as reflected on the balance sheet of VCB as of December 31, 2013. All real and personal property that is used in VCB’s business and leased or licensed by VCB is held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

(t)           Intellectual Property. VCB owns or possesses valid and binding licenses and other rights to use without payment of any amount all patents, copyrights, trade secrets, trade names, service marks, trademarks and other intellectual property rights used in its businesses, free and clear of all Liens, and VCB has not received any notice of conflict or allegation of invalidity with respect thereto that asserts the intellectual property rights of others. To the Knowledge of VCB, the operation of the business of VCB does not infringe or violate the intellectual property of any third party. VCB has performed in all respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

(u)           Fiduciary Accounts. VCB has properly administered all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. VCB has not, nor to VCB’s Knowledge, has any of its directors, officers or employees, committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(v)           Books and Records. The books and records of VCB have been fully, properly and accurately maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all respects all dealings and transactions in respect of the business, assets, liabilities and affairs of VCB.

(w)           Insurance. Set forth in Section 5.03(w) of the VCB Disclosure Schedule is a list of all insurance policies or bonds currently maintained by VCB (“Insurance Policies”). VCB is insured with reputable insurers against such risks and in such amounts as the management of VCB reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, VCB is not in default thereunder, and all claims thereunder have been filed in due and timely fashion.

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(x)           Allowance For Loan Losses. VCB’s allowance for loan losses is, and shall be as of the Effective Date, in compliance with VCB’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by GAAP and is and shall be adequate under all such standards. VCB has complied with all orders, comments and directives provided to it by any Governmental Authorities relating to VCB’s allowance for loan losses since October 31, 2005.

(y)          Transactions With Affiliates. All “covered transactions” between VCB and an “affiliate,” within the meaning of Sections 23A and 23B of the Federal Reserve Act and regulations promulgated thereunder, have been in compliance with such provisions.

(z)           Required Vote; Antitakeover Provisions; Absence of Appraisal Rights.

(i)           The affirmative vote of the holders of a majority of the outstanding shares of VCB Common Stock is necessary to approve this Agreement on behalf of VCB. No other vote of the shareholders of VCB is required by law, the VCB Articles, the VCB Bylaws or otherwise to approve this Agreement.

(ii)           Based on the representation and warranty of EVBS and EVB contained in Section 5.04(m), no “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation under the VSCA or any applicable provisions of the takeover laws of any other state (and any comparable provisions of the VCB Articles and VCB Bylaws), apply or will apply to this Agreement or the Transaction.

(iii)        Neither the execution and delivery of this Agreement nor the consummation or performance of the Transaction will result in any holder of VCB Common Stock or VCB Preferred Stock having appraisal rights under the VSCA.

(aa)         Fairness Opinion. The VCB Board has received the opinion of Raymond James & Associates, Inc. to the effect that as of the date hereof the Merger Consideration is fair to the holders of VCB Common Stock from a financial point of view.

(bb)        Transactions in Securities.

(i)           All offers and sales of securities by VCB were at all relevant times exempt from the registration requirements of the Securities Act.

(ii)         Neither VCB, nor to VCB’s Knowledge, (a) any director or executive officer of VCB, (b) any Person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) any Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold or caused to be purchased or sold, any shares of VCB Common Stock or other securities issued by VCB, (i) during any period when VCB was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act or the rules and regulations of the SEC thereunder.

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(cc)         Disclosure. The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

(dd)        Support and Non-Competition Agreements. All of the directors of VCB have entered into a Support and Non-Competition Agreement in substantially the form attached hereto as Annex B.

5.04       Representations and Warranties of EVBS and EVB.

Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, EVBS and EVB hereby represent and warrant to VCB as follows:

(a)          Organization, Standing and Authority. EVBS is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. EVBS is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified. EVBS has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(b)          EVBS Capital Stock.

(i)           The authorized capital stock of EVBS consists solely of 50,000,000 shares of EVBS Common Stock, of which 11,862,367 shares were issued and outstanding as of the close of business on May 29, 2014, and 10,000,000 shares of EVBS preferred stock, of which 24,000 shares of EVBS Series A Preferred Stock and 5,240,192 shares of EVBS Series B Preferred Stock were issued and outstanding as the close of business on May 29, 2014. The outstanding shares of EVBS Common Stock and EVBS Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of EVBS Common Stock or EVBS Preferred Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof and except as disclosed on Schedule 5.04(b) of the EVBS Disclosure Schedule, there are no Rights authorized, issued or outstanding with respect to the capital stock of EVBS, except for shares of EVBS Common Stock issuable pursuant to the EVBS Benefit Plans and by virtue of this Agreement.

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(ii)       The shares of EVBS Common Stock to be issued in exchange for shares of VCB Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

(c)          EVB.

(i)        EVB has been duly organized and is validly existing in good standing under the laws of the Commonwealth of Virginia and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. EVB is duly licensed by the Commonwealth of Virginia and its deposit accounts are insured by the FDIC in the manner and to the maximum extent provided by applicable law and EVB has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

(ii) (A) EVBS owns, directly or indirectly, all the issued and outstanding equity securities of EVB, (B) no equity securities of EVB are or may become required to be issued (other than to EVBS) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which EVB is or may be bound to sell or otherwise transfer any of its equity securities (other than to EVBS or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings or arrangements relating to EVBS’s right to vote or to dispose of such securities.

(d)          Corporate Power. Each of EVBS and EVB has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. EVBS has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction, and to cause EVB to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and consummate the Merger, and EVB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and consummate the Merger, in each case, subject to the receipt of all necessary approvals of Governmental Authorities.

(e)          Corporate Authority. This Agreement, the Plan of Merger and the Transaction have been authorized by all necessary corporate action of EVBS, the EVBS Board, EVB and the board of directors of EVB, as applicable. This Agreement has been duly executed and delivered by EVBS and EVB and, assuming due authorization, execution and delivery by VCB, this Agreement is a valid and legally binding obligation of EVBS and EVB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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(f)           Regulatory Approvals; No Defaults.

(i)        No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by EVBS or any of its Subsidiaries in connection with the execution, delivery or performance by EVBS and EVB of this Agreement or to consummate the Transaction, except for (A) filings of applications or notices with, and approvals or waivers by, the FRB and the Virginia Bureau of Financial Institutions, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of VCB Common Stock and the issuance of EVBS Common Stock in the Merger, (C) the approval of the listing on NASDAQ of the EVBS Common Stock to be issued in the Merger and (D) the filing of Articles of Merger with the Virginia State Corporation Commission pursuant to the VSCA with respect to the Merger and the issuance of a certificate of merger in connection therewith. As of the date hereof, EVB is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii)       Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by EVBS and EVB and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of EVBS or of any of its Subsidiaries or to which EVBS or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of EVBS or any of its Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

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(g)          Financial Reports and Securities Documents; Material Adverse Effect.

(i)        EVBS’s Annual Report on Form 10-K for the year ended December 31, 2013 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2013 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, EVBS’s “Securities Documents”) with the SEC, as of the date filed or to be filed, (A) complied or will comply in all respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated balance sheets contained in or incorporated by reference into any such Securities Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of EVBS and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders’ equity and cash flows, as the case may be, of EVBS and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

(ii)       Since December 31, 2013, (A) EVBS and EVB have conducted their respective businesses in the ordinary and usual course consistent with past practices (excluding the incurrence of expenses related to this Agreement and the Transaction), (b) EVBS and EVB have not taken or permitted any of the actions set forth in Section 4.02 hereof between December 31, 2013 and the date hereof and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to EVBS.

(iii)      EVBS maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to EVBS is made known on a timely basis to the individuals responsible for the preparation of EVBS’s Securities Documents.

(h)          Legal Proceedings. No litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against EVBS or its Subsidiaries and, to EVBS’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither EVBS nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restrictions.

(i)           No Brokers. Except for an agreement with Keefe, Bruyette & Woods, Inc., no action has been taken by EVBS or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction.

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(j)           Tax Matters. As of the date hereof, to EVBS’s Knowledge, there are no conditions existing that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(k)          Regulatory Matters.

(i)        EVBS and its Subsidiaries have duly filed with the appropriate Governmental Authorities in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and such reports were in all respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examination of EVBS and its Subsidiaries by the appropriate Governmental Authorities, neither EVBS nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding that, to EVBS’s Knowledge, has not been now corrected or changed. To the Knowledge of EVBS, since its last regulatory examination of Community Reinvestment Act compliance, EVB has not received any complaints as to Community Reinvestment Act compliance.

(ii)       Neither EVBS nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor since December 31, 2013, has EVBS or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. EVBS and its Subsidiaries have paid all assessments made or imposed by any Governmental Authority.

(iii)      Neither EVBS nor any of its Subsidiaries has been advised by and, to the Knowledge of EVBS, there are no facts that could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(l)           Compliance With Laws. Each of EVBS and EVB:

(i)        is in compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of a Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and FRB regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA Patriot Act, all other applicable fair lending laws and other laws relating to discriminatory business practices and Environmental Laws and all posted and internal policies of EVBS and EVB related to customer data, privacy and security;

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(ii)       has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to EVBS’s Knowledge, no suspension or cancellation of any of them is threatened; and

(iii)      has received no notification or communication from any Governmental Authority (A) asserting that EVBS or EVB is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to EVBS’s Knowledge, do any grounds for any of the foregoing exist).

(m)         Allowance for Loan Losses. EVBS’s allowance for loan losses is, and shall be as of the Effective Time, in compliance with EVBS’s existing methodology for determining the adequacy of its allowance for loan losses, as well as the standards established by GAAP and is and shall be adequate under all such standards. EVBS has complied with all orders, comments and directives provided to it by any Governmental Authorities relating to EVBS’s allowance for loan losses since December 31, 2011.

(n)          Financial Ability. On the Effective Date and through the date of payment of the Merger Consideration by EVBS, EVBS will have all funds necessary to consummate the Merger and pay the aggregate cash component of the Merger Consideration to holders of VCB Common Stock pursuant to Article III hereof.

(o)          Ownership of VCB Common Stock. None of EVBS or any of its Subsidiaries, or to EVBS’s Knowledge, any of its other affiliates (as such term is defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of VCB Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

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(p)          Board Approval. The EVBS Board, at a meeting duly called and held, has by a vote of the directors present (who constituted all of the directors then in office) determined that this Agreement and the Transaction, including the Merger, taken together, are fair to and in the best interests of its shareholders and approved this Agreement. Approval by EVBS’s shareholders is not required for it to perform its obligations under this Agreement.

(q)          Disclosure. The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

Article VI
COVENANTS

6.01       Reasonable Best Efforts.

Subject to the terms and conditions of this Agreement, each of VCB, EVBS and EVB agrees to use its reasonable best efforts in good faith, and to cause its Subsidiaries to use their reasonable best efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

6.02       Shareholder Approval.

(a)          VCB agrees to take, in accordance with applicable law and the VCB Articles and the VCB Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its shareholders to consider and vote upon the approval of this Agreement, the Plan of Merger and any other matters required to be approved by VCB’s shareholders for consummation of the Transaction (including any adjournment, the “VCB Meeting”). Once the VCB Meeting has been called and noticed, VCB shall not postpone or adjourn the VCB Meeting without the consent of EVBS, provided VCB reserves the right to adjourn or postpone the VCB Meeting, if necessary, in order to solicit additional proxies in the event that (i) there are not sufficient affirmative votes present at the VCB Meeting to approve this Agreement and the Plan of Merger or (ii) a quorum is not present at the VCB Meeting. Except with the prior written consent of EVBS, no other matters shall be submitted for the approval of the VCB shareholders at the VCB Meeting. Subject to Section 6.02(b), the VCB Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action and use reasonable best efforts to solicit such approval by VCB’s shareholders and shall not (A) withdraw, modify or qualify in any manner adverse to EVBS such recommendation or (B) take such other action or make any other public statement in connection with the VCB Meeting inconsistent with such recommendation (collectively, a “Change in Recommendation”), except as and to the extent permitted by Section 6.02(b). In addition to the foregoing, VCB shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger while this Agreement is in effect.

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(b)          Notwithstanding the foregoing, VCB and the VCB Board shall be permitted to effect a Change in Recommendation if and only to the extent that:

(i)        VCB shall have complied in all respects with Section 6.07;

(ii)       the VCB Board, after consulting with its outside counsel, shall have determined in good faith that failure to pursue a Superior Proposal would result in a violation of its fiduciary duties under applicable law; and

(iii)      if the VCB Board intends to effect a Change in Recommendation following an Acquisition Proposal, (A) the VCB Board shall have concluded in good faith, after giving effect to all of the adjustments that may be offered by EVBS pursuant to clause (C) below, that such Acquisition Proposal constitutes a Superior Proposal, (B) VCB shall notify EVBS at least five Business Days in advance of its intention to effect a Change in Recommendation in response to such Superior Proposal (including the identity of the party making such Acquisition Proposal) and furnish to EVBS a detailed summary of all material terms of such Superior Proposal and all other material documents, and (C) prior to effecting such a Change in Recommendation, VCB shall, and shall cause its financial and legal advisors to, during the period following VCB’s delivery of the notice referred to in clause (B) above, negotiate with EVBS in good faith for a period of up to five Business Days (to the extent EVBS desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

6.03       Registration Statement.

(a)          EVBS agrees to prepare and file with the SEC a Registration Statement on Form S-4 or other applicable form (the “Registration Statement”) in connection with the issuance of EVBS Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of VCB and EVBS constituting a part thereof (the “Proxy Statement/Prospectus”) and all related documents). VCB shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for such documents, and VCB, and its legal, financial and accounting advisors, shall have the right to review, comment upon and consult with EVBS and its counsel prior to the filing of such Registration Statement, and all supplements and amendments thereto, prior to its or their filing. VCB agrees to cooperate with EVBS and EVBS’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement/Prospectus. Provided that VCB has cooperated as described above, EVBS agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement/Prospectus with the SEC as promptly as reasonably practicable. Each of VCB and EVBS agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. EVBS also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

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(b)          Each of VCB and EVBS agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto shall, at the date(s) of mailing to VCB’s shareholders and at the time of the VCB Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which such Proxy Statement/Prospectus is or is to be used, not misleading. Each of VCB and EVBS further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement/Prospectus, as applicable, to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement/Prospectus, as applicable.

(c)          EVBS agrees to advise VCB, promptly after EVBS receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of EVBS Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent EVBS is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or any request by the SEC or FRB for additional information.

(d)          After the Registration Statement is declared effective under the Securities Act, VCB shall promptly mail the Proxy Statement/Prospectus to its shareholders. The expense of printing and mailing such materials shall be borne by VCB.

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6.04       Regulatory Filings.

(a)          EVBS shall use its reasonable best efforts, and VCB shall cooperate with EVBS, to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transaction or to effect the purchase or redemption of the VCB Preferred Stock. Any initial filings with Governmental Authorities shall be made by EVBS as soon as reasonably practicable after the execution hereof. Each of EVBS and VCB shall have the right to review in advance, and to the extent practicable, each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transaction or the purchase or redemption of the VCB Preferred Stock. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transaction or the purchase or redemption of the VCB Preferred Stock, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transaction or the purchase or redemption of the VCB Preferred Stock.

(b)          Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries to any third party or Governmental Authority.

6.05       Press Releases.

VCB and EVBS shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the SEC, the FRB or NASDAQ. VCB and EVBS shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

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6.06       Access; Information.

(a)          Both EVB and VCB agree that upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall afford the other party’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors (which each party shall use its reasonable best efforts to obtain from its independent auditors), systems, properties, personnel and advisors of each party and to such other information relating to such party as the other party may reasonably request and, during such period, each party shall furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal or state securities laws and federal or state banking, lending, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of the party as the other party may reasonably request.

(b)          During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the Transaction. As soon as reasonably available, but in no event more than 30 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), each party will deliver to the other party its balance sheet and statements of operations, stockholders’ equity and cash flows, without related notes, for such quarter prepared in accordance with GAAP. As soon as reasonably available, but in no event more than 60 days after the end of each fiscal year, each party will deliver to the other party its balance sheet and statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for such year prepared in accordance with GAAP. Within fifteen days after the end of each month, each party will deliver to the other party a balance sheet and statement of operations, without related notes, for such month prepared in accordance with GAAP. In the case of EVBS and EVB, the financial statements required to be delivered by this Section 6.06(b) may be consolidated.

(c)          All information furnished pursuant to this Section 6.06 shall be subject to the provisions of the confidentiality agreement, executed and delivered by EVBS on January 16, 2014 and the provisions of the confidentiality agreement executed and delivered by VCB on May 6, 2014 (each a “Confidentiality Agreement”).

(d)          No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

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(e)          VCB shall allow a representative of EVBS to attend as an observer all VCB Board and VCB Board committee meetings (including, without limitation, loan committee meetings), except that no EVBS representative will be entitled to attend any meeting or portion of a meeting in which the VCB Board or a committee thereof considers the Merger, an Acquisition Proposal, a Change in Recommendation or any matter that VCB reasonably believes to be subject to an attorney/client privilege. VCB shall give reasonable notice to EVBS of any such meeting and, if known, the agenda for or business to be discussed at such meeting. VCB shall also provide to EVBS all written agendas and meeting or written consent materials provided to the directors of VCB in connection with Board and committee meetings. All information obtained by EVBS at these meetings shall be treated in confidence as provided in this Section 6.06.

6.07       Acquisition Proposals.

(a)          VCB agrees that it shall, and shall direct and cause its affiliates, directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, “Representatives”) to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal (as defined below), and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of VCB thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction, if necessary. From the date of this Agreement through the Effective Time, VCB shall not, and shall cause its directors, officers or employees or any Representative retained by it not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any confidential information or data to any Person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any Person other than EVBS or its affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that prior to the date of the VCB Meeting, if the VCB Board determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, the VCB Board’s fiduciary duties under applicable law, VCB may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.07(a)(i) that the VCB Board determines in good faith is likely to constitute a Superior Proposal, subject to providing prior written notice of its decision to take such action to EVBS at least one Business Day prior to such decision and identifying the Person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.07(b), (A) furnish information with respect to itself to any Person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by VCB after consultation with its outside counsel) on terms no more favorable to such Person than the terms contained in the Confidentiality Agreement are to EVBS, and (B) participate in discussions or negotiations regarding such a Superior Proposal.

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(b)          For purposes of this Agreement, the term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 25% or more of the total revenues, net income, assets or deposits of VCB taken as a whole, (ii) direct or indirect acquisition or purchase of any class of Equity Securities representing 25% or more of the voting power of VCB, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 25% or more of any class of Equity Securities of VCB or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving VCB, other than the Transaction.

(c)           For purposes of this Agreement, the term “Superior Proposal” means an unsolicited Acquisition Proposal (for this purpose, substituting “50%” for each reference to “25%” in the definition of Acquisition Proposal) that was received and considered in compliance with this Section 6.07 and that would, if consummated, result in a transaction that is more favorable to VCB’s shareholders from a financial point of view than the Merger, as determined by the VCB Board in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fees, expense reimbursement provisions, conditions to consummation and the likelihood of consummation), and consulting with VCB’s financial advisor (which shall be a nationally recognized investment banking firm and which, the parties acknowledge and agree, includes Raymond James & Associates, Inc.) and outside counsel.

(d)          In addition to the obligations of VCB set forth in Section 6.07(a), VCB shall within one Business Day advise EVBS orally and in writing of its receipt of any Acquisition Proposal (or any inquiry that could reasonably lead to an Acquisition Proposal) and keep EVBS informed, on a current basis, of the continuing status thereof, including the terms and conditions thereof and any changes thereto, and shall contemporaneously provide to EVBS all materials provided to or made available to any third party pursuant to this Section 6.07 that were not previously provided to EVBS.

(e)          VCB agrees that any violation of the restrictions set forth in this Section 6.07 by any Representative of VCB shall be deemed a breach of this Section 6.07 by VCB.

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6.08       NASDAQ Listing.

EVBS agrees to use its reasonable best efforts to obtain, prior to the Effective Date, approval subject to notice of official issuance to list on the NASDAQ the shares of EVBS Common Stock to be issued in connection with the Merger.

6.09       Indemnification.

(a)           From and after the Effective Time through the sixth anniversary of the Effective Time, EVBS (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of VCB determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of VCB or is or was serving at the request of VCB as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent that such Indemnified Parties would be entitled under the VCB Articles and the VCB Bylaws, as applicable, or any agreement, arrangement or understanding that is set forth in Section 6.09(a) of the VCB Disclosure Schedule, in each case as in effect on the date hereof.

(b)          Any Indemnified Party wishing to claim indemnification under this Section 6.09, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnifying Party and the Indemnified Parties that make joint representation inappropriate, the Indemnified Parties may retain counsel that is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the Indemnified Parties have conflicts of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

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(c)           VCB shall cause the persons who served as directors or officers of VCB to be covered by prepaid directors’ and officers’ liability insurance policies. Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than six years after the Effective Time; provided, however, that in no event shall VCB expend, in order to maintain or provide insurance coverage pursuant to this Section 6.09(c), an aggregate amount in excess of 300% of the annual premium paid by VCB as of the date hereof for such insurance (“Maximum Insurance Amount”); provided, further, that if the amount necessary to procure such insurance coverage exceeds the Maximum Insurance Amount, VCB shall obtain the most advantageous coverage obtainable for an amount not exceeding the Maximum Insurance Amount.

(d)           If EVBS or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of EVBS shall assume the obligations set forth in this Section 6.09.

6.10       Benefit Plans.

(a)           As soon as administratively practicable after the Effective Time, EVBS shall take all reasonable action so that employees of VCB shall be entitled to participate in each employee benefit plan, program or arrangement of EVBS of general applicability (the “EVBS Benefit Plans”) to the same extent as similarly-situated employees of EVBS and its Subsidiaries (it being understood that inclusion of the employees of VCB in the EVBS Benefit Plans may occur at different times with respect to different plans); provided that coverage may be continued under the corresponding Benefit Plans of VCB (unless terminated prior to the Effective Date or Effective Time) until such employees are permitted to participate in the EVBS Benefit Plans; and provided, however, that nothing contained herein shall require EVBS or any of its Subsidiaries to make any grants to any former employee of VCB under any discretionary equity compensation plan of EVBS. EVBS shall, to the extent permitted by the terms of the relevant plan and applicable law, cause each EVBS Benefit Plan in which employees of VCB are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the EVBS Benefit Plans, the service of such employees with VCB to the same extent as such service was credited for such purpose by VCB; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

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(b)          Nothing herein shall limit the ability of EVBS to request that VCB amend, freeze or terminate any of VCB’s Benefit Plans in accordance with their terms before the Merger, or to limit the ability of EVBS to amend, freeze or terminate any of VCB’s Benefit Plans in accordance with their terms after the Merger. Upon the request of EVBS, VCB shall use reasonable efforts to amend, freeze or terminate any of VCB’s Benefit Plans prior to the Effective Date or Effective Time, if EVBS determines that such action is necessary or appropriate to the transition of benefits for all employees after consummation of the Transaction.

(c)           Subject to Sections 6.11(b), (g) and (h), at and following the Effective Time, EVBS shall honor, and the Surviving Bank shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of VCB and current and former directors of VCB existing as of the Effective Date, as well as all employment, severance, bonus, salary continuation, deferred compensation, split dollar, supplemental retirement or “change-in-control” agreements, plans or policies of VCB to the extent that each of the foregoing is set forth in the VCB Disclosure Schedule and has not been terminated. The change in control, severance or termination payments that are payable pursuant to such agreements, plans or policies of VCB (which have been quantified in reasonable detail) are set forth in Section 6.10(c) of the VCB Disclosure Schedule.

(d)          At such time as employees of VCB become eligible to participate in a medical, dental or health plan of EVBS or its Subsidiaries, EVBS shall, to the extent permitted by the terms of the relevant plan and applicable law, cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of EVBS, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

(e)           Each of VCB, EVBS and EVB acknowledges and agrees that all provisions contained within this Section 6.10 with respect to employees are included for the sole benefit of VCB and EVBS and shall not create any right (i) in any other Person, including, Benefit Plans or any beneficiary thereof or (ii) to continued employment with VCB, EVBS, its Subsidiaries or any of their respective affiliates.

(f)           An employee of VCB (other than an employee who is a party to an employment agreement or a severance agreement) whose employment is involuntarily terminated other than for cause following the Effective Time but on or before the date that is six months from the Effective Time shall be entitled to receive severance payments pursuant to VCB’s severance plan, as set forth in Section 5.03(m)(viii) of the VCB Disclosure Schedule.

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(g)          Prior to the Effective Time and prior to the terminations described in Section 6.10(h), VCB shall take all steps necessary to (i) amend the Virginia Company Bank Supplemental Executive Retirement Plan Agreement for Mark Hanna (the “SERP”), including obtaining Mark Hanna’s consent to such amendment, to (A) freeze the benefit amount payable thereunder to the amount payable under the SERP in accordance with Section 3.02(b) thereof, and (B) remove any accelerated vesting provisions triggered upon a change in control or plan termination and (ii) amend all change in control and change in control employment agreements to (A) remove any excise tax gross-up provisions for “excess parachute payments” within the meaning of Section 280G of the Code and (B) add in each such agreement a cutback provision to avoid the payment of any excess parachute payments. All documents issued, adopted or executed in connection with the implementation of this Section shall be subject to EVBS’s prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

(h)          Prior to the Effective Time, at the request of EVBS, VCB shall take all steps necessary to (i) terminate all employment agreements, all change in control employment agreements, the SERP, and any other similar plans or arrangements (collectively, the “Affected Agreements”) immediately preceding the Effective Time, and (ii) pay upon, or within 30 days after, such termination in a lump sum, net of applicable tax withholdings, the amounts payable thereunder to each affected employee provided, however, that the amounts payable upon termination of the change in control employment agreements shall be reduced as necessary to insure that no amounts payable under the Affected Agreements (when aggregated with any other benefits or payments payable upon a change of control to the affected employee) will constitute an “excess parachute payment” within the meaning of Section 280G of the Code, as determined by EVBS’s outside accounting firm (the “Adjusted Plan Termination Payments”). All documents issued, adopted or executed in connection with the implementation of this Section shall be subject to EVBS’s prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

(i)           Prior to the Effective Time, VCB shall take all steps necessary to obtain (i) a general release from Mark C. Hanna associated with his employment prior to the Effective Time and (ii) a separation and release agreement from Michael R. McAllister associated with his termination of employment. Such agreements shall be in a form acceptable to EVBS.

(j)           Prior to the Effective Time, VCB shall take all steps necessary to cancel the restricted stock agreement between VCB and Mark Hanna dated January 28, 2013. Such cancellation shall be subject to EVBS’s prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

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6.11       Notification of Certain Matters.

Each of VCB and EVBS shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.12       Compliance with Law.

Each of EVBS, EVB and VCB shall comply in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or its employees conducting such businesses.

6.13       Antitakeover Statutes.

Each of EVBS and VCB and their respective Boards of Directors shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the Transaction, take all action reasonably necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Plan of Merger and the Transaction.

6.14       Advisory Board.

EVB, in its sole discretion, may establish an advisory board for the Hampton Roads market and, if such an advisory board is established, may, in its sole discretion, offer seats to any director of VCB who is interested in serving and who does not join the EVB board of directors as contemplated in Section 2.01(d) after the Effective Time.

Article VII
CONDITIONS TO CONSUMMATION OF THE MERGER

7.01       Conditions to Each Party’s Obligation to Effect the Merger.

The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Effective Date of each of the following conditions:

(a)           Shareholder Approval. This Agreement and the Plan of Merger shall have been duly approved by the requisite vote of the holders of outstanding shares of VCB Common Stock.

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(b)          Regulatory Approvals. All regulatory approvals required to consummate the Transaction shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements that the EVBS Board reasonably determines in good faith would materially reduce the benefits of the Transaction to such a degree that EVBS would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(c)           No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

(d)           Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(e)           Listing. The shares of EVBS Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

7.02       Conditions to Obligation of VCB.

The obligation of VCB to consummate the Merger is also subject to the fulfillment, or written waiver by VCB prior to the Effective Date, of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of EVBS and EVB set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and VCB shall have received a certificate, dated the Effective Date, signed on behalf of EVBS by the Chief Executive Officer and the Chief Financial Officer of EVBS and EVB to such effect.

(b)           Performance of Obligations of EVBS and EVB. EVBS and EVB shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and VCB shall have received a certificate, dated the Effective Date, and signed on behalf of EVBS by the Chief Executive Officer and the Chief Financial Officer of EVBS and EVB to such effect.

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(c)           Tax Opinion. VCB shall have received the written opinion of Williams Mullen in form and substance reasonably satisfactory to VCB, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering any such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of VCB and others, reasonably satisfactory in form and substance to such counsel.

(d)          No Material Adverse Effect. No Material Adverse Effect with respect to EVBS and EVB shall have occurred.

(e)           Other Actions. EVBS and EVB shall have furnished VCB with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as VCB may reasonably request.

7.03       Conditions to Obligations of EVBS and EVB.

The obligation of EVBS and EVB to consummate the Merger is also subject to the fulfillment, or written waiver by EVBS prior to the Effective Date, of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of VCB set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date; provided, however, that the representations and warranties in Section 5.03(r)(ii) shall speak of the last day of the month immediately preceding the Effective Date), and EVBS shall have received a certificate, dated the Effective Date, signed on behalf of VCB by the Chief Executive Officer and the Chief Financial Officer of VCB to such effect.

(b)           Performance of Obligations of VCB. VCB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and EVBS shall have received a certificate, dated the Effective Date, signed on behalf of VCB by the Chief Executive Officer and the Chief Financial Officer of VCB to such effect.

(c)           No Material Adverse Effect. No Material Adverse Effect with respect to VCB shall have occurred.

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(d)          Tax Opinion. EVBS shall have received the written opinion of Troutman Sanders LLP, in form and substance reasonably satisfactory to EVBS, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering any such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of EVBS and others, reasonably satisfactory in form and substance to such counsel.

(e)           Support and Non-Competition Agreements. All of the directors of VCB shall have, concurrently with the execution of this Agreement, entered into a Support and Non-Competition Agreement in substantially the form attached hereto as Annex B, and all such Support and Non-Competition Agreements remain in full force and effect.

(f)           Other Actions. VCB shall have furnished EVBS and EVB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as EVBS may reasonably request.

Article VIII
TERMINATION

8.01       Termination.

This Agreement may be terminated, and the Transaction may be abandoned, at any time prior to the Effective Time:

(a)          Mutual Consent. By the mutual consent in writing of EVBS, EVB and VCB.

(b)          Breach; Failure of Conditions.

(i)        Provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained herein, by EVBS and EVB or VCB, as applicable, in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and (ii) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Section 7.02(a) or (b) or 7.03(a) or (b), as the case may be.

(ii)       Provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, by EVBS and EVB or VCB, as applicable, if the conditions set forth in Section 7.02 or Section 7.03, as applicable, (A) have not been satisfied by EVBS and EVB or VCB, as applicable, within five Business Days of the satisfaction of the last condition set forth in Section 7.01 that is required to be satisfied (and cannot be, or have not been cured by EVBS and EVB or VCB, as applicable, within 30 days after the giving of written notice of such failure) and (B) have not been waived by EVBS and EVB or VCB, as applicable.

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(c)          Delay. By EVBS and EVB or VCB, in the event that the Merger is not consummated by March 31, 2015, except to the extent that the failure of the Merger then to be consummated by such date shall be due to (i) the failure of the party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the covenants and agreements of such party set forth in this Agreement or (ii) the failure of any party to a Support and Non-Competition Agreement (if VCB is the party seeking to terminate) to perform or observe his or her covenants and agreements under the relevant Support and Non-Competition Agreement.

(d)          No Regulatory Approval. By EVBS and EVB or VCB in the event that the approval of any Governmental Authority required for consummation of the Merger and the Transaction shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.

(e)          No VCB Shareholder Approval. By either EVBS and EVB or VCB, if any approval of the shareholders of VCB contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the VCB Meeting or at any adjournment thereof.

(f)           VCB’s Failure to Recommend; Etc. By EVBS and EVB if (i) VCB shall have materially breached the provisions of Section 6.07 in any respect, (ii) the VCB Board shall have failed to make its recommendation referred to in Section 6.02(a), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of EVBS, or (iii) VCB shall have materially breached its obligations under Section 6.02(a) by failing to call, give notice of, convene and hold the VCB Meeting in accordance with Section 6.02(a).

(g)          Certain Tender or Exchange Offers. By EVBS and EVB if a tender offer or exchange offer for 20% or more of the outstanding shares of VCB Common Stock is commenced (other than by EVBS or a Subsidiary thereof), and the VCB Board recommends that the shareholders of VCB tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten Business Day period specified in Rule 14e-2(a) under the Exchange Act.

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(h)          Superior Proposal. By VCB, if the VCB Board so determines by a vote of the majority of the members of its entire board, at any time prior to the VCB Meeting, in order to concurrently enter into an agreement with respect to a Superior Proposal that was received and considered by VCB in compliance with Section 6.02 and Section 6.07; provided, that VCB has paid the Termination Fee to EVBS.

8.02       Effect of Termination and Abandonment.

(a)           In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) this Section 8.02, Section 6.06(c) and Article IX shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary, neither EVBS nor VCB shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

(b)           The parties hereto agree that VCB shall pay EVBS the sum of $490,000 (the “Termination Fee”) if this Agreement is terminated as follows:

(i)        if this Agreement is terminated by EVBS pursuant to Section 8.01(f) or 8.01(g), VCB shall pay the entire Termination Fee to EVBS on the second Business Day following the termination of this Agreement;

(ii)       if this Agreement is terminated by (A) EVBS pursuant to Section 8.01(b)(i), (B) either EVBS or VCB pursuant to Section 8.01(c) and at the time of such termination no vote of the VCB shareholders contemplated by this Agreement at the VCB Meeting shall have occurred or (C) by either EVBS or VCB pursuant to Section 8.01(e), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of VCB or the VCB Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal, or reiterated a previously expressed plan or intention to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of VCB contemplated by this Agreement at the VCB Meeting, in the case of clause (C), or the date of termination, in the case of clause (A) or (B), then (1) if within twelve months after such termination VCB enters into an agreement with respect to an Acquisition Proposal, then VCB shall pay to EVBS the Termination Fee on the date of execution of such agreement (regardless of whether such Acquisition Proposal is consummated before or after the termination of this Agreement), and (2) if an Acquisition Proposal is consummated otherwise than pursuant to an agreement with VCB within fifteen months after the termination of this Agreement, then VCB shall pay to EVBS the Termination Fee on the date such Acquisition Proposal is consummated; or

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(iii)      if this Agreement is terminated by VCB pursuant to Section 8.01(h), VCB shall pay the entire Termination Fee to EVBS prior to or concurrent with the termination of this Agreement.

(c)           VCB and EVBS agree that the agreement contained in paragraph (b) above is an integral part of the transactions contemplated by this Agreement, that without such agreement EVBS would not have entered into this Agreement, and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by VCB. If VCB fails to pay EVBS the amounts due under paragraph (b) above within the time periods specified in such paragraph (b), VCB shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by EVBS in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided EVBS prevails on the merits, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. If this Agreement is terminated and a Termination Fee is payable by VCB to EVBS pursuant to this Section 8.02, the Termination Fee and any fees and expenses awarded pursuant to this Section 8.02(c) shall be EVBS’s sole and exclusive remedies.

Article IX
MISCELLANEOUS

9.01       Survival.

No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(c) and 8.02 and this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

9.02       Waiver; Amendment.

Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the VCB Meeting no amendment shall be made that by law requires further approval by the shareholders of VCB without obtaining such approval.

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9.03       Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.04       Governing Law.

This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such State.

9.05       Expenses.

Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided further that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or willful breach of any provision of this Agreement.

9.06       Notices.

All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, by facsimile (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to VCB to:

Virginia Company Bank

11801 Merchants Walk
Newport News, Virginia 23606

Attention: Mark C. Hanna, President and Chief Executive Officer

Fax: (757) 596-6331

With a copy to:

Williams Mullen

222 Central Park Avenue, Suite 1700

Virginia Beach, Virginia 23462

Attention: John M. Paris, Jr., Esq.

Fax: (757) 473-0395

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If to EVBS or EVB to:

Eastern Virginia Bankshares, Inc.
330 Hospital Road
Tappahannock, Virginia 22560
Attention: Joe A. Shearin, President and Chief Executive Officer
Fax: (804) 445-1047

With a copy to:

Troutman Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219

Attention: Jacob A. Lutz, III, Esq.
Fax: (804) 698-6014

9.07       Entire Understanding; No Third Party Beneficiaries.

This Agreement, the Support and Non-Competition Agreements and the Confidentiality Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement, the Support and Non-Competition Agreements and the Confidentiality Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce EVBS’s obligation under Section 6.09, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08       Severability.

Except to the extent that application of this Section 9.08 would have a Material Adverse Effect on VCB, EVBS or EVB, any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

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9.09       Enforcement of the Agreement.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

9.10       Interpretation.

When a reference is made in this Agreement to Sections, Annexes, Exhibits or Schedules, such reference shall be to a Section of, Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

9.11       Assignment.

No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

EASTERN VIRGINIA BANKSHARES, INC.

By:	/s/ Joe A. Shearin
Name:	Joe A. Shearin
Title:	President and Chief Executive Officer

EVB

By:	/s/ Joe A. Shearin
Name:	Joe A. Shearin
Title:	President and Chief Executive Officer

VIRGINIA COMPANY BANK

By:	/s/ Mark C. Hanna
Name:	Mark C. Hanna
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Reorganization]

ANNEX A

PLAN OF MERGER

BETWEEN

EVB

AND

VIRGINIA COMPANY BANK

PURSUANT TO THIS PLAN OF MERGER (this “Plan of Merger”), Virginia Company Bank, a Virginia-chartered commercial bank (“VCB”), shall merge with and into EVB, a Virginia-chartered commercial bank and wholly-owned subsidiary of Eastern Virginia Bankshares, Inc., a Virginia corporation (“EVBS”).

ARTICLE 1

TERMS OF THE MERGER

1.01        The Merger. Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of May 29, 2014, among EVBS, EVB and VCB (the “Agreement”), at the Effective Time (as defined below), VCB shall be merged with and into EVB (the “Merger”) in accordance with the provisions of the Virginia Stock Corporation Act (the “VSCA”), and with the effect set forth in Section 13.1-721 of the VSCA. The separate corporate existence of VCB thereupon shall cease, and EVB shall be the surviving corporation in the Merger (the “Surviving Bank”). The Merger shall become effective on such date and at such time as may be determined in accordance with Section 2.02(a) of the Agreement, upon the issuance of a certificate of merger by the Virginia State Corporation Commission (the “SCC”) or at such later time as may be agreed to by EVBS, EVB and VCB in writing and specified in the articles of merger (the “Effective Time”).

1.02        Name. The name of the Surviving Bank shall be “EVB.” The main office of the Surviving Bank shall be the main office of EVB immediately prior to the Effective Time.

1.03        Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of the Surviving Bank immediately after the Merger shall be the Articles of Incorporation, as amended, of EVB (the “EVB Articles”) and the Bylaws, as amended, of EVB (the “EVB Bylaws”) as in effect immediately prior to the Effective Time.

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1.04        Directors and Executive Officers. The directors of EVB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the EVB Articles and EVB Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. Immediately prior to the Effective Time, EVB shall take all action necessary to appoint one individual who is a director of VCB on the date of the Agreement and who is chosen by EVB after consultation with VCB to the board of directors of the Surviving Bank, to be effective as soon as reasonably practicable following the Effective Time. The officers of EVB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the EVB Articles and the EVB Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer. Immediately prior to the Effective Time, EVB shall take all action necessary to appoint the President and Chief Executive Officer of VCB as President of Peninsula Region of the Surviving Bank, to be effective as soon as reasonably practicable following the Effective Time.

1.05        Authorized Capital Stock. Each share of common stock of EVB, $1,250.00 par value per share (“EVB Common Stock”) issued and outstanding immediately prior to the Effective Time shall be unchanged by the Merger and shall remain issued and outstanding. At the Effective Time, each share of common stock of VCB, $5.00 par value per share (“VCB Common Stock”) issued and outstanding immediately prior to the Effective Time and each share of VCB Preferred Stock (as defined below) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, and each certificate previously representing shares of VCB Common Stock or VCB Preferred Stock (a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration (as defined below) in accordance with Article 2 of this Plan of Merger.

1.06        Effect of the Merger. At the Effective Time, the Merger will have the effect set forth in Section 13.1-721 of the VSCA. At the Effective Time, the separate existence of VCB shall cease and the corporate existence of EVB, as the Surviving Bank, shall continue unaffected and unimpaired by the Merger; and the Surviving Bank shall be deemed to be the same business and corporate entity as each of VCB and EVB prior to the Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of VCB shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of VCB shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank; provided, however, that the Surviving Bank shall not, through the Merger, acquire power to engage in any business or to exercise any right, privilege or franchise which is not conferred on the Surviving Bank by the Code of Virginia or applicable regulations. At the Effective Time, each Certificate previously representing shares of VCB Common Stock shall thereafter represent only the right to receive the Merger Consideration in accordance with Article 2 of this Plan of Merger.

ARTICLE 2

MERGER CONSIDERATION; EXCHANGE PROCEDURES

2.01        Conversion of Shares. Subject to this Article 2, at the Effective Time, by virtue of the Merger and without any action on the part of EVBS, EVB, VCB or the holder any of the shares thereof:

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(a)       EVB Common Stock. Each share of EVB Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

(b)       Excluded Shares. All shares of VCB Common Stock and VCB Preferred Stock owned directly or indirectly by EVBS or EVB or any of EVBS’s EVB’s or VCB’s respective wholly owned subsidiaries (other than shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) shall be canceled and retired and shall not represent capital stock of the Surviving Bank and shall not be exchanged for the Merger Consideration. Shares of VCB Common Stock and VCB Preferred Stock that are canceled and retired pursuant to this Section 2.01(b) are hereinafter referred to as the “Excluded Shares”.

(c)       Merger Consideration. (i) Subject to the election procedures in Section 2.02(b) and Section 2.02(c) and any adjustments pursuant to Section 2.02(e), at the Effective Time each share of VCB Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive either:

(A)       $6.25 in cash without interest (such per share amount is hereinafter referred to as the “Cash Consideration”); or

(B)       0.9259 (the “Conversion Ratio”) validly issued, fully paid and nonassessable shares of EVBS Common Stock (such per share amount, together with any cash in lieu of fractional shares of EVBS Common Stock to be paid pursuant to Section 2.02(k), is hereinafter referred to as the “Stock Consideration”).

(ii)       each share of fixed rate non-cumulative perpetual preferred stock, Series A, par value $5.00 per share, of VCB (“VCB Series A Preferred Stock”) issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive one share of [EVBS Series A-2 Preferred Stock], and each share of fixed rate non-cumulative perpetual preferred stock, Series B, par value $5.00 per share, of VCB (“VCB Series B Preferred Stock”, and together with the VCB Series A Preferred Stock, the “VCB Preferred Stock”) issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive one share of [EVBS Series A-3 Preferred Stock] (the “Preferred Consideration”).

“Merger Consideration” with respect to a given share of VCB Common Stock shall mean either the Cash Consideration or the Stock Consideration and with respect to VCB Preferred Stock shall mean the Preferred Consideration. At the Effective Time, each share of VCB Common Stock and each share of VCB Preferred Stock shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of Certificates shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender of the Certificates in accordance with Section 2.02.

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2.02        Exchange and Proration Procedures.

(a)           Exchange Agent. EVBS shall appoint an exchange agent (the “Exchange Agent”) for the purpose of exchanging Certificates for the Merger Consideration. At or prior to the Effective Time, EVBS shall (i) for the benefit of the holders of VCB Common Stock and for exchange in accordance with this Article 2, (A) deposit, or cause to be deposited, with the Exchange Agent an amount of cash necessary to pay the Cash Consideration and cash in lieu of fractional shares pursuant to Section 2.02(k) and (B) duly authorize and direct issuance by the Exchange Agent of evidence of a book-entry representing the shares of EVBS Common Stock that constitute the Stock Consideration, and (ii) for the benefit of the holders of VCB Preferred Stock and for exchange in accordance with this Article 2, to the extent applicable, duly authorize and direct issuance by the Exchange Agent of evidence of a book-entry representing the shares of Series A-2 EVBS Preferred Stock or Series A-3 EVBS Preferred Stock (as applicable, the “EVBS New Preferred Stock”) that constitute the Preferred Consideration.

(b)           Form of Election; Election Deadline. EVBS shall prepare and file as an exhibit to the Registration Statement (as defined in the Agreement) a form of election, in such form and containing such provisions as EVBS and VCB shall mutually agree (collectively, the “Form of Election”) and other appropriate and customary transmittal materials (the “Letter of Transmittal”). The Form of Election shall permit each person who, at or prior to the Election Deadline (as defined below), is a record holder (or, in the case of nominee record holders, the beneficial owner, through proper instructions and documentation) of any share of VCB Common Stock (other than Excluded Shares) to specify whether such holder’s shares of VCB Common Stock shall be converted into the right to receive the Stock Consideration or the Cash Consideration. The Form of Election shall specify that delivery of the Form of Election shall be effected only upon proper delivery of the completed Form of Election to the Exchange Agent. The Letter of Transmittal shall specify that delivery of the Letter of Transmittal, and title and risk of loss with respect to Certificates shall be effected only upon proper delivery of the completed Letter of Transmittal and, subject to Section 2.02(j), the Certificates to the Exchange Agent. VCB shall mail the Form of Election and the Letter of Transmittal to all persons who are record holders of shares of VCB Common Stock as of the record date for the special meeting of VCB’s shareholders to consider and vote upon the approval of the Agreement and the Plan of Merger (the “VCB Meeting”) and shall use commercially reasonable efforts to make the Form of Election and the Letter of Transmittal available to all persons who become holders of shares of VCB Common Stock during the period between the record date for the VCB Meeting and the Election Deadline. As used in this Plan of Merger, “Election Deadline” means 5:00 p.m., Eastern time, on the date that is two business days immediately preceding the Closing Date (or on such other date as the parties hereto mutually agree).

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(c)           Submission of Elections. An election by a holder of VCB Common Stock shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, a Form of Election reflecting the holder’s election to receive either all Cash Consideration (a “Cash Election”) or all Stock Consideration (a “Stock Election”) or a mixture of Cash Consideration and Stock Consideration (a “Mixed Election” and each of a Cash Election, a Stock Election and a Mixed Election, an “Election”), which is properly completed, signed and accompanied by the Letter of Transmittal and Certificates representing the shares of VCB Common Stock to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934); provided, that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery or, in the case of lost, stolen or destroyed Certificates, compliance with Section 2.02(j) prior to submission of the Election related to such lost, stolen or destroyed Certificates). All Elections shall be unconditional and irrevocable. After an Election is properly made with respect to any share of VCB Common Stock, no further registration of transfer of such share shall be made on the stock transfer books of VCB. Each share of VCB Common Stock that is not (x) an Excluded Share or (y) a share of VCB Common Stock with respect to which a Cash Election or a Stock Election has been properly made shall be converted into the right to receive Stock Consideration.

(d)          Announcement of Election Deadline. EVBS and VCB shall publicly announce the anticipated date of the Election Deadline at least five business days prior to the anticipated date for closing the Merger (the “Closing Date”). If the Closing Date is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date, and EVBS and VCB shall promptly announce any such delay and, when determined, the rescheduled Election Deadline.

(e)           Proration of Elections. Notwithstanding anything in this Plan of Merger to the contrary:

(i)        With respect to all shares of VCB Common Stock (other than the Excluded Shares) issued and outstanding immediately prior to the Effective Time:

(A)       the number of shares of VCB Common Stock that shall be converted into the right to receive the Cash Consideration shall be limited to 25% of the shares of VCB Common Stock (the “Cash Conversion Number”); and

(B)        the remainder of the shares of VCB Common Stock shall be converted into the right to receive the Stock Consideration.

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(ii)       If the aggregate number of Cash Electing VCB Shares (such number of shares, the “Cash Election Number”) exceeds the Cash Conversion Number, then the number of Cash Electing VCB Shares of each shareholder of VCB that shall be converted into the right to receive an amount per share equal to the Cash Consideration shall be equal to the product obtained by multiplying (x) the number of Cash Electing VCB Shares of such shareholder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number, and the remaining number of such holder’s Cash Electing VCB Shares shall be converted into the right to receive the Stock Consideration. In no event shall EVBS pay Cash Consideration in an amount that would jeopardize the ability of the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

(f)           Exchange Agent Determinations. The good faith determination of the Exchange Agent (or the joint determination of EVBS and VCB, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Elections shall have been properly made pursuant to this Section 2.02 and as to when Elections were received by the Exchange Agent. The Exchange Agent shall have reasonable discretion to disregard immaterial defects in the Forms of Election. The Exchange Agent (or EVBS and VCB jointly, in the event that the Exchange Agent declines to make the following computations) shall also make all computations as to the proration contemplated by Section 2.02(e), and absent manifest error such computations shall be conclusive and binding on EVBS, VCB and all holders of VCB Common Stock. The Exchange Agent may, with the written agreement of EVBS, make any rules that are consistent with this Section 2.02 for the implementation of the Elections provided for in this Plan of Merger and necessary or desirable to effect the Elections.

(g)           Surrender of Certificates. Subject to Section 2.02(j), all Certificates must be surrendered to the Exchange Agent within twelve months of the Effective Time. In the event that any former shareholder of VCB shall not have properly surrendered his or her Certificates within such period, the shares of EVBS Common Stock or EVBS New Preferred Stock that would otherwise have been issued to such shareholder may, at the option of EVBS, be sold and the net proceeds of such sale, together with any Cash Consideration or cash in respect of fractional shares and any previously accrued dividends, shall be held by EVBS for such shareholder’s benefit in a non-interest bearing deposit account at EVB or another depository institution, the deposits of which are insured by the FDIC, chosen by EVBS in its discretion, and the sole right of such shareholder shall be the right to receive any shares of EVBS Common Stock or EVBS New Preferred Stock, as applicable, which have not been so sold, and to collect cash in such account, without interest. Subject to all applicable laws of escheat, such amounts shall be paid to such former shareholder of VCB, without interest, upon proper surrender of his or her Certificates.

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(h)          Rounding. All dollar amounts payable to any shareholder as a result of the payment of cash in lieu of fractional shares pursuant to Section 2.02(k) will be rounded to the nearest whole cent (with one-half cent being rounded upward), based on the aggregate amount payable for all shares of VCB Common Stock registered in such shareholder’s name.

(i)            Rights of Shareholders. (i) Following the Effective Time, Certificates which formerly represented shares of VCB Common Stock which are to be converted into the Stock Consideration shall be deemed for all purposes to represent the number of whole shares of EVBS Common Stock into which they have been converted, except that until exchanged in accordance with the provisions of this Section 2.02, the holders of such shares shall not be entitled to receive dividends or other distributions or payments in respect of EVBS Common Stock, and following any such exchange, such dividends or other distributions or payments shall be remitted to such holder without interest.

(ii)       Following the Effective Time, Certificates which formerly represented shares of VCB Preferred Stock shall be deemed for all purposes to represent the number of whole shares of EVBS New Preferred Stock into which they have been converted, except that until exchanged in accordance with the provisions of this Section 2.02, the holders of such shares shall not be entitled to receive dividends or other distributions or payments in respect of EVBS New Preferred Stock, and following any such exchange, such dividends or other distributions or payments shall be remitted to such holder without interest.

(j)            Lost, Stolen or Destroyed Certificates. If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by EVBS, the posting by such person of a bond, in such reasonable amount as EVBS may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of VCB Common Stock or VCB Preferred Stock represented by such Certificate.

(k)           No Fractional Shares. No fractional shares of EVBS Common Stock shall be issued in respect of shares of VCB Common Stock that are to be converted in the Merger into the right to receive the Stock Consideration. Each holder of a Certificate with respect to VCB Common Stock (other than holders of Certificates representing Excluded Shares) shall be entitled to receive in lieu of any fractional share of EVBS Common Stock to which such holder would otherwise have been entitled pursuant to Section 2.01(c)(i)(B) an amount in cash (without interest), rounded to the nearest whole cent (with one-half cent being rounded upwards), equal to the product obtained by multiplying (i) the fractional share of EVBS Common Stock to which such holder would otherwise be entitled (after taking into account all shares of VCB Common Stock held by such holder immediately prior to the Effective Time and the provisions of Section 2.02(e)) by (ii) $6.75.

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(l)            Anti-dilution Provisions. If, on or after the date of the Agreement and prior to the Effective Time, EVBS splits, combines into a smaller number of shares, or issues by reclassification any shares of EVBS Common Stock, then the Stock Consideration and any dependent items shall be appropriately adjusted to provide to the holders of VCB Common Stock the same economic effect as contemplated by this Plan of Merger prior to such action, and as so adjusted shall, from and after the date of such event, be the Stock Consideration or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

2.03        Withholding Rights.

EVBS (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Plan of Merger to any holder of shares of VCB Common Stock such amounts as EVBS is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Plan of Merger as having been paid to the holder of VCB Common Stock in respect of which such deduction and withholding was made by EVBS.

2.04        VCB Options.

Each option to acquire VCB Common Stock (a “VCB Option”) that is outstanding and unexercised immediately prior to the Effective Time shall at the Effective Time cease to represent a right to acquire shares of VCB Common Stock and, without any action on the part of the holder of such VCB Option, shall be exchanged for a cash amount equal to the number of shares of VCB Common Stock subject to such VCB Option immediately prior to the Effective Time multiplied by the difference of $6.25 and the per share exercise price. Notwithstanding anything in the preceding sentence, each VCB Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the VCB Option within the meaning of Section 424(h) of the Code. EVBS and VCB agree to take all necessary steps to the effect the foregoing provisions of this Section 2.04.

ARTICLE 3

AMENDMENT; ABANDONMENT

3.01        Amendment. Subject to the terms of the Agreement, this Plan of Merger may be amended by the Boards of Directors of EVBS, EVB and VCB at any time prior to the Effective Time; provided, however, that any amendment made subsequent to the approval of this Plan of Merger by the shareholders of VCB shall not:

(a)       alter or change the amount or kind of securities, eligible interests, obligations, rights to acquire shares, other securities or eligible interest, cash or other property or rights to be received under this Plan of Merger by holders of shares of VCB Common Stock or VCB Preferred Stock;

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(b)       alter or change any of the other terms or conditions of this Plan of Merger if the change would adversely affect holders of shares of VCB Common Stock or VCB Preferred Stock in any material respect; or

(c)       alter or change any term of the Articles of Incorporation of the Surviving Bank, except as permitted by Section 13.1-706 of the VSCA.

3.02        Abandonment. At any time prior to the Effective Time, the Merger may be abandoned, subject to the terms of the Agreement, without further shareholder action in the manner determined by the Boards of Directors of EVBS, EVB and VCB. Written notice of such abandonment shall be filed with the SCC prior to the Effective Time.

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ANNEX B

FORM OF SUPPORT AND NON-COMPETION AGREEMENT

This Agreement, made as of this ___ day of May, 2014, between Eastern Virginia Bankshares, Inc., a Virginia corporation (“EVBS”), and the shareholder of Virginia Company Bank, a Virginia corporation (“VCB”), identified on the signature page hereto in such Shareholder’s capacity as a shareholder of VCB (the “Shareholder”).

WHEREAS, EVBS, EVB and VCB have entered into an Agreement and Plan of Reorganization dated as of the date hereof (the “Merger Agreement”) pursuant to which all of the outstanding shares of VCB Common Stock will be exchanged for a combination of shares of EVBS Common Stock and cash in accordance with the terms of the Merger Agreement; and

WHEREAS, the Shareholder owns or possesses the sole right to vote, or direct the voting of, and the sole power to dispose of, or to direct the disposition of, the number of shares of VCB Common Stock as set forth on the signature page hereto (the “Covered Shares”); and

WHEREAS, the Shareholder has the right to acquire pursuant to the exercise of VCB Options the number of shares of VCB Common Stock as set forth on the signature page hereto; and

WHEREAS, as a material inducement for EVBS to enter into the Merger Agreement and consummate the transactions contemplated thereby, the Shareholder has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Representations and Warranties of Shareholder. The Shareholder represents and warrants as follows: That he/she is now, and at all times until the Effective Time of the Merger will be, the sole owner, of record or beneficially, or possesses and will possess the sole right to vote or direct the voting of all of the Covered Shares, and possesses or will possess the sole power to dispose of or direct the disposition of all of the Covered Shares. The Shareholder has, and through the Effective Time will continue to have, the sole right and power to vote and/or dispose of, or to direct the voting or disposition of, all of the Covered Shares. The Shareholder has full right, power and authority to enter into, deliver and perform this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, and is enforceable in accordance with its terms.

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2. Support of Shareholder; Covenants of Shareholder. (a) The Shareholder agrees that he/she shall cause the Covered Shares to be present at the VCB Meeting and at such meeting shall vote, or cause to be voted, the Covered Shares in favor of the Merger Agreement and the transactions contemplated thereby, until this Agreement terminates as provided in Section 2(f) herein, unless: (i) EVBS is in material default with respect to a material covenant, representation, warranty or agreement made by it in the Merger Agreement or (ii) in accordance with Section 6.02 of the Merger Agreement, the Board of Directors of VCB has failed to make, withdrawn, qualified, modified or otherwise changed (or publicly proposed or resolved to do the foregoing) its recommendation to VCB shareholders.

(b) The Shareholder agrees that until the termination of this Agreement as provided in Section 2(f ) herein, that he/she shall not, without the prior written consent of EVBS, directly or indirectly tender or permit the tender into any tender or exchange offer, or sell, transfer, hypothecate, grant a security interest in or otherwise dispose of or encumber any of the Covered Shares, or any options to acquire VCB Common Stock issued and outstanding, provided that this restriction shall not apply to shares that are hypothecated or as to which a security interest already has been granted as of the date hereof. Notwithstanding the foregoing, in the case of any transfer by operation of law subsequent to the date hereof, this Agreement shall be binding upon and inure to the transferee.

(c) The Shareholder agrees that he/she will not make any statement, written or oral, to the effect that he/she does not support the Merger or that other shareholders of VCB should not support the Merger, except as permitted in Section 6.02 of the Merger Agreement.

(d) The Shareholder agrees that he/she shall not, and he/she shall not authorize, direct, induce, or encourage any other person, including but not limited to any holder of VCB Common Stock, or any officer, employee or director of VCB to, solicit from any third party any inquiries or proposals relating to the disposition of VCB’s business or assets or the acquisition of VCB’s voting securities, or the merger of VCB with any person other than EVBS or any subsidiary of EVBS, or except as provided in Section 6.02 of the Merger Agreement: (i) provide any such person with information or assistance or negotiate or (ii) conduct any discussions with any such person in furtherance of such inquiries or to obtain a proposal.

(e) The Shareholder agrees that he/she shall not, without the prior written consent of EVBS, sell on the OTC Markets, or submit an offer to sell on the OTC Markets, or otherwise directly or indirectly sell, transfer or dispose of (other than by an exercise), any Covered Shares or any options, warrants, rights or other securities convertible into or exchangeable for shares of VCB Common Stock prior to the Effective Time of the Merger.

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(f) The obligations and covenants of Shareholder contained in Section 2 of this Agreement shall terminate upon the earlier to occur of: (a) the termination of the Merger Agreement by any of the parties thereto, provided that such termination shall not be in violation of any provision of the Merger Agreement; or (b) the Effective Time of the Merger.

3. Additional Shares and Options. Notwithstanding anything to the contrary contained herein, this Agreement shall apply to all shares of VCB Common Stock which the Shareholder currently has the sole right and power to vote and dispose of, or to direct the voting or disposition of, and all such shares of VCB Common Stock as to which the Shareholder may hereafter acquire the sole right and power to vote and dispose of, or to direct the voting or disposition of, and all VCB Options which the Shareholder may currently own or hereafter acquire.

4. Non-Competition and Non-Solicitation. (a) From and after the Effective Time until the date which is 18 months after the Effective Time (the “Covenant Period”), the Shareholder shall not, directly or indirectly:

       (i) serve as a member of the board of directors (including any advisory board) of any financial institution, or the direct or indirect holding company or any subsidiary of such financial institution, with an office or branch located within a 35 mile radius of any office or branch of EVBS, EVB or VCB at the date hereof or the Effective Time (the “Covered Area”); or

       (ii) serve on the board of any company with an office or branch in the Covered Area that provides any of the products or services provided at the date hereof or the Effective Time by EVBS, EVB, or any subsidiary or affiliate thereof; or

       (iii) solicit to employ or engage the services of any of the officers or employees of EVBS or EVB (including former employees of VCB) (other than such officers or employees who have been terminated by EVBS, EVB or VCB prior to such solicitation or engagement by the Shareholder), or initiate or maintain contact with any officer, director or employee of EVBS or EVB (including former employees of VCB) regarding the business, operations, prospects or finances of EVBS or EVB, except for conversations with employees of EVBS or EVB that are necessary to conduct routine banking business or transactions; or

       (iv) solicit customers of EVBS, EVB or any subsidiary or affiliate thereof by or on behalf of any bank or provider of any of the products or services offered by EVBS, EVB or any subsidiary or affiliate thereof.

(b) The restrictions set forth in Section 4(a) of this Agreement shall not apply to service as a director, officer, employee or member of an advisory board of EVBS or EVB.

(c) In the event of a breach or violation of Section 4(a) of this Agreement by the Shareholder, the running of the Covenant Period shall be tolled during the continuance of such breach or violation, and the Covenant Period shall be extended by the period of time for which such breach or violation was continuing.

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5. Governing Law. This Agreement shall be governed in all respects by the law of the Commonwealth of Virginia, without regard to the conflict of laws principles thereof.

6. Assignment; Successors. This Agreement may not be assigned by the Shareholder without the prior written consent of EVBS. The provisions of this Agreement shall be binding upon and, shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

7. Scope of Agreement. The parties hereto acknowledge and agree that this Agreement shall not confer upon EVBS any right or ability to acquire the shares of VCB Common Stock other than in connection with the Merger. The parties hereto acknowledge and agree that this Agreement does not constitute an agreement or understanding of the Shareholder in his/her capacity as a director or officer of VCB.

8. Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

9. Subject Matter; Remedies. The parties hereto agree that the subject matter of this Agreement is unique and that the damages accruing to the parties hereto as a result of a breach hereof are not readily subject to calculation, and that the failure of any party to perform hereunder will result in irreparable damage to the other parties, and that specific performance of the obligations of the parties hereto is an appropriate and authorized remedy for a breach hereof, in addition to any other remedies, at law or in equity, which the parties may have for such breach.

10. Amendment, Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto which expressly states its intention to amend this Agreement. No provision of this Agreement may be waived, except by an instrument in writing, executed by the waiving party, expressly indicating an intention to effect a waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. Defined Terms. Capitalized terms used and not defined herein and defined in the Merger Agreement shall have the meaning ascribed to them in the Merger Agreement.

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12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first above written.

EASTERN VIRGINIA BANKSHARES, INC.

By:
Name:	Joe A. Shearin
Title:	President and Chief Executive Officer

SHAREHOLDER

Name:

Shares as to which Shareholder has sole Voting and Dispositive Power:

Options held by Shareholder:

[Signature Page to Support and Non-Competition Agreement]

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Schedule I

List of Deposit Taking Offices of the Surviving Bank

Deposit Taking Offices of EVB, as of May 29, 2014

1.	Ashland Office

201 North Washington Hwy.

Ashland, VA 23005

2.	Broad Street Office

8821 West Broad Street

Richmond, VA 23294

3.	Burgess Office

14954 Northumberland Hwy.

Burgess, VA 22432

4.	Callao Office

110 Northumberland Hwy.

Callao, VA 22435

5.	Central Garage Office

20 Commerce Lane

King William, VA 23086

6.	Colonial Heights Office

3012 Boulevard

Colonial Heights, VA 23834

7.	Courtland Office

22241 Main Street

Courtland, VA 23837

8.	Courtland Drive In

22510 Linden Street

Courtland, VA 23837

9.	Deltaville Office

16273 General Puller Hwy.

Deltaville, VA 23043

Sch. I-1

10.	Essex Square Office

1665 Tappahannock Boulevard

Tappahannock, VA 22560

11.	Gloucester Office

7132 George Washington Mem. Hwy.

Gloucester, VA 23061

12.	Gloucester Point Office

1953 George Washington Mem. Hwy.

Gloucester Point, VA 23062

13.	Hartfield Office

11290 General Puller Hwy.

Hartfield, VA 23071

14.	Heathsville Office

6958 Northumberland Hwy.

Heathsville, VA 22473

15.	Kilmarnock Office

437 North Main Street

Kilmarnock, VA 22482

16.	Kings Charter Office

9495 Charter Gate Drive

Mechanicsville, VA 23116

17.	Quinton Office

2599 New Kent Highway

Quinton, VA 23141

18.	Surry Office

176 Colonial Trail, East

Surry, VA 23883

19.	Tappahannock Office

307 Church Lane

Tappahannock, VA 22560

20.	Urbanna Office

291 Virginia Street

Urbanna, VA 23175

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21.	Waverly Office

209 West Main Street

Waverly, VA 23890

22.	Waverly Drive In

233 South County Drive

Waverly, VA 23890

23.	Windmill – Mechanicsville Office

8123 Mechanicsville Turnpike

Mechanicsville, VA 23111

Deposit Taking Offices of Virginia Company Bank, as of May 29, 2014

1.	Newport News Office

11801 Merchants Walk

Newport News, VA 23606

2.	Williamsburg Office

1430 Building 12 High Street

Williamsburg, VA 23185

3.	Hampton Office

2198 Coliseum Drive

Hampton, VA 23666

Sch. I-3